Filed Pursuant to Rule 424(B)(2)

Registration No. 333-60474
PROSPECTUS SUPPLEMENT
(To prospectus dated June 14, 2001)

$750,000,000 PIESSM

(Premium Income Exchangeable SecuritiesSM)

LEHMAN BROTHERS HOLDINGS INC.

6 1/4% Exchangeable Notes Due October 15, 2007

(Subject to exchange into shares of common stock of General Mills, Inc.)

This is an offering by Lehman Brothers Holdings Inc. of $750,000,000 aggregate principal amount of its 6 1/4% Exchangeable Notes Due October 15, 2007, or PIES.

Holders of the PIES will receive on each January 15, April 15, July 15 and October 15 beginning on January 15, 2005 and ending on October 15, 2007, coupon payments at a rate of 6 1/4% per annum on the principal amount of $25 per PIES. Under certain circumstances, we will have the option to defer coupon payments until the maturity of the PIES, at which time we may elect to cancel such coupons.

At maturity, we will exchange your PIES for shares of common stock of General Mills, Inc., which we refer to as General Mills, the cash equivalent of those shares or a combination of shares and cash. The number of shares of General Mills common stock or amount of cash you will receive will depend upon the price of General Mills common stock on each of the 20 trading days beginning on September 10, 2007, which is the 25th trading day prior to the maturity date. On each of those 20 trading days, a formula will be applied to that day’s closing price for the General Mills common stock, and the results of the 20 days’ calculations will be added to determine the total number of shares of General Mills common stock (or their cash equivalent) that you will receive on the maturity date. Under that formula, subject to adjustment:

•	for each of those 20 trading days on which the closing price for General Mills common stock is more than $54.24 per share, you will receive, for each $25 principal amount of PIES you own, a fraction of a share of General Mills common stock equal to the result of multiplying 1/20th of 0.5531 share of General Mills common stock by 0.8333;

•	for each of those 20 trading days on which the closing price for General Mills common stock is more than $45.20 per share but less than or equal to $54.24 per share, you will receive, for each $25 principal amount of PIES you own, a fraction of a share of General Mills common stock equal to the result of multiplying 1/20th of 0.5531 share of General Mills common stock by the result of dividing $45.20 by the closing price for General Mills common stock on such trading day; and

•	for each of those 20 trading days on which the closing price for General Mills common stock is $45.20 per share or less, you will receive 1/20th of 0.5531 share of General Mills common stock for each $25 principal amount of PIES you own.

As a result, on the maturity date you will receive a total of between 0.5531 of one share and 0.4609 of one share of General Mills common stock or their cash equivalent for each $25 principal amount of PIES you own. We will have the option to pay you the cash equivalent of some or all of the shares of the General Mills common stock that we would otherwise be required to deliver to you.

In the event of a bankruptcy or other insolvency proceeding of General Mills as more fully described in this prospectus supplement, all of our obligations under the PIES will immediately terminate. Following such termination, you will not receive any further coupon payments and no principal payments, shares of General Mills common stock, cash in lieu of such shares or any other property will be delivered to you at maturity or otherwise.

We have attached to this prospectus supplement and the accompanying prospectus the prospectus supplement and accompanying prospectus of General Mills, which together we refer to as the General Mills prospectus, relating to the shares of General Mills common stock that you may receive at maturity. The General Mills common stock is listed on the New York Stock Exchange under the symbol “GIS.” The last reported sale price on the New York Stock Exchange on October 4, 2004 was $45.26 per share. We have applied to list the PIES on the New York Stock Exchange.

Investing in the PIES involves risks. See “Risk Factors” beginning on page S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per PIES	Total

Public offering price	$25.0000	$750,000,000
Underwriting discount	$0.4425	$13,275,000
Proceeds to Lehman Brothers Holdings Inc.	$24.5575	$736,725,000

Lehman Brothers expects to deliver the PIES on or about October 8, 2004.

Lehman Brothers Inc., our wholly-owned subsidiary, makes a market in our securities. It may act as principal or agent in, and this prospectus may be used in connection with, those transactions. Any such sales will be made at varying prices related to prevailing market prices at the time of sale.

LEHMAN BROTHERS

CITIGROUP	MERRILL LYNCH & CO.	MORGAN STANLEY

October 4, 2004

“Premium Income Exchangeable Securities” and “PIES” are service marks owned by Lehman Brothers Inc.

You should rely only on the information provided in this prospectus supplement and the attached prospectus, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the attached prospectus or any documents incorporated by reference is accurate as of the date of the applicable document.

Because the PIES will generally be settled in General Mills common stock or cash, we have included in this prospectus supplement certain limited information about General Mills, and we have attached to this prospectus supplement and accompanying prospectus the General Mills prospectus, which incorporates information by reference, that more fully describes General Mills and the shares of General Mills common stock that you may receive upon maturity of the PIES. Information relating to General Mills set forth herein was derived solely from information contained in the General Mills prospectus, including the documents incorporated by reference therein, which was prepared by and is the sole responsibility of General Mills. The General Mills prospectus does not constitute a part of this prospectus supplement or the accompanying prospectus, nor is it incorporated into this prospectus supplement or the accompanying prospectus by reference.

PROSPECTUS SUPPLEMENT SUMMARY

      This summary highlights selected information contained elsewhere in this prospectus supplement and does not contain all the information you may need to consider in making your investment decision. You should read carefully this entire prospectus supplement and consider the information set forth in “Risk Factors.” Except as otherwise noted, all information contained in this prospectus supplement assumes no exercise by the underwriter of its over-allotment option. When we use the terms “Lehman Brothers Holdings,” “we,” “us” or “our” in this prospectus supplement, we mean Lehman Brothers Holdings Inc. and its subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

Lehman Brothers Holdings Inc.

      We are one of the leading global investment banks, serving institutional, corporate, government and high-net-worth clients and customers. Our worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region. We are engaged primarily in providing financial services. Other businesses in which we are engaged represent less than 10 percent of consolidated assets, revenues and pre-tax income.

      Our business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, securities sales and trading, research, the trading of foreign exchange and derivative products and certain commodities, asset management for high-net-worth and institutional clients and private equity investments. We act as a market-maker in all major equity and fixed income products in both the U.S. and international markets. We are a member of all principal securities and commodities exchanges in the United States, as well as the NASD, Inc., and hold memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

      For more information regarding us, see “Lehman Brothers Holdings Inc.” on page 2 and “Where You Can Find More Information” on page 6 of the accompanying prospectus.

      You may request a copy of any document we file with the Securities and Exchange Commission, or the SEC, pursuant to the Securities and Exchange Act of 1934, at no cost, by writing or telephoning us at the following address, which replaces the address provided in the accompanying prospectus:

Office of the Corporate Secretary

399 Park Avenue
New York, New York 10022
(212) 526-0858

      Our principal executive offices are located at the following address, which likewise replaces the address provided in the accompanying prospectus:

745 Seventh Avenue

New York, New York 10019
(212) 526-7000

General Mills, Inc.

      General Mills is a leading manufacturer and marketer of packaged consumer foods. General Mills markets its products primarily through its own sales organizations, supported by advertising and other promotional activities. General Mills primarily distributes its products directly to retail food chains, cooperatives, membership stores and wholesalers. General Mills’ fiscal year ends on the last Sunday in May. All references to General Mills’ fiscal years are to General Mills’ fiscal years ending on the last Sunday in May of each such period. General Mills was incorporated under the laws of the State of Delaware in 1928. On May 31, 2004, General Mills employed approximately 27,580 persons worldwide.

      General Mills’ businesses are divided into three reportable segments:

•	U.S. Retail;

•	Bakeries and Foodservice; and

•	International.

      U.S. Retail consists of cereals, meals, refrigerated and frozen dough products, baking products, snacks, yogurt and organic foods. The U.S. Retail segment accounted for approximately 70% of General Mills’ total fiscal 2004 net sales. General Mills’ principal product categories in the U.S. Retail segment are:

•	Big G Cereals. General Mills produces and sells a number of ready-to-eat cereals, including such well-known brands as CHEERIOS, WHEATIES and TOTAL.

•	Meals. General Mills manufactures and sells several lines of convenient dinner products, including BETTY CROCKER dry packaged dinner mixes, specialty potatoes and instant mashed potatoes, LLOYD’s refrigerated entrees, OLD EL PASO Mexican foods, PROGRESSO soups, and GREEN GIANT canned and frozen vegetables and meal starters.

•	Pillsbury USA. General Mills manufactures and sells refrigerated and frozen dough products, frozen breakfast products and snack products, including a variety of PILLSBURY refrigerated and frozen dough products for cookies, breads and rolls; PILLSBURY frozen waffles and breakfast pastries; and TOTINO’S frozen pizza and snacks.

•	Baking Products. General Mills makes and sells a line of dessert, muffin and baking mixes under the BETTY CROCKER trademark; baking mixes under the BISQUICK trademark; and flour under the GOLD MEDAL trademark.

•	Snacks. General Mills produces and markets POP SECRET microwave popcorn; lines of grain snacks and fruit snacks; CHEX and GARDETTO’s snack mixes; and BUGLES snacks.

•	Yoplait-Colombo. General Mills manufactures and sells yogurt products, such as YOPLAIT and COLOMBO yogurt, including YOPLAIT WHIPS!, a mousse-like yogurt, and YOPLAIT NOURICHE, a meal replacement yogurt drink.

•	Organic. General Mills produces and markets a variety of organic food products under its CASCADIAN FARM and MUIR GLEN trademarks.

      The Bakeries and Foodservice segment consists of products marketed to retail and wholesale bakeries and offered to the commercial and non-commercial foodservice sectors throughout the United States and Canada, such as restaurants and school cafeterias. Bakeries and Foodservice accounted for approximately 16% of General Mills’ total fiscal 2004 net sales. General Mills markets mixes and unbaked, par-baked and fully-baked dough products to bakeries, together with branded products and custom products that are offered to commercial and non-commercial foodservice sectors such as school cafeterias, restaurants and convenience stores.

      The International segment is made up of retail business outside the United States and foodservice business outside of the United States and Canada. International operations accounted for approximately 14% of General Mills’ total fiscal 2004 net sales. In Canada, General Mills markets products in many categories, including cereals, meals, refrigerated dough products, baking products and snacks. Outside of North America, General Mills offers numerous local brands in addition to such internationally recognized brands as HÄAGEN-DAZS ice cream, OLD EL PASO Mexican foods, GREEN GIANT vegetables, PILLSBURY dough products and mixes, BETTY CROCKER mixes and BUGLES snacks. General Mills also sells mixes and dough products to bakery and foodservice customers outside of the United States and Canada.

      In addition to General Mills’ consolidated operations, General Mills manufactures and sells products through several joint ventures.

•	Domestic Joint Ventures. General Mills has a 50% equity interest in 8th Continent, LLC, a joint venture formed with DuPont, to develop and market soy-based beverages. This venture began with a line of 8TH CONTINENT soymilk distributed to limited markets in July 2001 and nationally in June 2003.

•	International Joint Ventures. General Mills has a 50% equity interest in Cereal Partners Worldwide, a joint venture formed with Nestle, S.A., that distributes cereal products in more than 130 countries and republics. Snack Ventures Europe, General Mills’ joint venture with PepsiCo, Inc., manufactures and sells snack foods in Holland, France, Belgium, Spain, Portugal, Greece, the Baltics, Hungary and Russia. General Mills has a 40.5% equity interest in Snack Ventures Europe. General Mills has a 50% interest in each of four joint ventures for the manufacture, distribution and marketing of HÄAGEN-DAZS frozen ice cream products and novelties in the following countries: Japan, Korea, Thailand and the Philippines. General Mills also has a 50% equity interest in Seretram, a joint venture with Co-op de Pau for the production of GREEN GIANT canned corn in France.

      Trademarks and service marks of General Mills in this prospectus supplement are set forth in capital letters and are owned or licensed by General Mills or its subsidiaries.

      For additional information about General Mills, including risks associated with an investment in General Mills common stock, see the General Mills prospectus and the documents incorporated therein by reference. We have attached the General Mills prospectus to this prospectus supplement and accompanying prospectus for your convenience.

The Offering

Issuer	Lehman Brothers Holdings Inc.

Securities Offered	6 1/4% Exchangeable Notes Due October 15, 2007, which we refer to as PIES, with an aggregate principal amount of $750,000,000. Each PIES will be issued with a principal amount of $25.

Offering Price	$25 per PIES, plus accrued coupons, if any, from October 8, 2004.

Maturity Date	October 15, 2007. The maturity date may be extended under certain circumstances.

Ranking	The PIES will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness.

Coupon Rate	6 1/4% per annum on the principal amount of $25 per PIES.

Coupon Payment Dates	January 15, April 15, July 15 and October 15, beginning January 15, 2005. If any coupon payment date is not a business day, you will receive payment on the following business day.

In the event that General Mills does not set a record date for payment of a dividend on its common stock in respect of any quarterly period at least five business days prior to a record date for a coupon payment on the PIES, we will have the option to defer the coupon payment immediately following such record date until the maturity of the PIES. Upon the maturity of the PIES, we may elect to cancel such deferred coupon.

Exchange	At the maturity date, subject to certain exceptions, we will exchange each $25 principal amount of PIES into shares of General Mills common stock (or the cash equivalent as described below) in an amount equal to the sum of:

• for each of the 20 trading days beginning on September 10, 2007, which is the 25th trading day prior to the maturity date, on which the closing price of General Mills common stock is more than $54.24 per share, a fraction of a share of General Mills common stock per PIES equal to the result of multiplying 1/20th of 0.5531 share of General Mills common stock by 0.8333;

• for each of the 20 trading days beginning on September 10, 2007 on which the closing price of General Mills common stock is more than $45.20 per share but less than or equal to $54.24 per share, a fraction of a share of General Mills common stock per PIES equal to the result of multiplying 1/20th of 0.5531 share of General Mills common stock by the result of dividing $45.20 by the closing price of General Mills common stock on such trading day; and

• for each of the 20 trading days beginning on September 10, 2007 on which the closing price of General Mills common stock is $45.20 or less per share, 1/20th of 0.5531 share of General Mills common stock per PIES.

As a result, on the maturity date, subject to adjustment as described herein, you will receive a total of between 0.5531 of one share and 0.4609 of one share of General Mills common stock for each $25 principal amount of PIES you own. See “Description of the PIES — Delivery of General Mills Shares at Maturity” for an illustration of the number of shares of General Mills common stock that you would receive at various closing prices.

Option to Deliver Cash Instead of General Mills Common Stock	We will have the option to pay you cash instead of delivering some or all of the General Mills common stock that we would otherwise be required to deliver to you.

Termination Upon Bankruptcy of General Mills	In the event of a bankruptcy or other insolvency proceeding of General Mills as more fully described under “Description of the PIES — Bankruptcy, Insolvency, Reorganization or Liquidation of General Mills,” all of our obligations under the PIES will immediately terminate. Following such termination, you will not receive any further coupon payments and no principal payments, shares of General Mills common stock, cash in lieu of such shares or any other property will be delivered to you at maturity or otherwise in respect of the PIES.

Certain Adjustment Events	The number of shares of General Mills common stock (or the amount of cash) you receive on the maturity date will be adjusted, or you will receive securities or other property instead of or in addition to the General Mills common stock, if General Mills splits its stock, pays a dividend, issues warrants or distributes certain types of assets or if certain other events occur that are described in detail later in this prospectus supplement (including adjustments for payment of regular quarterly cash dividends on the General Mills common stock in excess of specified amounts which will initially be $0.31 per share of General Mills common stock). See “Description of the PIES — Dilution Adjustments” and “Description of the PIES — Adjustment Events.”

No Early Redemption	We will not have the option to exchange the principal amount of the PIES for General Mills common stock or to otherwise repay the principal of the PIES prior to the maturity date.

No Early Repurchase or Early Conversion Rights	You will not have the option to cause us to repurchase the PIES or exchange the principal amount of the PIES for General Mills common stock prior to the maturity date.

U.S. Federal Income Tax Considerations	No statutory, judicial or administrative authority directly addresses the characterization of the PIES or instruments similar to the PIES for United States federal income tax purposes. We intend to treat, and by purchasing the PIES, for all purposes you will agree to treat a PIES as a financial contract rather than as a debt instrument. As a result, upon a sale, exchange or other disposition of a PIES or upon cash settlement at maturity, you will recognize gain or loss equal to the difference between the amount of cash received and your basis in the PIES. Assuming the PIES is treated as a financial contract for United States federal income tax purposes, the gain or loss will be treated as capital gain or loss. If you are an individual and have held the PIES for more than one year, such capital gain will be subject to reduced rates of taxation. Under such treatment, upon settlement in shares of General Mills common stock or other securities that you may receive upon the occurrence of certain events, you will not recognize gain or loss. We intend to report the coupon payments as ordinary income to you, but you should consult your own tax advisor concerning the alternative characterizations. See “United States Federal Income Tax Consequences.”

DTC Eligibility	The PIES will be issued in book-entry form and will be represented by permanent global certificates without coupons deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (DTC) in New York, New York. Beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants, and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Use of Proceeds	We intend the net proceeds from the sale of the PIES to be used by an affiliate of ours to purchase preferred limited liability company interests in General Mills Cereals, LLC, a subsidiary of General Mills (or a note bearing interest at the same rate as, and convertible into, such preferred limited liability company interests). See “Use of Proceeds.”

Listing	We have applied to list the PIES on the New York Stock Exchange.

New York Stock Exchange Symbol for General Mills Common Stock	General Mills common stock is traded on the New York Stock Exchange under the symbol “GIS.”

Risk Factors

      You should read the “Risk Factors” section of this prospectus supplement to understand the risks associated with an investment in the PIES. You should also carefully consider the information in the General Mills prospectus, including the information incorporated by reference therein and the information contained under the heading “Risk Factors” therein. The General Mills prospectus does not constitute a part of our prospectus supplement or the accompanying prospectus, nor is it incorporated into our prospectus supplement or the accompanying prospectus by reference.

RISK FACTORS

      You should read this “Risk Factors” section to understand the risks associated with an investment in the PIES.

      You should carefully consider the following factors and other information contained and incorporated by reference in this prospectus supplement before deciding to purchase the PIES. Specifically, you should be aware that the trading price of the PIES may vary considerably prior to the maturity date as a result of, among other things, fluctuations in the market price of General Mills common stock and other events that are difficult to predict and beyond our control. You should carefully consider the information in the General Mills prospectus, including the information contained under the heading “Risk Factors.” The General Mills prospectus does not constitute a part of our prospectus supplement or the accompanying prospectus, nor is it incorporated into our prospectus supplement or the accompanying prospectus by reference.

You will bear the full risk of a decline in the value of the General Mills common stock between the pricing date for the PIES and the maturity date.

      The amount of General Mills common stock (or the cash equivalent) that you will receive on the maturity date is not fixed, but is based on the closing price of General Mills common stock on each of 20 trading days before the maturity date. The value of the shares of common stock you receive in exchange for your PIES or the equivalent cash payment may be less than the principal amount of your PIES. If the market price of the common stock declines, the stock that you receive will be worth less than what you paid for your PIES and you will lose money. Moreover, you will lose your total investment in the PIES if General Mills becomes insolvent or bankrupt.

Your opportunity for equity appreciation will be less than direct ownership of General Mills common stock.

      The market value of the General Mills common stock (or the cash equivalent) that you will receive on the maturity date represented by the daily amount for any of the days of the 20-trading day period ending on October 5, 2007 will exceed $45.20 per share only if the closing price per share of General Mills common stock on such day exceeds $54.24, which we refer to as the “threshold appreciation price.” The threshold appreciation price represents an appreciation of 20.0% over $45.20. Therefore, during the period prior to maturity, an investment in the PIES affords less opportunity for equity appreciation than a direct investment in the General Mills common stock. If the closing price per share of General Mills common stock on any of the days of the 20-trading day period ending on October 5, 2007 exceeds $45.20, which we refer to as the “initial price,” but falls below or equals the threshold appreciation price, with respect to the daily amount for such day, you will realize no equity appreciation of the General Mills common stock. Furthermore, if the closing price per share of General Mills common stock on any of the days of the 20-trading day period ending on October 5, 2007 exceeds the threshold appreciation price, with respect to the daily amount for such day, you will realize only 83.3% of the value of the shares of General Mills common stock that you could have purchased with $45.20 at the time of the offering. See “Description of the PIES — Delivery of General Mills Shares at Maturity” for an illustration of the number of shares of General Mills common stock that you would receive at various closing prices.

The trading price of General Mills common stock may adversely affect the trading price of the PIES.

      The trading price of the PIES will be influenced by the trading price of General Mills common stock, which in turn will be influenced by General Mills’ operating results and prospects, by economic, financial and other factors and by general market conditions. It is impossible to predict whether the trading price of General Mills common stock will rise or fall over the life of the PIES.

A trading market for the PIES may not develop.

      There is currently no market for the PIES. A secondary market may not develop or, if it does, it might not give you the opportunity to resell your PIES and may not continue for the life of the PIES. Although we have applied to list the PIES on the New York Stock Exchange, we cannot assure you that our application will be approved. The underwriter has advised us that it presently intends to make a market for the PIES; however, it is not obligated to do so and it may discontinue any market making at any time.

The PIES may affect the market for the General Mills common stock.

      Any market that develops for the PIES is likely to influence and be influenced by the market for the General Mills common stock. For example, the price of the General Mills common stock could become more volatile and could be depressed by investors’ anticipation of the potential distribution into the market of substantial additional amounts of General Mills common stock at the maturity of the PIES, by possible sales of the General Mills common stock by investors who view the PIES as a more attractive means of equity participation in General Mills and by hedging or arbitrage trading activity that may develop involving the PIES and the General Mills common stock.

Certain actions by General Mills may adversely affect the value of the PIES.

      The amount you receive at maturity is subject to adjustment for certain events arising from, among other things, stock splits and combinations, stock dividends and certain other actions of General Mills that modify its capital structure. See “Description of the PIES — Dilution Adjustments” and “— Adjustment Events.” However, other events, such as offerings of General Mills common stock for cash or in connection with acquisitions, which may adversely affect the price of the General Mills common stock, may not result in an adjustment. If any of these other events adversely affects the price of the General Mills common stock, it may also adversely affect the trading price of the PIES.

You will have no rights as General Mills common stockholders, but you may be negatively affected by some changes made with respect to General Mills common stock.

      Until you acquire General Mills common stock upon maturity of the PIES, you will have no rights with respect to the General Mills common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the General Mills common stock, but your investment may be effected by these events. Upon the receipt of shares of General Mills common stock for your PIES, you will be entitled to exercise the rights of a holder of General Mills common stock only as to actions for which the applicable record date occurs after the maturity date of the PIES. For example, in the event that an amendment is proposed to General Mills’ articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the General Mills common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of General Mills common stock. If we choose to deliver only cash upon the maturity of the PIES, you will never be able to exercise any rights with respect to the General Mills common stock.

General Mills has no obligations with respect to the PIES.

      General Mills has no obligations with respect to the PIES or the amount you are to receive at maturity. General Mills is not under any obligation to take your needs or our needs into consideration. General Mills is not involved with the administration or trading of the PIES.

The tax consequences of an investment in the PIES are uncertain.

      Investors should consider the tax consequences of investing in the PIES. No statutory, judicial or administrative authority directly addresses the characterization of the PIES or instruments similar to the PIES for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the PIES are not certain. We are not requesting any ruling from the Internal Revenue Service with respect to the PIES and cannot assure you that the Internal Revenue Service will agree with the treatment described in this document. We intend to treat, and by purchasing a PIES, for all purposes you agree to treat, a PIES as a financial contract rather than as a debt instrument. We intend to report the coupon payments as ordinary income to you, but you should consult your own tax advisor concerning the alternative characterizations. See “United States Federal Income Tax Consequences.”

RATIOS OF EARNINGS TO FIXED CHARGES

      Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

Year Ended November 30,
										Six Months Ended
1999		2000		2001		2002		2003		May 31, 2004

1.12	x	1.14	x	1.11	x	1.13	x	1.29	x	1.44	x

USE OF PROCEEDS

      We estimate that the net proceeds from the sale of the PIES will be approximately $734.5 million, after the underwriting discount and payment of related expenses and exclusive of accrued coupons. We intend the net proceeds from the sale of the PIES to be used by an affiliate of ours to purchase preferred limited liability company interests in General Mills Cereals, LLC, a subsidiary of General Mills (or a note bearing interest at the same rate as, and convertible into, such preferred limited liability company interests).

RELATIONSHIP BETWEEN LEHMAN BROTHERS HOLDINGS AND GENERAL MILLS

      As of the date of this prospectus supplement, we and our affiliates beneficially own less than 1% of the outstanding General Mills common stock.

      Concurrently and in connection with the offering of the PIES, we or an affiliate of ours will enter into a purchase agreement with General Mills and we or an affiliate of ours will agree to enter into a forward purchase contract with General Mills under which General Mills will be required to deliver a variable number of shares of General Mills common stock on each of the 20 trading days beginning on September 10, 2007, which is 25 trading days prior to the maturity date of the PIES, against payment of a forward price. The forward price under this forward purchase contract is $750 million, and the contract provides that the number of shares of General Mills common stock that General Mills will be required to deliver generally will depend upon the closing price of General Mills common stock on each of the 20 trading days beginning on September 10, 2007, and will be subject to adjustment under certain circumstances. Initially, the aggregate number of shares of General Mills common stock deliverable under the forward purchase contract will range from 13,827,000 to 16,593,000 shares. Under the forward purchase contract, General Mills will pay a quarterly contract fee, for the period from and including the delivery date to the settlement date under the forward purchase contract, at the rate of 2.0% per annum of the aggregate purchase price under the forward purchase agreement. We have no obligation to continue the forward purchase contract with General Mills. General Mills will pay us or our affiliate at closing a fee equal to 1.77% of the aggregate purchase price payable under the forward purchase contract in connection with these transactions.

      The net proceeds from the sale of the PIES will be used by an affiliate of ours to purchase preferred limited liability company interests in General Mills Cereals, LLC, a subsidiary of General Mills (or a note bearing interest at the same rate as, and convertible into, such preferred limited liability company interests). In addition, either at the time of the initial purchase of such preferred limited liability company interests or at the time of conversion of such note, an affiliate of ours will purchase an additional $85 million of the preferred limited liability company interests. The preferred limited liability company interests of General Mills Cereals will initially be entitled to receive preferred distributions at a rate of 4.50% per year through October 15, 2007 and thereafter at a rate equal to a fixed spread over the then current three-year U.S. treasury rate. If General Mills Cereals fails to make the required distributions to the holders of the preferred limited liability company interests when due, General Mills will be restricted from paying any dividends on shares of its common stock until such preferred distributions are made. Upon the occurrence of certain events, including a downgrade in General Mills’ credit ratings below specified levels, specified defaults on our senior debt or General Mills bankruptcy, the holders of the preferred limited liability company interests will be required to exchange such interests for shares of General Mills’ preference stock. Following October 8, 2007, General Mills has the right to repurchase the preferred limited liability company interests of General Mills Cereals and if General Mills does not exercise this right, the interests will be remarketed for a new fixed rate period. We or our affiliate will receive customary fees in connection with the purchase of the preferred limited liability company interests. See “Underwriting” for further information about these arrangements.

      In connection with the offering of the PIES, General Mills has agreed to indemnify us against certain liabilities relating to the General Mills common stock, including liabilities under the Securities Act of 1933.

PRICE RANGE OF GENERAL MILLS COMMON STOCK

      The General Mills common stock is listed on the New York Stock Exchange under the symbol “GIS.” The following table sets forth the high and low prices as reported by the New York Stock Exchange.

			Closing Price at
	High	Low	Period End

Fiscal 2003
First quarter	$45.86	$37.38	$41.72
Second quarter	46.24	39.85	45.96
Third quarter	48.18	43.00	44.06
Fourth quarter	46.90	41.43	46.56
Fiscal 2004
First quarter	49.66	45.11	46.25
Second quarter	47.73	43.75	44.43
Third quarter	47.42	44.25	45.09
Fourth quarter	49.17	45.00	46.05
Fiscal 2005
First quarter	48.15	44.72	47.20
Second quarter (through October 4, 2004)	47.62	44.40	45.26

DESCRIPTION OF THE PIES

      The following description of the particular terms of the PIES being offered pursuant to this prospectus supplement supplements the more general terms and provisions of our debt securities set forth in the attached prospectus. This description of the PIES is intended to be a useful overview of the material provisions of the PIES, the indenture and the supplemental indenture. Since this description of the PIES is only a summary, you should refer to the indenture and the supplemental indenture for a complete description of our obligations and your rights.

      We are offering PIES which will constitute senior unsecured debt under our senior indenture. The PIES will rank pari passu with all of our other present and future senior unsecured obligations.

Brief Description of the PIES

      The PIES:

•	will be limited to $750,000,000 aggregate principal amount;

•	will mature on October 15, 2007, subject to extension under the circumstances described below under “— Delivery of General Mills Shares at Maturity — Market disruption event;”

•	will bear a coupon at a rate of 6 1/4% per annum, as described below under “— Coupon Payments;”

•	will begin to accrue coupons on October 8, 2004. Coupons will be paid every January 15, April 15, July 15 and October 15, beginning on January 15, 2005. Regular record dates for coupons will be every January 1, April 1, July 1 and October 1.

Coupon Payments

      Except as described below, we will pay coupons on the PIES at a rate of 6 1/4% per annum on the coupon payment dates stated above under “Brief Description of the PIES” and at maturity except that if the maturity date is extended beyond October 15, 2007, we will pay the coupons otherwise due on October 15, 2007 on the maturity date as so extended. Each payment of coupons due on a coupon payment date or at maturity will include coupons accrued from the last date to which coupons have been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to the relevant payment date. We will compute coupons on the PIES on the basis of a 360-day year of twelve 30-day months.

      In the event that General Mills does not set a record date for payment of a dividend on its common stock in respect of any quarterly period at least five business days prior to a record date for a coupon payment on the PIES, we will have the option to defer the coupon payment immediately following such record date until the maturity of the PIES. Upon the maturity of the PIES, we may elect to cancel such deferred coupons.

      In the event of a bankruptcy or other insolvency proceeding of General Mills as more fully described under “— Bankruptcy, Insolvency, Reorganization or Liquidation of General Mills,” all of our obligations under the PIES will immediately terminate. Following such termination, you will not receive any further coupon payments and no principal payments, shares of General Mills common stock, cash in lieu of such shares or any other property will be delivered to you at maturity or otherwise.

      If the maturity date of the PIES is extended beyond October 15, 2007 as the result of the occurrence of a market disruption event, as described below, the coupons described in the preceding paragraphs will cease to accrue on October 15, 2007. If a coupon payment date or the maturity date falls on a day that is not a business day (as defined below), the payment to be made on that date will be made on the next succeeding business day with the same force and effect as if made on that coupon payment date, and no additional coupons will accrue as a result of such delayed payment.

      We will pay the coupon to the investor in whose name the PIES are registered at the close of business on the regular record date relating to the coupon payment date, provided that the coupon payable on the maturity date will be payable to the person to whom the principal is payable. The regular record date relating to a coupon payment date will be the first day of the calendar month of that coupon payment date, whether or not it is a business day. For the purpose of determining the investor at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on the preceding business day.

Delivery of General Mills Shares at Maturity

      General. At maturity (including as a result of acceleration) the principal amount of your PIES will be mandatorily exchanged for a number of shares of General Mills common stock (or the equivalent value in cash as described below) equal to the number of PIES you own multiplied by a number of shares of General Mills common stock that we refer to as the total exchange shares for each PIES. The “total exchange shares” to be delivered in respect of each PIES on the maturity date is an amount equal to the sum of the daily amounts calculated as described below for each of the 20 trading days beginning on September 10, 2007 (which is the 25th trading day prior to the maturity date), unless the PIES are declared or automatically become immediately due and payable following an event of default as described in the accompanying prospectus, in which case the total exchange shares will equal 20 times the daily amount on the date upon which the PIES are so declared to be or automatically become immediately due and payable.

      Daily amount. The “daily amount” per PIES for each of the 20 trading days in the period described above is equal to:

(1) if the closing price for General Mills common stock on the relevant trading day is greater than $54.24, which we refer to as the “threshold appreciation price,” a fraction of a share of General Mills common stock equal to the result of multiplying 1/20th of the share component by 0.8333;

(2) if the closing price for General Mills common stock on the relevant trading day is less than or equal to the threshold appreciation price but is greater than $45.20, which we refer to as the “initial price,” 1/20th of the share component multiplied by a fraction equal to the initial price divided by the closing price for General Mills common stock on such trading day; and

(3) if the closing price for General Mills common stock on the relevant trading day is less than or equal to the initial price, 1/20th of the share component.

      The “share component” is 0.5531 share of General Mills common stock, subject to certain adjustments.

      Accordingly, on the maturity date you will receive a total of between 0.5531 of one share and 0.4609 of one share of General Mills common stock (or the cash equivalent) for each PIES with a principal amount of $25. The value of those shares of General Mills common stock will not necessarily equal the principal amount of your PIES. Any shares of General Mills common stock we deliver to investors that are not affiliated with General Mills will be free of any transfer restrictions under the Securities Act of 1933, and the investors will be responsible for the payment of all brokerage costs upon the subsequent sale of such shares. Investors otherwise entitled to receive fractional shares in respect of their aggregate holdings of PIES will receive cash in lieu thereof. See “— No Fractional Shares” below.

      Notwithstanding the foregoing,

•	in the case of certain dilution events, the daily amount will be subject to adjustment; and

•	in the case of certain adjustment events, the consideration received by investors will be cash or property received in respect of the General Mills common stock or a combination thereof, rather than (or in addition to) shares of General Mills common stock. See “— Dilution Adjustments” and “— Adjustment Events” below.

      If the daily amount is subject to adjustment as described under “— Dilution Adjustments,” the closing price used throughout the definition of daily amount will also be adjusted to determine which of the three clauses in the definition of daily amount will be applicable on the relevant trading day and in the calculation required to be made pursuant to clause (2) of the definition of daily amount. See “— Dilution Adjustments — Adjustment of the closing price.”

      We will have the option to pay you cash instead of delivering General Mills common stock in respect of some or all of the total exchange shares. To exercise this option, we will be required to notify the trustee of our election on or before the beginning of the 20 trading day period, and if we are electing to pay cash instead of delivering a portion of the General Mills common stock we would otherwise by required to deliver, we will be required to specify the portion of the total exchange shares in respect of which we will deliver cash instead of General Mills common stock. The trustee will in turn notify The Depository Trust Company of our election and DTC will notify the holders of the PIES. If we elect to deliver cash in respect of a portion of the total exchange shares, the amount of cash deliverable in respect of such portion generally will be equal to the product of (a) the number of shares of General Mills common stock otherwise deliverable in respect of such portion of the total exchange shares multiplied by (b) the average closing price of General Mills common stock over the 20 trading day period.

      Closing price. The “closing price” of any security on any date of determination means, subject to adjustment as described below under “— Dilution Adjustments — Adjustment of the closing price”:

(1) the closing sale price for the regular trading session (without considering after hours or other trading outside regular trading session hours) of the security (regular way) on the New York Stock Exchange on that date (or, if no closing price is reported, the last reported sale price during that regular trading session),

(2) if the security is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal United States securities exchange on which the security is so listed,

(3) if the security is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market,

(4) if the security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization,

(5) if the security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least three nationally recognized investment banking firms, which may include one or more of our affiliates, that we select for this purpose, or

(6) if the bid and ask prices are not available, the market value of the security as determined in good faith by a nationally recognized investment banking firm, which may be our affiliate, that we select for this purpose.

      Trading days. A “trading day” means a day on which the Exchange is open for trading and there has not occurred or does not exist a market disruption event. We will give investors notice if a market disruption event occurs during the period beginning on September 10, 2007 and ending upon completion of the 20 trading day period for determining the daily amounts. Unless a market disruption event occurs or the maturity of the PIES is accelerated, the “maturity date” will be October 15, 2007. If a market disruption event occurs, the “maturity date” will be the seventh trading day following the last day of the 20 trading day period for determining the daily amounts, but shall be no later than the 13th trading day following the last day of such 20 trading day period. If 20 trading days for the General Mills common stock have not occurred during the period beginning on September 10, 2007 and ending on October 24, 2007,

(1) all remaining trading days will be deemed to occur on October 23, 2007 and

(2) the closing price for each of the remaining trading days will be the closing price on October 23, 2007 or, if there is a market disruption event on that day, the market value per share of General Mills common stock or any other applicable security as determined by us in our reasonable discretion.

      Business day. A “business day” means any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

      Market disruption event. A “market disruption event” is defined as any of the following events that we in our reasonable discretion determine has a material effect on the trading price of the General Mills common stock on such day:

(1) any suspension of or limitation imposed on trading by the Exchange during the one-hour period prior to the close of trading for the regular trading session on the Exchange and whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise:

•	relating to the General Mills common stock on the Exchange, or

•	in futures or options contracts relating to the General Mills common stock on the Exchange,

(2) any event (other than an event described in clause (3)) that disrupts or impairs (as determined by us in our reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Exchange in general:

•	to effect transactions in, or obtain market values for, the General Mills common stock on the Exchange, or

•	to effect transactions in, or obtain market values for, futures or options contracts relating to the General Mills common stock on the Exchange, or

(3) the failure of the Exchange to be open prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the Exchange at least one hour prior to the earlier of:

•	the actual closing time for the regular trading session on the Exchange on such day, and

•	the submission deadline for orders to be entered into the Exchange for execution at the actual closing time on such day.

      Exchange. “Exchange” is defined as the New York Stock Exchange or, if the relevant security is not listed for trading on the New York Stock Exchange on the relevant day for a reason other than a market disruption event, the principal United States securities exchange on which the General Mills common stock is so listed or, if the relevant security is not so listed on a United States national or regional securities exchange for a reason other than a market disruption event, The Nasdaq Stock Market or, if prices for the General Mills common stock are not so reported by the Nasdaq Stock Market for a reason other than a market disruption event, the over-the-counter market.

      Illustration. The number of shares of General Mills common stock we will deliver on the maturity date will depend on the closing price for General Mills common stock for each of the 20 trading days beginning on September 10, 2007. Here are three examples of the number of shares of General Mills common stock that a holder of PIES would receive on the stated maturity date, based on the initial price of $45.20 and the threshold appreciation price of $54.24:

Example 1.     Assuming the closing price for General Mills common stock is $60 for each of those 20 trading days:

      Daily amount for each of the 20 trading days =

       1/20th of 0.5531 share of General Mills common stock × 0.8333 =

      0.0230 of one share of General Mills common stock

      The total amount of General Mills common stock delivered at maturity per PIES is equal to the sum of the daily amounts, or 0.4609 of one share of General Mills common stock per PIES. As a result, a holder of PIES would receive only 0.8333 of the appreciation in market value of General Mills common stock above the threshold appreciation price.

Example 2.     Assuming the closing price for General Mills common stock is $50 for each of those 20 trading days:

      Daily amount for each of the 20 trading days =

1/20th of .5531 share of General Mills common stock ×	$45.20 = _____________________________________________________ $50

      0.0250 of one share of General Mills common stock

      The total amount of General Mills common stock delivered at maturity per $25 principal amount of PIES is equal to the sum of the daily amounts, or 0.5000 of one share of General Mills common stock per $25 principal amount of PIES. As a result, a holder of PIES would not realize any of the appreciation in market value of General Mills common stock up to the threshold appreciation price.

Example 3.     Assuming the closing price for General Mills common stock is $40 for each of those 20 trading days:

      Daily amount for each of the 20 trading days =

       1/20th of .5531 share of General Mills common stock =

      0.0277 of one share of General Mills common stock

      The total amount of General Mills common stock delivered at maturity per $25 principal amount of PIES is equal to the sum of the daily amounts, or 0.5531 of one share of General Mills common stock per $25 principal amount of PIES. As a result, a holder of PIES would realize the entire loss in market value of the General Mills common stock from the initial price.

      The above examples are provided for illustrative purposes only. The examples assume that there will be no adjustments to the daily amounts due to any of the events described under “— Dilution Adjustments” below or any other adjustments due to any of the events described under “— Adjustment Events” below, and that we do not elect to deliver cash in lieu of shares of General Mills common stock. Actual closing prices for General Mills common stock may differ from the amounts set forth in the above examples.

Dilution Adjustments

      The daily amount and the closing price used in the calculations above will be subject to adjustment under the circumstances described below. Each adjustment to the daily amount and the closing price will be made successively.

Adjustment of the Daily Amount

      The daily amount is subject to adjustment if General Mills:

(1) pays a stock dividend or makes a distribution, in either case, of shares of General Mills common stock on the outstanding shares of such stock,

(2) subdivides, splits or combines its outstanding shares of General Mills common stock,

(3) issues by reclassification (other than a reclassification pursuant to clause (1), (2) or (3) of the definition of adjustment events below) of its shares of General Mills common stock any other equity securities of General Mills,

(4) issues rights, warrants or options to all holders of General Mills common stock entitling such holders, for a period expiring within 45 days after the record date for the determination of holders of General Mills common stock entitled to receive such rights, warrants or options, to subscribe for or purchase shares of General Mills common stock (other than rights to purchase General Mills common stock pursuant to a plan for the reinvestment of dividends) at a price per share less than the Current Market Price of the General Mills common stock on the date of announcement of such issuance,

(5) distributes to all holders of outstanding shares of General Mills common stock evidences of its indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered in clause (1) or (4) above, any dividend or distribution paid exclusively in cash and any dividend or distribution in connection with the liquidation, dissolution or winding up of General Mills),

(6) distributes cash to all holders of General Mills common stock, excluding

•	any dividend or distribution in connection with General Mills’ liquidation, dissolution or winding up,

•	any quarterly cash dividend on General Mills common stock to the extent that the cash dividend per share of General Mills common stock does not exceed $0.31 per share, as adjusted to reflect subdivisions or combinations of General Mills common stock, or

(7) successfully completes a tender or exchange offer made by General Mills or any of its subsidiaries for General Mills common stock if the cash and fair market value of any other consideration included in the payment per share of General Mills common stock exceeds the Current Market Price of the General Mills common stock as of the expiration time for such tender or exchange offer.

      In the case of the event referred to in clause (1) above, we will adjust the daily amount by multiplying the share component to be used in the calculation of the daily amount in effect at the close of business on the record date for the determination of holders of General Mills common stock entitled to receive the dividend or distribution referred to in clause (1) by the following fraction:

The numerator of this fraction will be:

The sum of the number of shares of General Mills common stock outstanding at the close of business on such record date and the total number of shares constituting such dividend or other distribution.

The denominator of this fraction will be:

The number of shares of General Mills common stock outstanding at the close of business on such record date.

      In the case of the event referred to in clause (2) above, we will proportionately increase or decrease the share component of the daily amount in effect on the day preceding such event.

      In the case of the event referred to in clause (3) above, we will treat a reclassification of General Mills common stock into other equity securities of General Mills as a distribution of such other equity securities under clause (5) above and a subdivision, split or combination, as applicable, of the number of shares of General Mills common stock outstanding immediately prior to such reclassification into the number of shares outstanding immediately thereafter under clause (2) above.

      In the case of the event referred to in clause (4) above, we will adjust the daily amount by multiplying the share component to be used in the calculation of the daily amount in effect at the close of business on the date of announcement for such rights, warrants, or options issuance referred to in clause (4) by the following fraction:

      The numerator of this fraction will be:

(a) The number of General Mills shares outstanding at the close of business on such date of announcement, plus

(b) The number of additional shares of General Mills common stock offered for subscription or purchase by the terms of the rights or warrants.

      The denominator of this fraction will be:

(x) the number of shares of General Mills common stock outstanding at the close of business on such date of announcement, plus

(y) the number of additional shares of General Mills common stock that the aggregate of the offering price of the total number of shares of General Mills common stock so offered for subscription or purchase by the terms of the rights, warrants or options would purchase at the Current Market Price of the General Mills common stock on such date of announcement.

      In the case of the event referred to in clause (5) above, we will adjust the daily amount by multiplying the share component to be used in the calculation of the daily amount in effect at the close of business on the record date for the determination of holders of General Mills common stock entitled to receive the dividend or distribution referred to in clause (5) by the following fraction:

The numerator of this fraction will be:

The Current Market Price per share of General Mills common stock on the record date for the determination of holders of General Mills common stock entitled to receive the dividend or distribution referred to in clause (5).

The denominator of this fraction will be:

The Current Market Price per share of General Mills common stock on such record date, less the then fair market value (as determined in good faith by a nationally recognized investment banking firm, which may be an affiliate of ours, that we retain for this purpose) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of General Mills common stock.

      However, in the event that the fair market value of the portion of any capital stock or other equity securities so distributed (determined based on the average of the closing prices of such securities for the ten trading days after such distribution or, if applicable, the initial public offering price of such securities) applicable to one share of General Mills common stock is equal to or greater than 40% of such Current Market Price of the General Mills common stock, which we refer to as a significant spin-off, in lieu of the foregoing adjustment,

•	for the purpose of calculating the number of shares of General Mills common stock which will be delivered to you upon maturity of the PIES, the references to “closing price” in the definition of daily amount will mean the closing price plus the fair market value of such capital stock or other equity securities so distributed per share of General Mills common stock; and

•	you will receive at maturity, in addition to General Mills common stock, the number of shares of such capital stock or other equity securities you would have received had you held on the record date of such distribution the number of shares of General Mills common stock which will be delivered upon maturity of the PIES.

      In the case of the event referred to in clause (6) above, we will adjust the daily amount by multiplying the share component to be used in the calculation of the daily amount in effect at the close of business on the record date for the determination of holders of General Mills common stock entitled to receive the dividend referred to in clause (6) by the following fraction:

The numerator of this fraction will be:

The Current Market Price per share of General Mills common stock on the record date for the determination of holders of General Mills common stock entitled to receive the distribution referred to in clause (6).

The denominator of this fraction will be:

The Current Market Price per share of General Mills common stock on such record date less the amount of cash so distributed (in excess of the amount excluded as provided above) applicable to one share of General Mills common stock.

      However, in the event that the amount of cash so distributed applicable to one share of General Mills common stock is greater than 25% but less than 75% of such Current Market Price of the General Mills common stock on such record date, in lieu of the foregoing adjustment,

•	for the purpose of calculating the number of shares of General Mills common stock which will be delivered to you upon maturity of the PIES, the references to “closing price” in the definition of daily amount will mean the closing price plus the amount of cash so distributed per share of General Mills common stock; and

•	you will receive at maturity, in addition to General Mills common stock, the amount of cash you would have received had you held on the record date of such distribution the number of shares of General Mills common stock which will be delivered upon maturity of the PIES.

      In the event the amount of such distribution is equal to or greater than 75% of such Current Market Price, in lieu of the foregoing adjustment, such distribution will constitute an adjustment event.

      In the case of the event referred to in clause (7) above, we will adjust the daily amount by multiplying the share component to be used in the calculation of the daily amount in effect at the close of business on the day of the expiration time for the tender or exchange offer referred to in clause (7) by the following fraction:

The numerator of this fraction will be:

The product of:

(a) the Current Market Price per share of General Mills common stock as of the expiration time for the tender or exchange offer referred to in clause (7) above and

(b) the number of shares of General Mills common stock outstanding (including any tendered shares) at the close of business on the day of such expiration time less the number of all shares of General Mills common stock validly tendered and not withdrawn as of such expiration date.

The denominator of this fraction will be:

(x) the product of

(i) the Current Market Price per share of General Mills common stock as of the expiration time for the tender or exchange offer referred to in clause (7) above and

(ii) the number of shares of General Mills common stock outstanding (including any tendered shares) at the close of business on the day of such expiration time less

(y) the amount of cash plus the fair market value (as determined in good faith by a nationally recognized investment banking firm, which may be an affiliate of ours, that we retain for this purpose) of the aggregate consideration payable to holders of General Mills common stock in the tender or exchange offer.

      The “Current Market Price” per share of General Mills common stock on any date of determination means the average of the daily closing prices on each of the 20 consecutive trading days ending on the earlier of such date of determination and the day before the “ex date” with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which General Mills common stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

      Any shares of General Mills common stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of General Mills common stock under this section. All adjustments to the share component will be calculated to the nearest .0001 of a share of General Mills common stock (or, if there is not a nearest .0001 of a share, to the next lower .0001 of a share). No adjustment in the share component will be required unless such adjustment would result in an increase or decrease of at least one percent, provided that any adjustments which are not required to be made because an increase or decrease of at least one percent does not result will be carried forward and taken into account in any subsequent adjustment.

Adjustment of the Closing Price

      If an adjustment is made to the share component pursuant to clauses (1), (2), (3), (4), (5), (6) or (7) above (subject to exceptions in the case of certain significant spin-offs or certain significant cash distributions), an adjustment will also be made to the closing price of General Mills common stock as such term is used throughout the definition of daily amount to determine which of the three clauses in the definition of daily amount will be applicable on the relevant trading day and in the calculation required to be made pursuant to clause (2) of the definition of daily amount. The required adjustment to the closing price of General Mills common stock will be made on each day for which a daily amount is calculated by multiplying the closing price of General Mills common stock on such day by the same factor by which the share component was adjusted pursuant to the procedures described above.

Adjustment Events

      The number of shares of General Mills common stock which will be delivered upon maturity of the PIES will be subject to adjustment upon the occurrence of certain events, which we call “adjustment events.” Each of the following events are adjustment events:

(1) any consolidation or merger of General Mills with or into another entity (other than a merger or consolidation in which General Mills is the continuing or surviving corporation and in which the General Mills common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of General Mills or another entity),

(2) any sale, transfer, lease or conveyance to one or more entities of all or substantially all of the property of General Mills (other than any distribution of capital stock or other equity securities in connection with a significant spin-off),

(3) any statutory exchange of securities of General Mills with another entity,

(4) any distribution of cash to all holders of General Mills common stock where the amount of cash distributed applicable to one share of General Mills common stock is equal to or greater than 75% of the Current Market Value of the General Mills common stock on the record date of such distribution, and

(5) any liquidation, dissolution or winding up of General Mills (other than under an insolvency event).

      If any adjustment event occurs, or if the record date therefor falls, on or prior to the maturity date, you will generally receive on the maturity date, with respect to each PIES, the kind and amount of securities, cash and other property receivable upon, or in connection with, such adjustment event (or the equivalent value in cash as described above) by a holder (including any shares of General Mills common stock retained by such holder in connection with such adjustment event) of the number of shares of General Mills common stock that would have been exchanged for each PIES if the maturity date for the PIES had occurred immediately prior to such adjustment event. The calculation required to be made to determine the daily amount will be made based on the 20 trading days immediately prior to the effective date of the adjustment event. Therefore, a subsequent change in the price of the securities receivable upon such adjustment event will not affect the number of securities you will receive on the maturity date. You will not receive any interest on the securities, cash or other property distributed upon such adjustment event, and you will have no right to any dividends or distribution thereon which have a record date that is prior to the maturity date of the PIES.

      If the PIES become exchangeable, in whole or in part into any property other than General Mills common stock or cash, such property will be subject to adjustment in the same manner and upon the occurrence of the same types of events described above with respect to the General Mills common stock. Each holder of PIES will be responsible for the payment of any and all brokerage and other transaction costs upon the delivery to it of such other property.

      No adjustments will be made for certain other events, such as offerings of General Mills common stock by General Mills for cash or in connection with acquisitions.

      Notice provisions. We will, upon being notified of the occurrence of an event that requires an adjustment to the daily amount or the occurrence of an adjustment event (or, in either case, if we are not aware of such occurrence, as soon as practicable after becoming so aware), promptly notify the trustee and each owner of PIES in writing of the occurrence of such event including a statement setting forth the factors by which the closing price and the share component used in the calculation of the daily amount are to be adjusted in order to determine which clause of the daily amount definition will apply on each day on which a daily amount is required to be calculated.

Bankruptcy, Insolvency, Reorganization or Liquidation of General Mills

      In the event that an “insolvency event” occurs, all of our obligations under the PIES will immediately terminate. Following such termination, you will not receive any further coupon payments and no principal payments, shares of General Mills common stock, cash in lieu of such shares or any other property will be delivered to you.

      “Insolvency event” means:

(1) General Mills pursuant to or within the meaning of any bankruptcy law (A) commences a voluntary case or proceeding, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a custodian of it or for any substantial part of its property, (D) makes a general assignment for the benefit of its creditors, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (F) takes any corporate action to authorize or effect any of the foregoing; or

(2) any person or entity commences a case or proceeding requesting any order or decree under any bankruptcy law (A) for relief against General Mills in an involuntary case, (B) to appoint a custodian of General Mills for all or substantially all of General Mills’ property or (C) to order the winding up or liquidation of General Mills and either (x) a court of competent jurisdiction enters any such order or decree or (y) such case or proceeding has not been dismissed prior to September 9, 2007, the day before the beginning of the 20 trading day measurement period.

No Fractional Shares

      We will not deliver fractional shares of General Mills common stock in exchange for the PIES. If more than one PIES is surrendered at one time by the same investor, the number of full shares of General Mills common stock or related securities to be delivered on the maturity date will be computed on the basis of the total number of PIES so surrendered at the maturity date. Instead of delivering any fractional share or security, each such investor will be entitled to receive an amount in cash equal to the value of such fractional share based on the closing price of such security on the trading day immediately preceding the maturity date.

Same-Day Funds Settlement System and Payment

      We will make all coupon payments on the PIES, and any cash payments on the maturity date, in immediately available funds.

Modifications

      In addition to the matters discussed in the attached prospectus under “Description of Debt Securities — Modifications of the Indentures,” no modification of the indenture or the rights of the holders of PIES may change the manner in which the total exchange shares is determined without the consent of each holder affected thereby.

Information Concerning the Trustee

      Citibank, N.A., as trustee under the indenture, has been appointed by us as paying agent, calculation agent for the payment of interest, agent, registrar and custodian with regard to the PIES.

Calculations in Respect of PIES

      We will be responsible for making many of the calculations called for under the PIES. These calculations include, but are not limited to, determination of the closing prices of General Mills common stock. We will make all these calculations in good faith, we will consult in good faith with General Mills in making such calculations to the extent such consultation does not interfere with our ability to make such calculations promptly and, absent manifest error, our calculations will be final and binding on holders of PIES. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely conclusively on the accuracy of our calculations without independent verification.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of PIES as of the date of this prospectus supplement.

      Except where noted, this summary deals only with a PIES held as a capital asset by a United States holder who purchases the PIES at its initial offering price at original issue and does not deal with special situations. For example, except where noted, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities financial institutions, regulated investment companies, real estate investment trusts, investors in pass-through entities, tax-exempt entities or insurance companies;

•	tax consequences to persons holding PIES as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of PIES whose “functional currency” is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

      If a partnership holds PIES, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding PIES, you should consult your tax advisors.

      The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

      The United States federal income tax treatment of securities such as the PIES is not clear. If you are considering the purchase of PIES, you should consult your own tax advisors concerning the federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

United States Holders

      The following discussion is a summary of the material United States federal income tax consequences that will apply to you if you are a United States holder of PIES.

      For purposes of this discussion, a United States holder is a beneficial owner of a PIES that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	any trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

      A non-United States holder is a beneficial owner of PIES that is not a United States holder.

General

      No statutory, judicial or administrative authority directly addresses the characterization of the PIES or instruments similar to the PIES for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the PIES are not certain. No ruling is being requested from the Internal Revenue Service with respect to the PIES and no assurance can be given that the Internal Revenue Service will agree with the treatment described herein. We intend to treat, and by purchasing a PIES, for all purposes you agree to treat, a PIES as a financial contract rather than as a debt instrument. Except where noted, the remainder of this discussion assumes that this treatment is correct, although no assurance is given in this regard.

Coupon Payments

      As mentioned above, we intend to treat the PIES as a financial contract, not debt. There is no direct authority addressing the treatment of the coupon payments under current law, and such treatment is unclear. Such coupon payments may in whole or in part constitute other periodic income payments to you when received or accrued, in accordance with your method of tax accounting. To the extent we are required to file information returns with respect to the coupon payments, we intend to report such payments as taxable income to you. You should consult your own tax advisor concerning the treatment of the coupon payments, including the possibility that any such payment may be treated as interest, a payment analogous to an option premium, a purchase price adjustment or a rebate, rather than being includible in income as other periodic income on a current basis. The treatment of the coupon payments could affect your tax basis in the PIES or your amount realized upon the sale or disposition of the PIES or upon settlement upon maturity of the PIES. See “— Sale, exchange or other disposition, or cash settlement upon maturity.”

Sale, Exchange or Other Disposition, or Cash Settlement Upon Maturity

      Upon a sale, exchange or other disposition, or payment upon cash settlement upon maturity of a PIES, you will recognize gain or loss equal to the difference between the amount of cash received and your basis in the PIES. The gain or loss will be treated as capital gain or loss. If you are an individual and have held the PIES for more than one year, such capital gain will be subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Your basis in the PIES will generally equal your cost of such PIES. Coupon payments, if any, received by you but not includible in your income should reduce your tax basis in the PIES. See “— Coupon payments.”

Physical Settlement Upon Maturity

      Upon settlement at maturity of a PIES in shares of General Mills common stock (or adjustment event securities), although the matter is not free from doubt we intend to take the position that you will not recognize gain or loss on the purchase of the stock or adjustment event security. You will have a tax basis in such stock or fundamental change security equal to your tax basis in your PIES, and will have a holding period in the General Mills common stock (or fundamental change securities) beginning on the date after the stated maturity date of your PIES. You will recognize capital gain or loss with respect to cash received in lieu of a fractional share of such stock.

Alternative Characterizations

      There can be no assurance that the Internal Revenue Service will agree with the foregoing treatment of the PIES, and it is possible that the Internal Revenue Service could assert another treatment and a court could agree with such assertion. For instance, it is possible that the Internal Revenue Service could seek to apply the regulations governing contingent payment debt obligations, in particular because the PIES in form are debt instruments. Those regulations would require you to accrue interest income at a market rate, notwithstanding the coupon payments actually made, and generally would characterize gain or, to some extent, loss as ordinary rather than capital. The Internal Revenue Service could also assert other characterizations that could affect the timing, amount and character of income or deductions.

Tax-Exempt Investors

      The character of the income recognized on the PIES for purposes of the “unrelated business taxable income” (“UBTI”) rules is uncertain, and it is possible that a tax-exempt investor may recognize UBTI with respect to income realized from the PIES. Prospective investors should consult their own tax advisors with regard to all aspects of UBTI taxation.

Non-United States Holders

      The following discussion is a summary of the material United States federal tax consequences that will apply to you if you are a non-United States holder of PIES.

      Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, foreign personal holding company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a United States expatriate and therefore subject to special treatment under the Code. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States Federal Withholding Tax

      We will generally withhold tax at a 30% rate on coupon payments paid on the PIES, unless such rate is reduced or eliminated by an “other income” or similar provision of an applicable U.S. income tax treaty, provided the relevant certification requirements are satisfied. However, coupon payments that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to your United States permanent establishment, are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to United States federal income tax, as described below.

      Based on the treatment of the PIES described above, you should not be subject to United States federal withholding tax for payments on any sale, exchange or other disposition or payment upon maturity of the PIES or on payments received at maturity in respect of the PIES, provided that General Mills is not a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

      As discussed above, alternative characterizations of a PIES for United States federal income tax purposes are possible, which could result in the imposition of United States federal withholding tax on the sale, exchange or other disposition of a PIES. You should consult your own tax advisor regarding the United States federal income tax consequences of an investment in the PIES.

United States Federal Income Tax

      Based on the treatment of the PIES described above, any gain or income realized upon the sale, exchange or other disposition of a PIES generally will not be subject to United States federal income tax unless (i) the gain or income is effectively connected with a trade or business in the United States of a non-United States holder, (ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition, and certain other conditions are met or (iii) General Mills is a United States real property holding corporation.

United States Federal Estate Tax

      If you are an individual non-United States holder of PIES, PIES held by you at the time of death may be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

      If you are a United States holder of PIES, information reporting requirements will generally apply to all payments (including coupon payments) received by you or upon the sale, exchange or other disposition of a PIES, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable certification requirements.

      If you are a non-United States holder of PIES, we must report annually to the Internal Revenue Service and to you the amount of all payments paid to you (including coupon payments) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such coupons and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding with respect to payments we make to you provided that we do not have actual knowledge or reason to know that you are a United States holder and you provide your name and address on an IRS Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder. Alternative documentation may be applicable in some situations. Special certification rules apply to holders that are pass-through entities. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of the PIES made within the United States or conducted through United States-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

BOOK-ENTRY ISSUANCE

      The PIES will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the PIES. Each global security will be issued to DTC which will keep a computerized record of its participants (for example, a broker) whose clients have purchased the PIES. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

      Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant.

      When you purchase PIES through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the PIES on DTC’s records. Since you actually own the PIES, you are the beneficial owner. Your ownership interest will only be recorded on the direct or indirect participants’ records. DTC has no knowledge of your individual ownership of the PIES. DTC’s records only show the identity of the direct participants and the amount of the PIES held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers like you.

      The trustee for the PIES will wire payments on the PIES to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of each global security for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security. Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants or the indirect participants, who will then contact you as a beneficial holder. If less than all of the PIES are being redeemed, DTC will proportionally allot the amount of the interest of each direct participant to be redeemed.

      It is DTC’s current practice, upon receipt of any payment of coupons, distributions or liquidation amount, to proportionally credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the participants by using an omnibus proxy. Those participants in turn will make payments to and solicit votes from you, the ultimate owner of PIES based on customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or us.

      PIES represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law and a successor is not appointed by us within 90 days; or

•	We decide to discontinue use of the book-entry system.

      If the global security is exchanged for certificated securities, the trustee will keep the registration books for the PIES at its corporate office and follow customary practices and procedures.

      DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. The rules that apply to DTC and its participants are on file with the SEC.

Clearstream and Euroclear

      Links have been established among DTC, Clearstream Banking and Euroclear (two European book-entry depositories similar to DTC), to facilitate the initial issuance of the PIES and cross-market transfers of the PIES associated with secondary market trading.

      Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform those procedures and those procedures may be modified or discontinued at any time.

      Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each U.S. agent of Clearstream and Euroclear, as participants in DTC.

      When PIES are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the PIES against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the PIES will appear on the next day, European time.

      Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending PIES to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

      When a Clearstream or Euroclear participant wishes to transfer PIES to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer PIES against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date; which day would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement related to the PIES, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Lehman Brothers Inc. is acting as the representative, has severally agreed to purchase from us, the respective principal amount of PIES shown opposite its name.

Principal
Amount of
Underwriters	PIES

Lehman Brothers Inc.	$187,500,000
Citigroup Global Markets Inc.	187,500,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	187,500,000
Morgan Stanley & Co. Incorporated	187,500,000

Total	$750,000,000

      The underwriting agreement provides that the underwriters’ obligations to purchase the PIES are subject to certain conditions and that all of the PIES in the offering must be purchased by the underwriters if any are purchased. The conditions contained in the underwriting agreement include:

•	the representations and warranties made by us and General Mills to the underwriters are true;

•	there has been no material adverse change in our or General Mills’ financial condition or in the financial markets; and

•	we and General Mills deliver customary closing documents to the underwriters.

Underwriting Commission and Expenses

      The following table summarizes the underwriting discount that we will pay. The underwriting discount is the difference between the public offering price and the amount that underwriters pay to purchase the PIES from us.

Discount

Per PIES	$0.4425
Total	$13,275,000

      The underwriters have advised us that they propose to offer the PIES initially at the public offering price set forth on the cover page of this prospectus supplement, and to certain selected dealers, who may include the underwriters, at such price less a selling concession not to exceed $0.2655 per PIES. After the initial public offering, the underwriters may change the public offering price and such concessions.

      We estimate that our total expenses for this offering, excluding underwriting discounts, will be $2.2 million.

      Concurrently and in connection with the offering of the PIES, we or an affiliate of ours will enter into a purchase agreement with General Mills under which General Mills and we or an affiliate of ours will agree to enter into a forward purchase contract with General Mills under which General Mills will be required to deliver a variable number of shares of General Mills common stock on each of the 20 trading days beginning on September 10, 2007, which is 25 trading days prior to the maturity date of the PIES, against payment of a forward price. The forward price under this forward purchase contract is $45.20, and the contract provides that the number of shares of General Mills common stock that General Mills will be required to deliver generally will depend upon the closing price of General Mills common stock on each of the 20 trading days beginning on September 10, 2007, and will be subject to adjustment under certain circumstances. Initially, the aggregate number of shares of General Mills common stock deliverable under the forward purchase contract will range from 13,827,000 to 16,593,000 shares. Under the forward purchase contract, General Mills will pay a quarterly contract fee, for the period from and including the delivery date to the settlement date under the forward purchase contract, at the rate of 2.0% per annum of the aggregate purchase price under the forward purchase agreement. The obligations of us or our affiliate under the purchase agreement are subject to conditions similar to the conditions described above. We have no obligation to continue the forward contract with General Mills. General Mills will pay us or our affiliate at closing a fee equal to 1.77% of the aggregate purchase price payable under the forward purchase contract in connection with these transactions, which amount equals the underwriting discount for the PIES set forth on the cover page of this prospectus supplement. Benefits received from the relationships described above may constitute underwriting compensation.

      The net proceeds from the sale of the PIES will be used by an affiliate of ours to purchase preferred limited liability company interests in General Mills Cereals, LLC, a subsidiary of General Mills (or a note bearing interest at the same rate as, and convertible into, such preferred limited liability company interests). In addition, either at the time of the initial purchase of such preferred limited liability company interests or at the time of conversion of such note, an affiliate of ours will purchase an additional $85 million of the preferred limited liability company interests. The preferred limited liability company interests of General Mills Cereals will initially be entitled to receive preferred distributions at a rate of 4.50% per year through October 15, 2007 and thereafter at a rate equal to a fixed spread over the then current three-year U.S. treasury rate. If General Mills Cereals fails to make the required distributions to the holders of the preferred limited liability company interests when due, General Mills will be restricted from paying any dividends on shares of its common stock until such preferred distributions are made. Upon the occurrence of certain events, including a downgrade in General Mills’ credit ratings below specified levels, specified defaults on General Mills’ senior debt or General Mills’ bankruptcy, the holders of the preferred limited liability company interests will be required to exchange such interests for shares of General Mills’ preference stock. Following October 8, 2007, General Mills has the right to repurchase the preferred limited liability company interests of General Mills Cereals and if General Mills does not exercise this right, the interests will be remarketed for a new fixed rate period. We or our affiliate will receive customary fees in connection with the purchase of the preferred limited liability company interests.

Indemnification

      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization and Short Positions

      In connection with this offering and in accordance with applicable law, the underwriters may engage in stabilizing transactions, over-allotment, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the PIES.

•	Stabilizing transactions permit bids to purchase the PIES so long as the stabilizing bids do not exceed a specific maximum.

•	Over-allotment transactions involve sales by the underwriters of PIES in excess of the amount of PIES the underwriters are obligated to purchase, which creates a syndicate short position. The underwriters may close out any short position by purchasing PIES in the open market.

•	Syndicate covering transactions involve purchases of PIES in the open market after the distribution has been completed in order to cover syndicate short positions. Syndicate short positions are more likely to be created if the underwriters are concerned that there could be downward pressure on the price of PIES in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the PIES originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

      These transactions may raise or maintain the market price of the PIES or prevent or slow a decline in the market price of the PIES. As a result, the price of the PIES may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

      Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the PIES. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that any transaction, once commenced, will not be discontinued without notice.

      The PIES will not have an established trading market when issued. We have applied to list the PIES on the New York Stock Exchange. The underwriters may make a market in the PIES; however, none of the underwriters is obligated to do so. The underwriters may discontinue any market-making activities at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any PIES.

      This prospectus supplement together with the accompanying prospectus may also be used by Lehman Brothers Inc. and other of our affiliates in connection with offers and sales of the PIES in market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions.

      Each underwriter has agreed that it will, to the best of its knowledge, only offer or sell the PIES in compliance with the laws and regulations in any jurisdiction applicable to such offer or sale and it has not taken and will not take any action in any jurisdiction, other than the United States, that would permit a public offering of the PIES, or possession or distribution of any prospectus or any amendment or supplement thereto or any offering or publicity material relating to the PIES, in any country or jurisdiction where action for that purpose is required.

United Kingdom Legal Matters

      Each underwriter has represented and agreed that:

•	it and each of its affiliates have not offered or sold and will not offer or sell any PIES to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the PIES except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations of 1995;

•	it and each of its affiliates have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any PIES in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it and each of its affiliates have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the PIES in, from or otherwise involving the United Kingdom.

Dutch Legal Matters

      Each underwriter has separately further agreed that the PIES may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither this prospectus supplement, the accompanying prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

Stamp Taxes

      Purchasers of the PIES offered by this prospectus supplement may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price list on the cover of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.

Electronic Distributions

      A prospectus supplement and attached prospectus in electronic format may be made available on the Internet sites of, or through other online services maintained by, one or more of the underwriters participating in this offering and/or selling group members, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of PIES for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

      Other than the prospectus supplement and attached prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus supplement, the attached prospectus or the registration statement of which this prospectus supplement and the attached prospectus form a part, has not been approved and/or endorsed by us or by any underwriter or selling group member in its capacity as an underwriter or selling group member and should not be relied upon by investors.

Lock-Up Agreements

      General Mills has agreed, except as contemplated in connection with certain concurrent transactions not to sell or transfer any common stock commencing on the date of this prospectus supplement, and ending on the date 60 days after the date of this prospectus supplement, in each case without first obtaining the written consent of the representatives. Specifically, General Mills has agreed not to:

•	offer, sell, contract to sell, pledge, or otherwise dispose of General Mills’ common stock (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by General Mills, any affiliate of General Mills or any person in privity with General Mills or any affiliate of General Mills), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of the common stock; or

•	establish or increase a put equivalent position or liquidate or decrease a call equivalent position as such terms are defined in Rule 16a-1 promulgated under the Securities Exchange Act in respect of any shares of capital stock of General Mills or publicly announce an intention to effect any such transaction.

      The restrictions described in this paragraph do not apply to:

•	the sale of shares of common stock to the underwriters pursuant to this offering and, subject to certain exceptions, the concurrent secondary offering and sale of common stock by General Mills and a selling stockholder;

•	the issuance by General Mills of shares of common stock upon the exercise of options or warrants or the conversion of securities outstanding on the date of this prospectus supplement; and

•	the issuance by General Mills of common stock or options to purchase common stock under General Mills’ existing employee (or non-employee director) benefit plans or dividend reinvestment plan.

This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Relationships with the Underwriters

      Certain of the underwriters of the PIES are affiliated with commercial banking institutions that may from time to time in the ordinary course of business loan money to and have other customary banking relationships with us, General Mills and our respective affiliates.

      Lehman Brothers Inc., our broker-dealer subsidiary, is a member of NASD and is participating in the distribution of PIES. Accordingly, the underwriting arrangements for this offering conform to the requirements set forth in Rule 2720 of the Conduct Rules of NASD regarding an NASD member firm underwriting securities of its affiliate.

Discretionary Sales

      The underwriters will not confirm sales to any account over which they exercise discretionary authority without the prior written approval of the customer.

      To the extent that any broker-dealers not registered in the United States intend to effect any sales of PIES in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by NASD regulations.

CERTAIN ERISA CONSIDERATIONS

      The following is a summary of certain considerations associated with the acquisition of the PIES and the shares of General Mills common stock to be delivered on the maturity date, by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

      ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.

      In considering an investment in the PIES of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

      Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

      Whether or not the underlying assets of Lehman Brothers Holdings or General Mills were deemed to include “plan assets,” as described below, the acquisition and/or holding of the PIES or the shares of the General Mills common stock by an ERISA Plan with respect to which Lehman Brothers Holdings, General Mills or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. The direct and indirect subsidiaries and affiliates of Lehman Brothers Holdings provide services to a large numbers of Plans and therefore Lehman Brothers Holdings and its direct and indirect subsidiaries and affiliates may each be considered a party in interest or a disqualified person to many Plans. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, to the acquisition and holding of the PIES and the General Mills common stock to be delivered on the maturity date depending upon the type of Plan fiduciary making the decision to acquire the PIES and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

      ERISA and the Code do not define “plan assets.” However, regulations (the “Plan Asset Regulations”) promulgated under ERISA by the U.S. Department of Labor generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity’s equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

      For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c)(i) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances.

      It is not anticipated that either the issuer or General Mills will respectively, (i) monitor whether equity participation by benefit plan investors will be significant or (ii) register as an investment company under the Investment Company Act. It is anticipated that Lehman Brothers Holdings and General Mills will qualify as an “operating company” and/or the PIES and the shares of General Mills common stock to be delivered on the maturity date will each constitute “publicly-offered” securities within the meaning of the Plan Asset Regulations, although no assurances can be given in this regard.

Plan Asset Consequences

      If the assets of the issuer or General Mills were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the issuer or General Mills, as applicable, and (ii) the possibility that certain transactions in which the issuer or General Mills, as applicable, might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

      Because of the foregoing, the PIES should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

      Accordingly, by acceptance of the PIES and the shares of General Mills common stock to be delivered on the maturity date, each purchaser and subsequent transferee of the PIES and such shares of General Mills common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the PIES or such shares of General Mills common stock constitutes assets of any Plan or (ii) the purchase and holding of the PIES and such shares of General Mills common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

      The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the PIES on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the PIES.

EXPERTS

      Our consolidated financial statements and financial statement schedule as of November 30, 2003 and 2002, and for each of the years in the three-year period ended November 30, 2003, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and accountant’s report are incorporated by reference in our annual report on Form 10-K for the year ended November 30, 2003, and incorporated by reference in this prospectus supplement. Our consolidated financial statements referred to above are incorporated by reference in this prospectus supplement in reliance upon the report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

LEGAL MATTERS

      Barrett S. DiPaolo, Senior Vice President of Lehman Brothers Inc. and Associate General Counsel of Lehman Brothers Holdings, has rendered an opinion to us regarding the validity of the PIES. Simpson Thacher & Bartlett LLP, New York, New York will act as legal counsel to the underwriters. Simpson Thacher & Bartlett LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

PROSPECTUS

$24,821,567,094

LEHMAN BROTHERS HOLDINGS INC.

May Offer —

DEBT SECURITIES

PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK

Lehman Brothers Holdings will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

The securities offered pursuant to this prospectus are offered in an aggregate principal amount of up to $24,821,567,094 subject to reduction as a result of the sale under certain circumstances of other securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

June 14, 2001

PROSPECTUS SUMMARY

      This summary provides a brief overview of the key aspects of Lehman Brothers Holdings and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Lehman Brothers Holdings may offer;

•	the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 6 for information about Lehman Brothers Holdings. including its financial statements.

LEHMAN BROTHERS HOLDINGS INC.

      Lehman Brothers Holdings is one of the leading global investment banks, serving institutional, corporate, government and high-net-worth individual clients and customers. The company’s worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.

      The company’s business includes capital raising for clients through securities underwriting and direct placements, corporate finance and strategic advisory services, private equity investments, securities sales and trading, research, and the trading of foreign exchange, derivative products and certain commodities. The company acts as a market-maker in all major equity and fixed income products in both the domestic and international markets. The company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc., and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris and Milan stock exchanges.

      Lehman Brothers Holdings’ principal executive office is at Three World Financial Center, New York, New York 10285, and its telephone number is (212) 526-7000.

THE SECURITIES LEHMAN BROTHERS HOLDINGS MAY OFFER

      Lehman Brothers Holdings may use this prospectus to offer up to $24,821,567,094 of:

•	debt securities,

•	preferred stock,

•	depositary shares, and

•	common stock.

      A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.

      Since Lehman Brothers Holdings is a holding company, its cash flow and consequent ability to satisfy its obligations under the offered securities are dependent upon the earnings of its subsidiaries and the distribution of those earnings or loans or other payments by those subsidiaries to Lehman Brothers Holdings. Lehman Brothers Holdings’ subsidiaries will have no obligation to pay any amount in respect of offered securities or to make any funds available therefor. Dividends, loans and other payments by Lehman Brothers Inc. and certain other subsidiaries, including payments to Lehman Brothers Holdings, are restricted by net capital and other rules of various regulatory bodies. Additionally, the ability of Lehman Brothers Holdings to participate as an equity holder in any distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary.

Debt Securities

      Debt securities are unsecured general obligations of Lehman Brothers Holdings in the form of senior or subordinated debt. Senior debt includes Lehman Brothers Holdings’ notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if payments on the senior debt were not made.

      Debt securities may bear interest at a fixed or a floating rate and may provide that the amount payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers, including Lehman Brothers Holdings,

•	one or more currencies,

•	one or more commodities,

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or

•	one or more indices or baskets of the items described above.

      For any particular debt securities Lehman Brothers Holdings offers, the prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms.

      The senior and subordinated debt will be issued under separate indentures between Lehman Brothers Holdings and a trustee. Below are summaries of the general features of the debt securities from these indentures. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indentures, which are incorporated by reference in or filed as exhibits to Lehman Brothers Holdings’ registration statement no. 333-60474. You can obtain copies of these documents by following the directions on page 6.

General Indenture Provisions That Apply to Senior and Subordinated Debt

•	Neither indenture limits the amount of debt that Lehman Brothers Holdings may issue or provides holders any protection should there be a highly leveraged transaction involving Lehman Brothers Holdings, although the indentures do limit Lehman Brothers Holdings’ ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under “Description of Debt Securities.” Each indenture allows for different types of debt securities, including indexed securities, to be issued in series.

•	The indentures allow Lehman Brothers Holdings to merge or to consolidate with another company, or sell all or substantially all of its assets to another company. If any of these events occur, the other company would be required to assume Lehman Brothers Holdings’ responsibilities for the debt. Unless the transaction resulted in an event of default, Lehman Brothers Holdings would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

•	The indentures provide that holders of 66 2/3% of the principal amount of the debt securities outstanding in any series may vote to change Lehman Brothers Holdings’ obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that security consents to the change.

•	Lehman Brothers Holdings may satisfy its obligations under the debt securities or be released from its obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay Lehman Brothers Holdings’ obligations under the particular securities when due.

•	The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

Events of Default

      The events of default specified in the indentures include:

•	failure to pay principal when due;

•	failure to pay required interest for 30 days;

•	failure to make a required scheduled installment payment for 30 days;

•	failure to perform other covenants for 90 days after notice; and

•	certain events of insolvency or bankruptcy, whether voluntary or not.

Remedies

      If there were a default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

Preferred Stock

      Lehman Brothers Holdings may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Lehman Brothers Holdings, voting rights and conversion rights.

      Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Lehman Brothers Holdings’ common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

Depositary Shares

      Lehman Brothers Holdings may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

      These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Lehman Brothers Holdings and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Lehman Brothers Holdings’ registration statement no. 333-60474. You can obtain copies of this document by following the directions on page 6.

Common Stock

      Lehman Brothers Holdings may issue shares of common stock, par value $.10 per share. Holders of the common stock are entitled to receive dividends when declared by the board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no cumulative voting or preemptive rights.

Form of Securities

      Lehman Brothers Holdings will generally issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, Luxembourg. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. Lehman Brothers Holdings will issue the securities only in registered form, without coupons.

Payment Currencies

      Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

Listing

      If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

USE OF PROCEEDS

      Lehman Brothers Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, primarily to fund its operating units and subsidiaries. Lehman Brothers Holdings may use some of the proceeds to refinance or extend the maturity of existing debt obligations. Lehman Brothers Holdings may use a portion of the proceeds from the sale of indexed notes to hedge its exposure to payments that it may have to make on such indexed notes as described below under “Use of Proceeds and Hedging.”

PLAN OF DISTRIBUTION

      Lehman Brothers Holdings may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

      The prospectus supplement win explain the ways Lehman Brothers Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Lehman Brothers Holdings is granting the underwriters, dealers or agents.

      If Lehman Brothers Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

      Lehman Brothers Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates. It also expects that one or more of these affiliates may offer and sell previously issued offered securities as part of their business, and may act as principals or agents in such transactions. Lehman Brothers Holdings or such affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities.

WHERE YOU CAN FIND MORE INFORMATION

      As required by the Securities Act of 1933, Lehman Brothers Holdings filed a registration statement (No. 333-60474) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

      Lehman Brothers Holdings files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Lehman Brothers Holdings files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

      The SEC allows Lehman Brothers Holdings to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Lehman Brothers Holdings files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Lehman Brothers Holdings incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on February 28, 2001;

•	Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 2000, filed with the SEC on March 9, 2001;

•	Quarterly Report on Form 10-Q for the quarter ended February 28, 2001, filed with the SEC on April 16, 2001;

•	Current Reports on Form 8-K, filed with the SEC on January 4, January 5, February 27, March 13, March 21, April 26 (two filings), May 2, May 22, June 1 and June 14, 2001; and

•	Registration Statement on Form 8-A, filed on April 29, 1994.

      All documents Lehman Brothers Holdings files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date affiliates of Lehman Brothers Holdings stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

      You may request a copy of these filings, at no cost, by writing or telephoning Lehman Brothers Holdings at the following address:

Controller’s Office
Lehman Brothers Holdings Inc.
Three World Financial Center
New York, New York 10285
(212) 526-0660

      You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. Lehman Brothers Holdings has not authorized anyone to provide you with different information. Lehman Brothers Holdings is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

USE OF PROCEEDS AND HEDGING

      General. Lehman Brothers Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, principally to:

•	fund the business of its operating units;

•	fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

•	lengthen the average maturity of liabilities, by reducing short-term liabilities or re-funding maturing indebtedness.

      Lehman Brothers Holdings expects to incur additional indebtedness in the future to fund its businesses. Lehman Brothers Holdings or an affiliate may enter into one or more swap agreements in connection with sales of the offered securities and may earn additional income from those transactions.

      Hedging. Lehman Brothers Holdings or its subsidiaries may use all or some of the proceeds received from the sale of offered securities to purchase or maintain positions in securities or other assets that may underlie any offered securities, or in securities or other assets that may be used to determine an index or indices that the securities may be linked to. Lehman Brothers Holdings or its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on such securities, or other derivative or similar instruments relating to any such securities, assets or indices. Lehman Brothers Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other risk relating to offered securities.

      Lehman Brothers Holdings expects that it or its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying securities, assets or indices. These factors may include the history of price changes in those underlying securities, assets or indices and the time remaining to maturity. Lehman Brothers Holdings may take long or short positions in undertaking any such hedging. These hedging activities may occur from time to time before the offered securities mature and will depend on market conditions.

      In addition, Lehman Brothers Holdings or its subsidiaries may purchase or otherwise acquire long or short positions in the offered securities themselves from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Lehman Brothers Holdings or its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

      If Lehman Brothers Holdings or its subsidiaries have long hedge positions, they may liquidate all or a portion of their holdings at or about the time of the maturity of the offered securities. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Lehman Brothers Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

      Lehman Brothers Holdings has no reason to believe that its hedging activities will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or similar instruments, or on the value of the underlying securities, assets or indices. However, Lehman Brothers Holdings cannot guarantee to you that its hedging activities will not affect such prices or value.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

						Three
						Months
	Year Ended November 30,					Ended
						February 28,
	1996	1997	1998	1999	2000	2001

Ratio of Earnings to Fixed Charges	1.06	1.07	1.07	1.12	1.14	1.12
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.05	1.06	1.06	1.10	1.12	1.11

DESCRIPTION OF DEBT SECURITIES

      Please note that in this section entitled “Description of Debt Securities,” references to Lehman Brothers Holdings refer only to Lehman Brothers Holdings and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that Lehman Brothers Holdings or the trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Book-Entry Procedures and Settlement.”

General

      The debt securities offered by this prospectus will be unsecured obligations of Lehman Brothers Holdings and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures (including all amendments and a separate related document containing standard multiple series indenture provisions) have been filed with the SEC and are incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions on page 6, or by contacting the applicable indenture trustee.

      A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been filed with the SEC or will be filed with the SEC at the time of the offering and incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of any form of debt security when it has been filed by following the directions on page 6 or by contacting the applicable indenture trustee.

      The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

      Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the senior debt indenture will be Citibank, N.A., and the trustee under the subordinated debt indenture will be The Chase Manhattan Bank.

      The indentures provide that unsecured senior or subordinated debt securities of Lehman Brothers Holdings may be issued in one or more series, with different terms, in each case as authorized from time to time by Lehman Brothers Holdings. Lehman Brothers Holdings also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.

Types of Debt Securities

      Lehman Brothers Holdings may issue fixed rate debt securities, floating rate debt securities or indexed debt securities.

Fixed and Floating Rate Debt Securities

      Fixed rate debt securities will bear interest at a fixed rate described in the prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are often issued at a price lower than the principal amount. Federal income tax consequences and other special considerations applicable to any debt securities issued by Lehman Brothers Holdings at a discount will be described in the applicable prospectus supplement.

      Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

      All percentages resulting from any interest rate calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

      In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of Lehman Brothers Holdings.

Indexed Debt Securities

      Lehman Brothers Holdings may also offer indexed debt securities, which may be fixed or floating rate debt securities or bear no interest. The particular terms of any offered indexed debt securities will be described in detail in an accompanying prospectus supplement.

Information in the Prospectus Supplement

      The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	whether senior or subordinated debt;

•	the total principal amount offered;

•	the percentage of the principal amount at which the securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is an original issue discount debt security, the yield to maturity;

•	if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the day count used to calculate interest payments for any period;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in United States dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which the securities may be redeemed at the option of Lehman Brothers Holdings;

•	any obligation of Lehman Brothers Holdings to redeem, purchase or repay the securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	any provisions for the discharge of Lehman Brothers Holdings’ obligations relating to the securities by deposit of funds or United States government obligations;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the securities; and

•	any other specific terms of the securities.

      The terms on which a series of debt securities may be convertible into or exchangeable for other securities of Lehman Brothers Holdings or any other entity will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Lehman Brothers Holdings. The terms may include provisions pursuant to which the number of other securities to be received by the holders of such series of debt securities may be adjusted.

      The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the accompanying prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

      The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Lehman Brothers Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 305).

Payment and Paying Agents

      Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office of the relevant trustee in New York City. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement (Sections 307 and 1002).

Calculation Agents

      Calculations relating to floating rate debt securities and indexed debt securities will be made by the calculation agent, an institution that Lehman Brothers Holdings appoints as its agent for this purpose. That institution may include any affiliate of Lehman Brothers Holdings, such as Lehman Brothers Inc. Lehman Brothers Holdings may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the prospectus supplement.

Senior Debt

      The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Lehman Brothers Holdings except subordinated debt.

Subordinated Debt

      The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all “senior debt” (as defined below) of Lehman Brothers Holdings.

      If Lehman Brothers Holdings defaults in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Lehman Brothers Holdings cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

      If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Lehman Brothers Holdings, its creditors or its property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

      Furthermore, if Lehman Brothers Holdings defaults in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of such debt can receive any payments.

      “Senior debt” means:

(1) the principal, premium, if any, and interest in respect of (A) indebtedness of Lehman Brothers Holdings for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Lehman Brothers Holdings, including the senior debt securities;

(2) all capitalized lease obligations of Lehman Brothers Holdings;

(3) all obligations of Lehman Brothers Holdings representing the deferred purchase price of property; and

(4) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (3);

but senior debt does not include:

(a) subordinated debt securities;

(b) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

(c) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables; and

(d) indebtedness that is subordinated to an obligation of Lehman Brothers Holdings of the type specified in clauses (1) through (4) above (Subordinated Debt Indenture, Section 1401).

      The effect of clause (d) is that Lehman Brothers Holdings may not issue, assume or guarantee any indebtedness for money borrowed which is junior to the senior debt securities and senior to the subordinated debt securities.

Covenants

      Limitations on Liens. The indentures provide that Lehman Brothers Holdings will not, and will not permit any designated subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of common stock of any designated subsidiary, without providing that each series of debt securities and, at Lehman Brothers Holdings’ option, any other indebtedness ranking equally and ratably with such indebtedness, is secured equally and ratably with (or prior to) such other secured indebtedness (Section 1005).

      “Designated subsidiary” means any subsidiary of Lehman Brothers Holdings, the consolidated net worth of which represents at least 5% of the consolidated net worth of Lehman Brothers Holdings. As of February 28, 2001, the designated subsidiaries were Lehman Brothers Bancorp Inc., Lehman Brothers Bank, FSB, Lehman Brothers Inc., Lehman Brothers Holdings Plc, Lehman Brothers (International) Europe, Lehman Brothers Japan Inc., Lehman Brothers U.K. Holdings (Delaware) Inc., Lehman Brothers UK Holdings Ltd., Lehman Commercial Paper Inc., LCPI Properties Inc., LW-LP Inc., Lehman Re Ltd. and Structured Asset Securities Corp. (Section 101).

      Limitations on Mergers and Sales of Assets. The indentures provide that Lehman Brothers Holdings will not merge or consolidate or transfer or lease all or substantially all its assets, and another person may not transfer or lease all or substantially all of its assets to Lehman Brothers Holdings unless:

•	either (1) Lehman Brothers Holdings is the continuing corporation, or (2) the successor corporation, if other than Lehman Brothers Holdings, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Section 801).

      Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

      Under the indentures, Lehman Brothers Holdings and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of debt securities (Section 901).

      Lehman Brothers Holdings and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

      No such modification may, without the consent of the holder of each security so affected:

•	extend the fixed maturity of any such securities,

•	reduce the rate or change the time of payment of interest on such securities,

•	reduce the principal amount of such securities or the premium, if any, on such securities,

•	change any obligation of Lehman Brothers Holdings to pay additional amounts,

•	reduce the amount of the principal payable on acceleration of any securities issued originally at a discount,

•	adversely affect the right of repayment or repurchase at the option of the holder,

•	reduce or postpone any sinking fund or similar provision,

•	change the currency or currency unit in which any such securities are payable or the right of selection thereof,

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities,

•	reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders,

•	change any obligation of Lehman Brothers Holdings to maintain an office or agency (Section 902).

Defaults

      Each indenture provides that events of default regarding any series of debt securities will be:

•	failure to pay required interest on any debt security of such series for 30 days;

•	failure to pay principal or premium, if any, on any debt security of such series when due;

•	failure to make any required scheduled installment payment for 30 days on debt securities of such series;

•	failure to perform for 90 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency, whether voluntary or not (Section 501).

      If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable. Lehman Brothers Holdings is required to file annually with the trustee a statement of an officer as to the fulfillment by Lehman Brothers Holdings of its obligations under the indenture during the preceding year (Section 1006).

      No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

      Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 502 and 512). The trustee generally will not be requested, ordered or directed by any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity (Section 603).

      If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 506).

      Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Sections 502, 507 and 603).

Defeasance

      Except as may otherwise be set forth in an accompanying prospectus supplement, after Lehman Brothers Holdings has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then:

•	if the terms of the debt securities so provide, Lehman Brothers Holdings will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge” (Section 401); or

•	Lehman Brothers Holdings will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on such debt securities, relating to the debt securities of such series, which is known as “covenant defeasance” (Section 1009).

      When there is a defeasance and discharge, (1) the applicable indenture will no longer govern the debt securities of such series, (2) Lehman Brothers Holdings will no longer be liable for payment and (3) the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Lehman Brothers Holdings will continue to be obligated to make payments when due if the deposited funds are not sufficient.

      For a discussion of the principal United States federal income tax consequences of covenant defeasance and defeasance and discharge, see “United States Federal Income Tax Consequences — Tax Consequences of Defeasance” below.

Payment of Additional Amounts

      If so noted in the applicable prospectus supplement for a particular issuance, Lehman Brothers Holdings will pay to the holder of any debt security who is a “United States Alien” (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the debt security, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon the holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such debt security to be then due and payable. Lehman Brothers Holdings will not be required, however, to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States, or (2) the presentation of a debt security for payment after 10 days;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed by reason of such holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such debt security;

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any debt security if such payment can be made without withholding by any other paying agent;

•	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of such debt security, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of Lehman Brothers Holdings, or (2) a controlled foreign corporation with respect to Lehman Brothers Holdings within the meaning of the Code; or

•	any combinations of items identified in the bullet points above.

      In addition, Lehman Brothers Holdings will not be required to pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt security.

      The term “United States Alien” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

Redemption Upon a Tax Event

      If so noted in the applicable prospectus supplement for a particular issuance, the debt securities may be redeemed at the option of Lehman Brothers Holdings in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, if Lehman Brothers Holdings determines that as a result of a “change in tax law” (as defined below):

•	Lehman Brothers Holdings has or will become obligated to pay additional amounts as described under the heading “— Payment of Additional Amounts” on any debt security, or

•	there is a substantial possibility that Lehman Brothers Holdings will be required to pay such additional amounts.

      A “change in tax law” that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before the date of the applicable prospectus supplement for the particular issuance of debt securities to which this section applies except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to Lehman Brothers Holdings.

      Prior to the publication of any notice of redemption, Lehman Brothers Holdings shall deliver to the Trustee (1) an officers’ certificate stating that Lehman Brothers Holdings is entitled to effect the aforementioned redemption and setting forth a statement of facts showing that the conditions precedent to the right of Lehman Brothers Holdings so to redeem have occurred, and (2) an opinion of counsel to such effect based on such statement of facts.

Governing Law

      Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law.

Concerning the Trustees

      Lehman Brothers Holdings has had and may continue to have banking and other business relationships with the trustees in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

      As of the date of this prospectus, Lehman Brothers Holdings’ authorized capital stock includes 600 million shares of common stock. The following briefly summarizes the material terms of Lehman Brothers Holdings’ common stock. You should read the more detailed provisions of Lehman Brothers Holdings’ certificate of incorporation and by-laws for provisions that may be important to you. You can obtain copies of these documents by following the directions on page 6.

Common Stock

      As of March 31, 2001, Lehman Brothers Holdings had outstanding 246,491,672 shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class together with holders of the company’s Redeemable Voting Preferred Stock, which is described below. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

      Upon voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York Stock Exchange and the Pacific Exchange.

Delaware Law, Certificate of Incorporation and By-Law Provisions That May Have an Antitakeover Effect

      The following discussion concerns certain provisions of Delaware law and Lehman Brothers Holdings’ certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for its shares.

      Delaware Law. Lehman Brothers Holdings is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the business combination the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

      A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.

      Certificate of Incorporation and By-Laws. Lehman Brothers Holdings’ certificate of incorporation provides that its board of directors be classified into three classes of directors, each class consisting of approximately one-third of the directors. Directors serve a three-year term, with a different class of directors up for election each year. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Lehman Brothers Holdings’ certificate of incorporation does not provide otherwise. Its certificate of incorporation also provides that any action required or permitted to be taken by its stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

      Lehman Brothers Holdings’ by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or inability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, Lehman Brothers Holdings’ by-laws provide that directors be elected by a plurality of votes cast at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

DESCRIPTION OF PREFERRED STOCK

      As of the date of this Prospectus, Lehman Brothers Holdings’ authorized capital stock includes 38 million shares of preferred stock. The following briefly summarizes the material terms of Lehman Brothers Holdings’ preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Lehman Brothers Holdings which will be described in more detail in the prospectus supplement prepared for such series, together with the more detailed provisions of Lehman Brothers Holdings’ restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of designation relating to a particular series of preferred stock offered by way of an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a Form 8-K or similar document incorporated by reference in the registration statement of which this prospectus forms a part. You can obtain a copy of this document by following the directions on page 6. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Lehman Brothers Holdings’ outstanding preferred stock, see below under “Outstanding Preferred Stock.”

General

      Under Lehman Brothers Holdings’ certificate of incorporation, the board of directors of Lehman Brothers Holdings is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series, except as otherwise stated in the certificate of incorporation.

      Prior to the issuance of any series of preferred stock, the board of directors of Lehman Brothers Holdings will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term “board of directors of Lehman Brothers Holdings” includes any duly authorized committee.

      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Lehman Brothers Holdings and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Lehman Brothers Holdings may have the effect of rendering more difficult or discouraging an acquisition of Lehman Brothers Holdings deemed undesirable by the board of directors of Lehman Brothers Holdings.

      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Lehman Brothers Holdings.

      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

      Unless otherwise specified for a particular series of preferred stock in an accompanying prospectus supplement, each series will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

      Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by the board of directors of Lehman Brothers Holdings out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Lehman Brothers Holdings or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

      Lehman Brothers Holdings may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

      Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

      Similarly, Lehman Brothers Holdings may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Lehman Brothers Holdings ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

      The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock of Lehman Brothers Holdings or any other entity.

Redemption

      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Lehman Brothers Holdings or the holder thereof and may be mandatorily redeemed.

      Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

      Unless Lehman Brothers Holdings defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of Lehman Brothers Holdings, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Lehman Brothers Holdings on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Lehman Brothers Holdings after they have received their full liquidation preference.

Voting Rights

      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the certificate of designation establishing such series; or

•	as required by applicable law.

Outstanding Preferred Stock

      Set forth below is specific information concerning the various series of preferred stock that have been issued by Lehman Brothers Holdings and that are currently outstanding.

					Date Next
					Redeemable
	Number of			Redemption	by Lehman	General
	Shares	Dividends		Price Per	Brothers	Voting
Title of Series	Outstanding	Per Year		Share	Holdings	Rights

Redeemable Voting Preferred Stock	1,000	Variable	(1)	$1.00	Variable (2)	Yes (3)
5.94% Cumulative Preferred Stock, Series C	500,000	$29.70		$500.00	05/31/08	No
5.67% Cumulative Preferred Stock, Series D	40,000	$283.50		$5,000.00	08/31/08	No
Fixed/Adjustable Rate Cumulative Preferred Stock, Series E	50,000	$355.75	(4)	$5,000.00	05/31/05	No

(1)	The holders of the Redeemable Voting Preferred Stock (as of the date of this prospectus, The American Express Company and Nippon Life Insurance Company) are entitled to 50% of the amount by which Lehman Brothers Holdings’ net income for a fiscal year exceeds $400 million, to a maximum of $50 million per year (prorated for the final dividend period, which runs from December 1, 2001 to May 31, 2002).

(2)	Redemption is mandatory on May 31, 2002. The holders also have the right to require Lehman Brothers Holdings to redeem the Redeemable Voting Preferred Stock if a Designated Event (as defined in Lehman Brothers Holdings’ certificate of incorporation) occurs, for an aggregate redemption payment of $50 million if such event occurs prior to November 30, 2001.

(3)	Holders of shares of Redeemable Voting Preferred Stock are entitled to 1,059 votes per share when voting as a class with the common stock, subject to anti-dilution adjustment. American Express has agreed that as long as it holds Redeemable Voting Preferred Stock, it will vote it in the same proportion as the common stock holders on matters voted on generally.

(4)	$355.75 until May 31, 2005; thereafter, to be determined, but in any event no less than $380.75 nor more than $680.75.

      Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights:

•	that are required by law,

•	that apply if there is a default in paying dividends for the equivalent of six calendar quarters, and

•	when Lehman Brothers Holdings wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series.

Some or all of these special voting rights apply to each series of preferred stock listed above. In the event of a default in paying dividends for the equivalent of six calendar quarters, the holders of the Redeemable Voting Preferred Stock, the 5.94% Cumulative Preferred Stock, Series C, the 5.67% Cumulative Preferred Stock, Series D, and the Fixed/Adjustable Rate Cumulative Preferred Stock, Series E, have the right collectively to elect two additional directors to Lehman Brothers Holdings’ board of directors until such dividends are paid.

DESCRIPTION OF DEPOSITARY SHARES

      The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Lehman Brothers Holdings and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions on page 6. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

      Lehman Brothers Holdings may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Lehman Brothers Holdings will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

      The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Lehman Brothers Holdings and a bank or trust company selected by Lehman Brothers Holdings having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

      The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

      The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Lehman Brothers Holdings, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

      If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

      Whenever Lehman Brothers Holdings redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Voting Deposited Preferred Stock

      Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

      Lehman Brothers Holdings will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Amendment and Termination of the Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Lehman Brothers Holdings and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Lehman Brothers Holdings.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

      Lehman Brothers Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Lehman Brothers Holdings also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

      The preferred stock depositary may resign at any time by delivering to Lehman Brothers Holdings notice of its intent to do so, and Lehman Brothers Holdings may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

      The preferred stock depositary will forward all reports and communications from Lehman Brothers Holdings which are delivered to the preferred stock depositary and which Lehman Brothers Holdings is required to furnish to the holders of the deposited preferred stock.

      Neither the preferred stock depositary nor Lehman Brothers Holdings will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Lehman Brothers Holdings and the preferred stock depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Lehman Brothers Holdings and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

FORM, EXCHANGE AND TRANSFER

      Securities will only be issued in registered form; no securities will be issued in bearer form. Lehman Brothers Holdings will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement. Common stock will be issued in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

      If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•	The securities will be issued in fully registered form in denominations stated in the prospectus supplement. Holders may exchange their securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

•	Holders may exchange, transfer, present for payment or exercise their securities at the office of the relevant trustee or agent indicated in the prospectus supplement. They may also replace lost, stolen, destroyed or mutilated securities at that office. Lehman Brothers Holdings may appoint another entity to perform these functions or may perform them itself.

•	Holders will not be required to pay a service charge to transfer or exchange their securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if Lehman Brothers Holdings’ transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

•	If Lehman Brothers Holdings has the right to redeem, accelerate or settle any securities before their maturity or expiration, and Lehman Brothers Holdings exercises that right as to less than all those securities. Lehman Brothers Holdings may block the transfer or exchange of those securities during the period beginning 15 days before the day Lehman Brothers Holdings mails the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Lehman Brothers Holdings may also refuse to register transfers of or exchange any security selected for early settlement, except that Lehman Brothers Holdings will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

•	If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

      Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

      Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

      The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

      A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and Lehman Brothers Holdings does not appoint a qualified replacement for DTC within 90 days; or

•	Lehman Brothers Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

      Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

      In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to Participants in accordance with DTC’s procedures.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

      Lehman Brothers Holdings will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

      Links have been established among DTC, Clearstream Banking, société anonyme, Luxembourg (“Clearstream Banking SA”) and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

      Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

      Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

      When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

      Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

      When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Simpson Thacher & Bartlett, our special United States tax counsel, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of debt securities and common and preferred stock as of the date of this prospectus. Except where noted, this summary deals only with debt securities and common and preferred stock held as capital assets by United States holders and does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, or persons liable for alternative minimum tax;

•	tax consequences to persons holding debt securities or common or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to United States holders of debt securities or common or preferred stock whose “functional currency” is not the U.S. dollar;

•	certain expatriates who are holders of our debt securities or common or preferred stock;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

      The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for United States federal income tax purposes. If any debt security did not constitute debt for United States federal income tax purposes, the tax consequences of the ownership of such debt security could differ materially from the tax consequences described herein. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities or common or preferred stock in the applicable prospectus supplement. We will also summarize certain federal income tax consequences, if any, applicable to any offering of depositary shares in the applicable prospectus supplement.

      If a partnership holds our debt securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, common or preferred stock, you should consult your tax advisors.

      If you are considering the purchase of debt securities or common or preferred stock, you should consult your own tax advisors concerning the federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Debt Securities

Consequences to United States Holders

      The following is a summary of certain United States federal tax consequences that will apply to you if you are a United States holder of debt securities.

      Certain consequences to “non-United States holders” of debt securities are described under “— Consequences to Non-United States Holders” below.

      “United States holder” means a beneficial owner of a debt security that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust that (x) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

          Payments of Interest

      Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

          Original Issue Discount

      If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute qualified stated interest, as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an OID debt security.

      A debt security with an issue price that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

      We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

      If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

      Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

      If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraph. This method takes into account the compounding of interest. The accruals of OID on an OID debt security will generally be less in the early years and more in the later years.

      The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

•	the debt security’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

      OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

      Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

      This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

      You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service. You should consult with your own tax advisors about this election.

          Short-Term Debt Securities

      In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for United States federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

          Market Discount

      If you purchase a debt security, other than an OID debt security, for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security.

      Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

          Acquisition Premium, Amortizable Bond Premium

      If you purchase an OID debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

      If you purchase a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an OID debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

          Sale, Exchange and Retirement of Debt Securities

      Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as such) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, or as described below with respect to foreign currency debt securities or with respect to contingent payment debt securities that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

          Tax Consequences of Defeasance

      We may discharge our obligations under the debt securities as more fully described under “Description of Debt Securities — Defeasance” above. Such a discharge would generally for United States federal income tax purposes constitute the retirement of the debt securities and the issuance of new obligations. As a result, you would realize gain or loss (if any) on this exchange, which would be recognized subject to certain possible exceptions. Furthermore, following discharge, the debt securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID.

      Even though federal income tax on the deemed exchange may be imposed on you, you would not receive any cash until the maturity or an earlier redemption of the debt securities, except for any current interest payments.

      Any gain realized would generally not be taxable to Non-United States holders under the circumstances outlined below under “Consequences to Non-United States Holders — United States Federal Income Tax.”

      Under current federal income tax law, a covenant defeasance generally would not be treated as a taxable exchange of the debt securities. You should consult your own tax advisor as to the tax consequences of a defeasance and discharge and a covenant defeasance, including the applicability and effect of tax laws other than the federal income tax law.

Extendible Debt Securities, Renewable Debt Securities and Reset Debt Securities

      If so specified in an applicable prospectus supplement relating to a debt security, we may have the option to extend the maturity of a debt security. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier.

      The United States federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities, and the other consequences described above under “Tax Consequences of Defeasance” would also apply.

      If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exchange.

      Original Issue Discount. The presence of such options may also affect the calculation of OID, among other things. Solely for purposes of the accrual of OID, if we issue a debt security and have an option or combination of options to extend the term of the debt security, we will be presumed to exercise such option or options in a manner that minimizes the yield on the debt security. Conversely, if you are treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt security. If we exercise such option or options to extend the term of the debt security, or your option to put does not occur (contrary to the assumptions made), then solely for purposes of the accrual of OID, the debt security will be treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date.

      You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

          Foreign Currency Debt Securities

      Payments of Interest. If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

      If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

•	the last day of the accrual period

•	the last day of the taxable year if the accrual period straddles your taxable year, or

•	on the date the interest payment is received if such date is within five days of the end of the accrual period.

      Upon receipt of an interest payment on such debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

      Original Issue Discount. OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first,

•	third, as the receipt of principal.

      Market Discount and Bond Premium. The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

      Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

      If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

      Sale, Exchange or Retirement. Your tax basis in a foreign currency debt security will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of your purchase. If you purchased the foreign currency debt security with previously owned foreign currency, you will recognize exchange gain or loss at the time of the purchase attributable to the difference at the time of purchase, if any, between your tax basis in the foreign currency and the fair market value of the debt security in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

      For purposes of determining the amount of any gain or loss you recognize on the sale, exchange retirement or other disposition of a foreign currency debt security, the amount realized on such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in foreign currency (other than amounts attributable to accrued but unpaid interest not previously included in your income), determined at the time of the sale, exchange, retirement or other disposition.

      You may also recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a foreign currency debt security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a foreign currency debt security.

      If a foreign currency debt security is denominated in one of certain hyperinflationary currencies, generally:

•	exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) the debt security was held, and

•	such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on, and an adjustment to the holder’s tax basis in, the foreign currency debt security.

      Your tax basis in foreign currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a foreign currency debt security will be the U.S. dollar value thereof at the spot rate at the time you receive such foreign currency. Any gain or loss recognized by you on a sale, exchange or other disposition of foreign currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

      Dual Currency Debt Securities. If so specified in an applicable prospectus supplement relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. The United States federal income tax treatment of dual currency debt securities is uncertain. Treasury regulations currently in effect do not address the tax treatment of dual currency debt securities.

      An IRS announcement states that the IRS is considering issuing proposed regulations that would:

•	apply the principles contained in regulations governing contingent debt instruments to dual currency notes in the “predominant currency” of the dual currency notes and

•	apply the rules discussed above with respect to foreign currency notes with OID for the translation of interest and principal into U.S. dollars.

      The IRS states that these concepts are still under consideration. Persons considering the purchase of dual currency notes should carefully examine the applicable prospectus supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such notes.

      If we exercise the option to make payments in a currency other than the specified currency, you may be considered to have exchanged your debt security denominated in the specified currency for a debt security denominated in the optional payment currency. If the exercise is treated as a taxable exchange, you will recognize gain or loss if any, equal to the difference between your basis in the debt security denominated in the specified currency and the value of the debt security denominated in the optional payment currency. If the exercise of the option is not treated as an exchange, you will not recognize gain or loss and your basis in the debt security will be unchanged.

          Contingent Payment Debt Securities

      The OID regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain debt securities providing for one or more contingent payments. Under these rules, you will accrue OID each year based on the “comparable yield” of the debt securities. The comparable yield of the debt securities will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions similar to the debt securities.

      We are required to provide the comparable yield to you and, solely for tax purposes, are also required to provide a projected payment schedule that includes the actual interest payments on the debt securities and estimates the amount and timing of contingent payments on the debt securities. We will give notice in the applicable prospectus supplement when we determine that a particular debt security will be treated as contingent debt.

      The amount of OID on a contingent payment debt security for each accrual period is determined by multiplying the comparable yield of the contingent payment debt security (adjusted for the length of the accrual period) by the debt security’s adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that you hold the contingent payment debt security.

      If the actual payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments, adjustments will be made for such differences. A positive adjustment, for the amount by which an actual payment exceeds a projected contingent payment, will be treated as additional interest. A negative adjustment will:

•	first, reduce the amount of interest required to be accrued in the current year

•	second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that your total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and

•	third, any excess negative adjustments will be carried forward to offset future income or amount realized on disposition.

      Gain on the sale, exchange or retirement of a contingent payment debt security generally will be treated as ordinary income. Loss from the disposition of a contingent payment debt security will be treated as ordinary loss to the extent of your prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss.

      You are generally bound by the comparable yield and projected payment schedule provided by us. However, if you believe that our projected payment schedule is unreasonable, you may set your own projected payment schedule so long as you explicitly disclose the use of such schedule and the reason therefor. Unless otherwise prescribed by the Commissioner of the IRS, such disclosure must be made in a statement attached to your timely filed federal income tax return for the taxable year in which the debt security is acquired.

      For special treatment of foreign currency debt securities or dual currency debt securities that are also contingent payment debt securities, see the applicable prospectus supplement.

      The rules regarding contingent payment debt securities are complex. If you are considering the purchase of debt securities providing for one or more contingent payments, you should carefully examine the applicable prospectus supplement and consult your own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such debt securities.

     Consequences to Non-United States Holders

      The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of debt securities.

      Special rules may apply to some non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies” and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

          United States Federal Withholding Tax

      The 30% United States federal withholding tax will not apply to any payment of principal or interest, including OID, on debt securities provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or successor form), and certify, under penalty of perjury, that you are not a United States person or (b) you hold your notes through certain foreign intermediaries, and you satisfy the certification requirements of applicable U.S. Treasury regulations.

      Special certification rules apply to certain non-United States holders that are entities rather than individuals. If you cannot satisfy the requirements described above, payments of premium, if any, and interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed

•	IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty; or

•	IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

      Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

          United States Federal Income Tax

      If you are engaged in a trade or business in the United States and premium, if any, or interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on that interest and OID on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a United States holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments. For this purpose, any premium and interest, including OID, on debt securities will be included in your earnings and profits.

      You will generally not be subject to United States federal income tax on the disposition of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

          United States Federal Estate Tax

      Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that (1) you do not own 10% or more of the total combined voting power of all classes of our voting stock, within the meaning of the Code and United States Treasury regulations, and (2) interest on those debt securities would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting and Backup Withholding

United States Holders

      In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A 31% backup withholding tax will apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full dividend and interest income.

          Non-United States Holders

      In general, no information reporting or backup withholding will be required regarding payments that we make to you provided that we do not have actual knowledge that you are a United States person and we have received from you the statement described above under “United States Federal Withholding Tax.”

      In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a United States person or you otherwise establish an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Common and Preferred Stock

     Consequences to United States Holders

      The consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

•	the term of the stock;

•	any put or call option or redemption provisions with respect to the stock;

•	any conversion or exchange features with respect to the stock; and

•	the price at which the stock is sold.

      United States holders should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of stock with such terms.

     Consequences to Non-United States Holders

      The following is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of common or preferred stock.

      Special rules may apply to some non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies” and corporations that accumulate earnings to avoid United States federal income tax, that are subject to special treatment under the Code. These entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

          Dividends

      In general, dividends paid to you (including any deemed dividends that may arise from the excess of the redemption price over the issue price or certain adjustments to the conversion ratio of convertible instruments) will be subject to withholding of United States federal income tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment, are not subject to the withholding tax. Instead, these dividends are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. You must comply with certification and disclosure requirements in order for effectively connected income to be exempt from withholding. If you are a foreign corporation, any effectively connected dividends you receive may also be subject to an additional branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

      A non-United States holder of common or preferred stock who wishes to claim the benefit of an applicable treaty rate, and avoid back-up withholding as discussed below, will be required to satisfy the certification requirements of applicable United States Treasury regulations. Special rules apply to claims for treaty benefits made by non-United States persons that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

      If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common or Preferred Stock

      You generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of common or preferred stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment;

•	you are an individual holding the common or preferred stock as a capital asset, and are present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

      If you are an individual non-United States holder described in the first bullet point above you will be subject to United States federal income tax on the net gain derived from the sale. If you are an individual non-United States holder described in the second bullet point above you will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a non-United States holder that is a foreign corporation and you are described in the first bullet point above, you will be subject to tax on your gain under regular graduated United States federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

      We believe that we are not currently and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes. We will give you notice in an applicable pricing supplement if we determine that we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

Federal Estate Tax

      If you are an individual, common or preferred stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

      We will be required to report annually to the IRS and to you the amount of dividends paid to you and the tax withheld from dividend payments made to you, regardless of whether withholding was required. We may make available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty copies of the information returns reporting the dividends and withholding.

      Backup withholding at the rate of 31% generally will apply to dividends paid to you unless you satisfy the certification requirements of applicable United States Treasury regulations.

      Payment of the proceeds of a sale of the common or preferred stock to you within the United States or conducted through some United States related financial intermediaries will be subject to both backup withholding and information reporting unless (l)(a) you certify under penalties of perjury that you are a non-United States holder and (b) the payor does not have actual knowledge that you are a United States person or (2) you otherwise establish an exemption.

      Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against your federal income tax liability provided the required information is provided to the IRS.

Preferred Stock and Depositary Shares

      If you are considering the purchase of preferred stock or depositary shares, you should carefully examine the applicable prospectus supplement regarding the special United States federal income tax consequences, if any, of the holding and disposition of such preferred stock or depositary shares including any tax considerations relating to the specific terms of such preferred stock or depositary shares.

PLAN OF DISTRIBUTION

      Lehman Brothers Holdings may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

      Any such underwriters, dealers or agents may include Lehman Brothers Inc. or other affiliates of Lehman Brothers Holdings.

      The prospectus supplement relating to a particular offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Lehman Brothers Holdings from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, which in the aggregate will not exceed 8 percent of the gross proceeds of the offering;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

      Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

      In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

      These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

      If dealers are utilized in the sale of offered securities, Lehman Brothers Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

      Offered securities may be sold directly by Lehman Brothers Holdings to one or more institutional purchasers, or through agents designated by Lehman Brothers Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Lehman Brothers Holdings to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      If so indicated in the applicable prospectus supplement, Lehman Brothers Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Lehman Brothers Holdings at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

      In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares.

      Lehman Brothers Inc., the broker-dealer subsidiary of Lehman Brothers Holdings, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

      This prospectus together with any applicable prospectus supplement may also be used by Lehman Brothers Inc. and other affiliates of Lehman Brothers Holdings in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

      Underwriters, dealers and agents may be entitled, under agreements with Lehman Brothers Holdings, to indemnification by Lehman Brothers Holdings relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Lehman Brothers Holdings and affiliates of Lehman Brothers Holdings in the ordinary course of business.

      Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

United Kingdom Selling Restrictions

      Each underwriter will represent and agree that:

•	it has not offered or sold and prior to the date six months after the date of issue of the offered securities will not offer or sell offered securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•	it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the offered securities in, from or otherwise involving the United Kingdom; and

•	it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the offered securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

ERISA CONSIDERATIONS

      Lehman Brothers Holdings has subsidiaries, including Lehman Brothers Inc., that provide services to many employee benefit plans. Lehman Brothers Holdings and any direct or indirect subsidiary of Lehman Brothers Holdings may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986 (the “Code”), relating to many employee benefit plans. “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan relating to which Lehman Brothers Holdings or any direct or indirect subsidiary of Lehman Brothers Holdings is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the offered securities should consult with its legal counsel.

LEGAL MATTERS

      Oliver Budde, Vice President of Lehman Brothers Holdings, has rendered an opinion to Lehman Brothers Holdings regarding the validity of the securities offered by the prospectus. Simpson Thacher & Bartlett, New York, New York, or other counsel identified in the applicable prospectus supplement, will act as legal counsel to the underwriters. Simpson Thacher & Bartlett has from time to time acted as counsel for Lehman Brothers Holdings and its subsidiaries and may do so in the future.

EXPERTS

      The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. as of November 30, 2000 and 1999, and for each of the years in the three-year period ended November 30, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements and such report are incorporated by reference in Lehman Brothers Holdings’ annual report on Form 10-K for the year ended November 30, 2000, and incorporated by reference in this prospectus. The consolidated financial statements of Lehman Brothers Holdings referred to above are incorporated by reference in this prospectus in reliance upon such report given on the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on consolidated financial statements of Lehman Brothers Holdings issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report given on said authority.

LOGO

$750,000,000 PIESSM

(Premium Income Exchangeable SecuritiesSM)

LEHMAN BROTHERS HOLDINGS INC.

6 1/4% Exchangeable Notes

Due October 15, 2007

(Subject to exchange into shares of common stock of General Mills, Inc.)

PROSPECTUS SUPPLEMENT

(including prospectus

dated June 14, 2001)

LEHMAN BROTHERS

CITIGROUP
MERRILL LYNCH & CO.
MORGAN STANLEY

“Premium Income Exchangeable Securities” and “PIES” are service marks owned by Lehman Brothers Inc.

PROSPECTUS SUPPLEMENT (to Prospectus dated September 20, 2004)

16,593,000 Shares

General Mills, Inc.

Common Stock

        This prospectus supplement relates to up to an aggregate of 16,593,000 shares of our common stock. We may deliver all or a portion of these shares to an affiliate of Lehman Brothers Holdings Inc. pursuant to a forward purchase contract that we have entered into with that affiliate of Lehman Brother Holdings. Lehman Brothers Holdings, as the issuer of the Premium Income Exchangeable Securities, or “PIES,” described in the prospectus supplement referred to below, will deliver an aggregate of between 13,827,000 and 16,593,000 shares of our common stock to holders of PIES, or the cash value thereof, as described in that prospectus supplement. We will not receive any proceeds from the delivery by Lehman Brothers to the holders of PIES. Please see “Summary — Concurrent Transactions” and “Plan of Distribution” for more information.

      The PIES are being sold in an offering described in a separate prospectus supplement and accompanying prospectus of Lehman Brothers Holdings, which is the issuer of the PIES. This prospectus supplement relates only to the shares of our common stock that may be delivered as described above. We are not responsible for any information contained in or omitted from the prospectus supplement and accompanying prospectus of Lehman Brothers Holdings. That prospectus supplement and the accompanying prospectus supplement of Lehman Brothers Holdings Inc. do not constitute a part of, and are not incorporated by reference into, this prospectus supplement.

      Our common stock is listed on The New York Stock Exchange under the symbol “GIS.” The last reported sale price of our common stock on The New York Stock Exchange on October 4, 2004 was $45.26 per share.

       Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7.

       The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

October 4, 2004

Prospectus Supplement

Prospectus

      All references to “General Mills,” “we,” “us” and “our” are to General Mills, Inc., and not to its subsidiaries.

      All references in this prospectus supplement to “$,” “U.S. Dollars” and “Dollars” are to United States Dollars.

      Trademarks and servicemarks in this prospectus supplement and accompanying prospectus are set forth in capital letters and are owned or licensed by us or our subsidiaries.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

      You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover.

      Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

SUMMARY

      This summary contains a general overview of the information in this prospectus supplement and accompanying prospectus. This summary may not contain all of the information that is important to you. You should carefully consider the information contained in or incorporated by reference in this prospectus supplement and accompanying prospectus, including the information set forth under the heading “Risk Factors‘ beginning on page S-7.

General Mills

Our Business

      We are a leading manufacturer and marketer of packaged consumer foods. We market our products primarily through our own sales organizations, supported by advertising and other promotional activities. We primarily distribute our products directly to retail food chains, cooperatives, membership stores and wholesalers. Our fiscal year ends on the last Sunday in May. All references to our fiscal years are to our fiscal years ending on the last Sunday in May of each such period.

      We were incorporated under the laws of the State of Delaware in 1928. On May 31, 2004, we employed approximately 27,580 persons worldwide. Our principal executive offices are located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426; telephone number (763) 764-7600. See “Where You Can Find More Information About General Mills” for details about information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Business Segments

      Our businesses are divided into three reportable segments:

•	U.S. Retail;

•	Bakeries and Foodservice; and

•	International.

      U.S. Retail consists of cereals, meals, refrigerated and frozen dough products, baking products, snacks, yogurt and organic foods. The Bakeries and Foodservice segment consists of products marketed to retail and wholesale bakeries and offered to the commercial and non-commercial foodservice sectors throughout the United States and Canada, such as restaurants and school cafeterias. The International segment is made up of retail business outside the United States and foodservice business outside of the United States and Canada.

      Our primary product and service categories and our main brands are outlined below:

U.S. Retail

      The U.S. Retail segment accounted for approximately 70% of our total fiscal 2004 net sales. Our principal product categories in the U.S. Retail segment are:

•	Big G Cereals. We produce and sell a number of ready-to-eat cereals, including such well-known brands as CHEERIOS, WHEATIES and TOTAL.

•	Meals. We manufacture and sell several lines of convenient dinner products, including BETTY CROCKER dry packaged dinner mixes, specialty potatoes and instant mashed potatoes, LLOYD’s refrigerated entrees, OLD EL PASO Mexican foods, PROGRESSO soups, and GREEN GIANT canned and frozen vegetables and meal starters.

•	Pillsbury USA. We manufacture and sell refrigerated and frozen dough products, frozen breakfast products and snack products, including a variety of PILLSBURY refrigerated and frozen dough products for cookies, breads and rolls; PILLSBURY frozen waffles and breakfast pastries; and TOTINO’S frozen pizza and snacks.

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•	Baking Products. We make and sell a line of dessert, muffin and baking mixes under the BETTY CROCKER trademark; baking mixes under the BISQUICK trademark; and flour under the GOLD MEDAL trademark.

•	Snacks. We produce and market POP SECRET microwave popcorn; lines of grain snacks and fruit snacks; CHEX and GARDETTO’s snack mixes; and BUGLES snacks.

•	Yoplait-Colombo. We manufacture and sell yogurt products, such as YOPLAIT and COLOMBO yogurt, including YOPLAIT WHIPS!, a mousse-like yogurt, and YOPLAIT NOURICHE, a meal replacement yogurt drink.

•	Organic. We produce and market a variety of organic food products under our CASCADIAN FARM and MUIR GLEN trademarks.

Bakeries and Foodservice

      Bakeries and Foodservice accounted for approximately 16% of our total fiscal 2004 net sales. We market mixes and unbaked, par-baked and fully-baked dough products to bakeries, together with branded products and custom products that are offered to commercial and non-commercial foodservice sectors such as school cafeterias, restaurants and convenience stores.

International

      International operations accounted for approximately 14% of our total fiscal 2004 net sales. In Canada, we market products in many categories, including cereals, meals, refrigerated dough products, baking products and snacks. Outside of North America, we offer numerous local brands in addition to such internationally recognized brands as HÄAGEN-DAZS ice cream, OLD EL PASO Mexican foods, GREEN GIANT vegetables, PILLSBURY dough products and mixes, BETTY CROCKER mixes and BUGLES snacks. We also sell mixes and dough products to bakery and foodservice customers outside of the United States and Canada.

Joint Ventures

      In addition to our consolidated operations, we manufacture and sell products through several joint ventures.

      Domestic Joint Ventures. We have a 50% equity interest in 8th Continent, LLC, a joint venture formed with DuPont, to develop and market soy-based beverages. This venture began with a line of 8TH CONTINENT soymilk distributed to limited markets in July 2001 and nationally in June 2003.

      International Joint Ventures. We have a 50% equity interest in Cereal Partners Worldwide, a joint venture formed with Nestle, S.A., that distributes cereal products in more than 130 countries and republics. Snack Ventures Europe, our joint venture with PepsiCo, Inc., manufactures and sells snack foods in Holland, France, Belgium, Spain, Portugal, Greece, the Baltics, Hungary and Russia. We have a 40.5% equity interest in Snack Ventures Europe. We have a 50% interest in each of four joint ventures for the manufacture, distribution and marketing of HÄAGEN-DAZS frozen ice cream products and novelties in the following countries: Japan, Korea, Thailand and the Philippines. We also have a 50% equity interest in Seretram, a joint venture with Co-op de Pau for the production of GREEN GIANT canned corn in France.

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Concurrent Transactions

      The offering of the PIES by Lehman Brothers Holdings is one of several concurrent transactions that include a public offering by an affiliate of Diageo plc, who we refer to as the selling stockholder, of shares of our common stock and our repurchase of other shares of our common stock held by that selling stockholder.

      We expect to enter into the following transactions concurrently with the offering of the PIES by Lehman Brothers Holdings:

•	The sale by the selling stockholder of 33,314,760 shares of our common stock in an underwritten public offering.

•	Our sale to an affiliate of Lehman Brothers of preferred limited liability company interests in our subsidiary, General Mills Cereals, LLC, as described below, in exchange for $835 million. Alternatively, we may issue to an affiliate of Lehman Brothers a note with an aggregate principal amount of $750 million and bearing interest at the same rate as, and convertible into, such preferred limited liability company interests as described below. Lehman Brothers has informed us that the purchase price to be paid to us in this sale will be funded, in part, with the proceeds of the offering of the PIES and the remainder with other funds of Lehman Brothers.

•	Our repurchase from the selling stockholder of 16,592,920 shares of our common stock at a per share price equal to the price at which the selling stockholder is selling shares to the underwriters in connection with the offering described in the preceding bullet point. We expect to fund this repurchase with the proceeds from our sale to the affiliate of Lehman Brothers of the preferred limited liability company interests as described in the first bullet point. If we do not complete this sale of preferred limited liability company interests in time, we expect to fund our purchase from the selling stockholder through proceeds on an issuance to an affiliate of Lehman Brothers of a $750 million note. This note would bear interest at the same rate as, and would be convertible into, the preferred limited liability company interests. An affiliate of Lehman Brothers would also purchase an additional $85 million of the preferred limited liability company interests at the time the note is converted.

•	Our entrance into a forward purchase contract with an affiliate of Lehman Brothers in which we agree to sell to that affiliate of Lehman Brothers the same number of shares of our common stock into which the PIES are mandatorily exchangeable for an aggregate price of $750 million payable on October 15, 2007. Under the forward purchase contract, we will pay a quarterly contract fee at a rate of 2% per annum. We will also pay an initial fee of 1.77% of the aggregate price payable under the forward contract in connection with these transactions. The number of shares into which the PIES are mandatorily exchangeable will be between 13,827,000 and 16,593,000 and be based on the trading price of our common stock during the 20 trading days beginning on September 10, 2007 and ending on October 5, 2007.

      The preferred limited liability company interests of General Mills Cereals described in the second bullet point above will initially be entitled to receive preferred distributions at a rate of 4.5% per year through October 15, 2007 and thereafter at a rate equal to a fixed spread over the then current three-year U.S. treasury rate. If General Mills Cereals fails to make the required distributions to the holders of the preferred limited liability company interests when due, we will be restricted from paying any dividends on shares of our common stock until such preferred distributions are made. Upon the occurrence of certain events, including a downgrade in our credit ratings below specified levels, specified defaults on our senior debt or our bankruptcy, the holders of the preferred limited liability company interests will be required to exchange such interests for shares of our preference stock. Following October 8, 2007, we have the right to repurchase the preferred limited liability company interests of General Mills Cereals and if we do not exercise this right, the interests will be remarketed at a new fixed rate.

      General Mills Cereals is a separate and distinct legal entity from us and our other subsidiaries, and has separate assets, liabilities, businesses and operations. The assets of General Mills Cereals consist primarily of manufacturing assets and intellectual property associated with the production and retail sale in the United States of Big G ready-to-eat cereals, Progresso soups and Old El Paso products. The managing member is a wholly-owned subsidiary of General Mills and directs the business activities and operations of General Mills Cereals. Other than rights to vote on certain matters, holders of preferred interests in General Mills Cereals have no right to direct the management of General Mills Cereals. See Note 9 to our audited consolidated

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financial statements for fiscal 2004 incorporated by reference into this prospectus supplement and accompanying prospectus for a further description of General Mills Cereals.

      For financial reporting purposes, the assets, liabilities, results of operations and cash flows of General Mills Cereals are included in our consolidated financial statements. Interests in General Mills Cereals held by third-party investors are reflected as minority interests on our consolidated balance sheet, and the preferred distributions to the third-party investors are reflected as interest expense in our consolidated statements of earnings. If we were required to exchange the preferred limited liability company interests for shares of our preference stock, that preference stock would be classified as equity.

      In selling preferred limited liability company interests of General Mills Cereals to an affiliate of Lehman Brothers as part of these concurrent transactions, we expect to recognize approximately $800 million of capital losses for tax purposes. A portion of these capital losses will be used to offset capital gains that we also expect to recognize as a result of the sale of preferred limited liability company interests, and a portion will be available to offset capital gains that we may recognize over the course of the next five years. However, we can not assure you that we will recognize capital losses in the amount that we expect, or at all. To the extent we do not recognize capital losses, we will not be able to offset future capital gains.

      The transactions described above are referred to in the Supplemental Marketing Agreement and Waiver we entered into on June 23, 2004 with Diageo plc and Diageo Atlantic Holding B.V. See “Selling Stockholder — Material Relationships with Selling Stockholder” in the accompanying prospectus.

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SELECTED CONSOLIDATED FINANCIAL DATA

      The following table sets forth selected consolidated historical financial data for each of the fiscal years ended May 2000 through 2004 and for the 13-week periods ended August 2003 and 2004. Our fiscal periods end on the last Sunday of each period. Fiscal 2004 was comprised of fifty-three weeks; all other fiscal years were comprised of fifty-two weeks. The selected historical financial data as of May 2004 and May 2003 and for each of the fiscal years ended May 2002 through 2004 have been derived from, and should be read together with, our audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual reports and other documents that we have filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. The selected historical financial data as of May 2000, 2001 and 2002 and for the fiscal years ended May 2000 and 2001 have been derived from audited consolidated financial statements not incorporated by reference. The selected historical financial data for the 13-week periods ended August 2003 and 2004 are unaudited and have been derived from, and should be read together with, our unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the quarterly reports and other documents that we have filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. In the opinion of our management, the unaudited historical financial data were prepared on the same basis as the audited historical financial data and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of this information. The results of operations for the 13-week period ended August 2004 are not necessarily indicative of the results of operations that may be expected for full fiscal 2005.

	13 Weeks Ended			Fiscal Years Ended

	Aug. 29,	Aug. 24,	May 30,	May 25,	May 26,	May 27,	May 28,
	2004	2003	2004	2003	2002	2001	2000

	(In millions, except per share data)
Financial Results
Earnings per share — basic	$0.48	$0.61	$2.82	$2.49	$1.38	$2.34	$2.05
Earnings per share — diluted	0.47	0.59	2.75	2.43	1.34	2.28	2.00
Dividends per share	0.310	0.275	1.10	1.10	1.10	1.10	1.10
Net sales	2,585	2,518	11,070	10,506	7,949	5,450	5,173
Costs and expenses:
Cost of sales	1,581	1,474	6,584	6,109	4,662	2,841	2,698
Selling, general and administrative	611	591	2,443	2,472	2,070	1,393	1,376
Interest, net	113	134	508	547	416	206	152
Restructuring and other exit costs	40	—	26	62	134	12	—
Earnings before taxes and earnings (losses) of joint ventures	240	319	1,509	1,316	667	998	947
Income taxes	83	112	528	460	239	350	336
Earnings (losses) of joint ventures	26	20	74	61	33	17	3
Earnings before accounting changes	183	227	1,055	917	461	665	614
Accounting changes	—	—	—	—	(3)	—	—
Net earnings	183	227	1,055	917	458	665	614
Net earnings as a % of sales	7.1%	9.0%	9.5%	8.7%	5.8%	12.2%	11.9%
Average common shares:
Basic	379	372	375	369	331	284	299
Diluted	387	382	384	378	342	292	307
Financial Position at Period-End
Total assets	18,351	18,392	18,448	18,227	16,540	5,091	4,574
Land, buildings and equipment, net	3,065	2,997	3,111	2,980	2,764	1,501	1,405
Working capital	601	(51)	458	(265)	(2,310)	(801)	(1,339)
Long-term debt, excluding current portion	7,426	7,523	7,410	7,516	5,591	2,221	1,760
Stockholders’ equity	5,373	4,409	5,248	4,175	3,576	52	(289)

      All sales-related and selling, general and administrative information prior to fiscal 2002 has been restated for the adoption of EITF Issue 01-09.

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CAPITALIZATION

      The following table sets forth our consolidated capitalization as of August 29, 2004 and as adjusted to give effect to the sale of preferred limited liability company interests in General Mills Cereals, the use of the proceeds from such sale for the purchase of shares of our common stock from the selling stockholder and the other transactions described under “Summary — Concurrent Transactions” that are expected to occur concurrently with the offering of the PIES by Lehman Brothers Holdings. This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. Since August 29, 2004 to the date of this prospectus supplement, there has not been any material change in the information set forth below.

	As of August 29, 2004

	Actual	As Adjusted(1)

	(In millions)
Cash and cash equivalents	$480	$480

Short-term debt:
Notes payable(2)	$456	$413
Current portion of long-term debt	180	180

Total short-term debt	636	593
Long-term debt	7,426	7,426

Total debt	8,062	8,019
Minority interests	299	1,134
Stockholders’ equity:
Cumulative preferred stock	—	—
Common stock(3)	5,695	5,653
Retained earnings	3,787	3,787
Less common stock in treasury, at cost	(3,887)	(4,637)
Unearned compensation	(89)	(89)
Accumulated other comprehensive income	(133)	(133)

Total stockholders’ equity	5,373	4,581

Total debt, minority interests and stockholders’ equity	$13,734	$13,734

(1)	We expect to purchase 16,592,920 shares of our common stock from the selling stockholder at the same price per share to be paid to the selling stockholder by the underwriters in the public offering by the selling stockholder. At the same time, we intend to sell in a private transaction preferred limited liability company interests in General Mills Cereals in exchange for $835 million, which amounts we intend to use to fund our purchase of shares of our common stock from the selling stockholder and repay short-term debt. If we do not complete the sale of preferred limited liability company interests in time, we expect to fund the purchase from the selling stockholder through the issuance of a $750 million note to an affiliate of Lehman Brothers. In that event, long-term debt would initially increase by $750 million and minority interests would initially not change. Upon conversion of that note and purchase by an affiliate of Lehman Brothers of an additional $85 million of preferred limited liability company interests, long-term debt would decrease by $750 million and minority interests increase by $835 million. You may find additional information regarding the other transactions to be undertaken concurrently with the offering of the PIES by Lehman Brothers Holding under “Summary — Concurrent Transactions.”

(2)	Reflects a net decrease resulting from repayment of $85 million in short-term debt as described above and $42 million representing the net present value of future fees payable under the forward contract as described under “Summary — Concurrent Transactions.”

(3)	Reflects a decrease resulting from the future fees payable under the forward contract as described above.

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RISK FACTORS

      Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide to purchase our common stock. This section includes or refers to certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed on page S-12.

We are the subject of an ongoing investigation by the SEC, and the SEC’s staff has notified us that the staff intends to recommend that the SEC bring a civil action against us, our Chief Executive Officer and our Chief Financial Officer.

      On October 15, 2003, we announced that the SEC had issued a formal request for information concerning our sales practices and related accounting. On February 3, 2004, we announced that the Staff of the SEC had issued a “Wells notice” reflecting the Staff’s intention to recommend that the SEC bring a civil action against us, our Chief Executive Officer and our Chief Financial Officer. The Staff indicated to us that its intended recommendation focused on at least two disclosure issues related to our U.S. Retail division. First, the Staff believed that we do not adequately disclose the practice of “loading” at the end of fiscal quarters to help meet internal sales targets or the impact of such quarter-end “loading” on current and future period results of operations. We understand the term “loading” in this context to mean the use of discounts or other promotional programs to encourage retailers and wholesalers to increase their purchases of our products. Second, the Staff believed that we had misstated our policy on product returns. The Staff also informed us that its investigation is ongoing. We and our Chief Executive Officer and Chief Financial Officer responded to the Wells notice with a written submission explaining the factual and legal bases for our belief that our sales practices comply with all applicable regulations. The SEC subsequently issued a formal request for additional information in connection with its investigation.

      At this time, it is not possible for us to predict how long the investigation will continue, whether the scope of the investigation will expand, or the possible outcomes of the investigation. If the SEC brings a legal action against us or our Chief Executive Officer or Chief Financial Officer, our business could be adversely affected, and if such action terminates in an outcome adverse to us or them, we or they could be subject to injunctions, fines and other penalties or sanctions. Such developments could impair our business operations and negatively impact our stock price. Regardless of the outcome of the investigation, we expect to continue to incur expenses associated with responding to the SEC’s inquiries and requests. In addition, the efforts and attention of our management team, including our Chief Executive Officer and Chief Financial Officer, who were subjects of the Wells notice, may periodically be diverted from normal business operations.

The food categories in which we participate are very competitive, and if we are not able to compete effectively, our results of operations would be adversely affected.

      The food categories in which we participate, including, among others, ready-to-eat cereals, refrigerated yogurt, Mexican products, frozen vegetables and refrigerated dough products, are very competitive. Our principal competitors in these categories all have substantial financial, marketing and other resources. We also compete with private label products offered by supermarkets, mass merchants and other retailers such as club stores. Competition in our product categories is based on product innovation, product quality, price, brand recognition and loyalty, effectiveness of marketing, promotional activity and the ability to identify and satisfy consumer preferences. If our large competitors were to decrease their pricing or were to increase their promotional spending, we could choose to do the same, which would adversely affect our margins and profitability. If we did not do the same, our revenues and market share would be adversely affected. Our market share and revenue growth would also be adversely impacted if we were not successful in introducing innovative products in response to changing consumer demands or new product introductions of our competitors. If we are unable to build and sustain brand equity by offering recognizably superior product quality, we may be unable to maintain premium pricing over private label products.

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We may be unable to maintain our profit margins in the face of a consolidating retail environment.

      During fiscal 2004, Wal-Mart Stores, Inc. accounted for approximately 14 percent of our consolidated net sales and 19 percent of our sales in the U.S. retail segment. Our five largest customers in the U.S. retail segment together accounted for approximately 43% of that segment’s net sales for fiscal 2003 and 2004. As the retail grocery trade continues to consolidate and mass market retailers become larger, our large retail customers may seek to use their position to improve their profitability through improved efficiency, lower pricing and increased promotional programs. Further, many of these customers are reducing their inventories to improve efficiency, which can temporarily adversely affect our sales and increasing their emphasis on private label products. If we are unable to use our scale, marketing expertise, product innovation and category leadership positions to respond to these trends, our profitability or volume growth could be negatively impacted by customer demands for lower prices or increased promotional support of our products.

We are major purchasers of many commodities that we use for raw materials and packaging, and price changes for the commodities we depend on may adversely affect our profitability.

      The raw materials used in our business include cereal grains, sugar, dairy products, vegetables, fruits, meats and other agricultural products, as well as plastic and paper packaging materials, operating supplies and energy. These items are largely commodities that experience price volatility caused by external conditions, commodity market fluctuations, currency fluctuations and changes in governmental agricultural programs. Commodity price changes may result in unexpected increases in raw material, packaging and energy costs. If we are unable to increase our prices to offset these increased costs as a result of consumer sensitivity to pricing or otherwise, we may experience reduced margins and profitability. For example, our first quarter net earnings decreased from $227 million in fiscal 2004 to $183 million in fiscal 2005, primarily due to increased commodity and other input costs and costs related to restructuring actions taken during the quarter. We do not fully hedge against changes in commodity prices and the hedging procedures that we do use may not always work as we intend.

If we are not efficient in our production, our profitability could suffer as a result of the highly competitive environment in which we operate.

      Our future success and earnings growth depends in part on our ability to be efficient in the production and manufacture of our products. Our ability to gain additional efficiencies may become more difficult over time as we take advantage of existing opportunities. Our failure to reduce costs through productivity gains or by eliminating redundant costs resulting from acquisitions could also weaken our competitive position. Further, many productivity initiatives involve complex reorganization of manufacturing facilities and production lines. Such manufacturing realignment may result in the interruption of production which may negatively impact product volume and margins.

We may be unable to anticipate changes in consumer preferences, which may result in decreased demand for our products.

      Our success depends in part on our ability to anticipate the tastes and eating habits of consumers and to offer products that appeal to their preferences. Consumer preferences change from time to time, and our failure to anticipate, identify or react to these changes could result in reduced demand for our products, which would in turn cause our revenues and profitability to suffer. In particular, our businesses have been and could continue to be impacted by the popularity of trends such as low carbohydrate diets. Similarly, demand for our products could be affected by concerns regarding the health effects of trans fats, sugar content and processed wheat.

We may be unable to grow our market share or add products that are in faster growing and more profitable categories.

      The food industry’s growth potential is constrained by limited population growth. Our success depends in part on our ability to grow our business faster than populations are growing in the markets that we serve. One

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way to achieve that growth is to enhance our portfolio by adding innovative new products in faster growing and more profitable categories. Our future results will also depend on our ability to increase market share in our existing product categories. If we do not succeed in developing innovative products for new and existing categories, our volume growth may slow, which would adversely affect our profitability.

Economic downturns could cause consumers to shift their food purchases from our higher priced premium products to lower priced items.

      The willingness of consumers to purchase premium branded food products depends in part on local economic conditions. In periods of economic uncertainty, consumers tend to purchase more private label or other economy brands. In those circumstances, we could experience a reduction in the volume of sales of higher margin products or a shift in our product mix to lower margin offerings. In addition, as a result of economic conditions or otherwise, we may be unable to raise our prices as a result of increased consumer sensitivity to pricing.

Our international operations are subject to political and economic risks.

      In fiscal 2004, approximately 14% of our consolidated net sales were generated outside of the United States. We are accordingly subject to a number of risks relating to doing business internationally, any of which could significantly harm our business. These risks include:

•	political and economic instability;

•	exchange controls and currency exchange rates;

•	language and other cultural barriers;

•	foreign tax treaties and policies; and

•	restrictions on the transfer of funds to and from foreign countries.

      Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates. These fluctuations could cause our results of operations to vary materially from period to period. From time to time, we enter into agreements that are intended to reduce the effects of our exposure to currency fluctuations, but these agreements may not be effective in reducing our exposure.

Concerns with the safety and quality of food products could cause consumers to avoid our products.

      We could be adversely affected if consumers in our principal markets lose confidence in the safety and quality of certain food products or ingredients. Adverse publicity about these types of concerns, whether or not valid, may discourage consumers from buying our products or cause production and delivery disruptions. For example, recent concerns regarding obesity could negatively influence consumer perception and acceptance of our products and marketing programs.

If our food products become adulterated or misbranded, we might need to recall those items and may experience product liability claims if consumers are injured as a result.

      We may need to recall some of our products if they become adulterated or misbranded. We may also be liable if the consumption of any of our products causes injury. A widespread product recall could result in significant losses due to the costs of a recall, the destruction of product inventory, and lost sales due to the unavailability of product for a period of time. We could also suffer losses from a significant product liability judgment against us. A significant product recall or product liability case could also result in a loss of consumer confidence in our food products, which could have a material adverse effect on our business results and the value of our brands.

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New regulations could adversely affect our business.

      Food production and marketing are highly regulated by a variety of federal, state, local and foreign agencies. Changes in laws or regulations that impose additional regulatory requirements on us could increase our cost of doing business or restrict our actions, causing our results of operations to be adversely affected. For example, if regulations limiting advertising to children are enacted, it could adversely affect our sales volume.

If other potentially responsible parties (“PRPs”) are unable to contribute to remediation costs at certain contaminated sites, our costs for remediation could be material.

      We are subject to various federal, state, local and foreign environmental and health and safety laws and regulations. Under certain of these laws, namely the Comprehensive Environmental Response, Compensation and Liability Act and its state counterparts, liability for investigation and remediation of hazardous substance contamination at currently or formerly owned or operated facilities or at third-party waste disposal sites is joint and several. We currently are involved in active remediation efforts at certain sites where we have been named a PRP. If other PRPs at these sites are unable to contribute to remediation costs, we could be held responsible for all or their portion of the remediation costs, and those costs could be material. We cannot assure you that our costs in relation to these environmental matters or compliance with environmental laws in general will not exceed our reserves or otherwise have an adverse effect on our business and results of operations.

We have a substantial amount of indebtedness, which could limit our financing options, consume a substantial portion of our operating cash flow and in some cases adversely affect our ability to pay dividends.

      We have a substantial amount of indebtedness. As of August 29, 2004, we had total adjusted debt and minority interest of approximately $8.7 billion. Adjusted debt equals total debt plus the debt equivalent of leases minus certain cash and cash equivalents and marketable investments, at cost. The agreements under which we have issued indebtedness do not prevent us from incurring additional unsecured indebtedness in the future.

      Our level of indebtedness could have important consequences to holders of our common stock. For example, it:

•	may limit our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes, particularly if the ratings assigned to our debt securities by rating organizations were revised downward;

•	will require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our debt, reducing the funds available to us for other purposes including expansion through acquisitions, capital expenditures, marketing spending and expansion of our product offerings; and

•	may limit our flexibility to adjust to changing business and market conditions and make us more vulnerable to a downturn in general economic conditions as compared to our competitors.

      Currently, Standard and Poor’s Corporation has ratings of “BBB+” on our publicly held long-term debt and “A-2” on our commercial paper, but this rating is currently on credit watch with negative implications. Moody’s Investors Services, Inc. has ratings of “Baa2” for our long-term debt and “P-2” for our commercial paper. Fitch Ratings, Inc. rates our long-term debt “BBB+” and our commercial paper “F-2.” Dominion Bond Rating Service in Canada currently rates us as “A-low.” Investors should note that a security rating is not a recommendation to buy, hold or sell securities, that it is subject to revision or withdrawal at any time by the assigning rating agency and that each rating should be evaluated independently of any other rating.

      If we do not complete the sale of preferred limited liability company interests in General Mills Cereals as described in “Summary — Concurrent Transactions,” we expect to fund our purchase from the selling stockholder through the issuance of a $750 million convertible note to Lehman Brothers. In that event, our total adjusted debt would initially increase by $750 million. See “Summary — Concurrent Transactions.”

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Our ability to pay dividends on our common stock may be limited in certain circumstances.

      We expect to sell preferred limited liability company interests of our subsidiary General Mills Cereals in order to finance our repurchase of common stock from the selling stockholder. Holders of those interests are entitled to receive preferred distributions at a rate of 4.5% per year through October 15, 2007 and thereafter at a rate equal to a fixed spread over the then current three-year U.S. treasury rate. If General Mills Cereals fails to make the required distributions to the holders of the preferred limited liability company interests when due, we will be restricted from paying any dividends on shares of our common stock until such preferred distributions are made.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      We and our representatives may from time to time make written or oral forward-looking statements with respect to our annual or long-term goals, including statements contained in this prospectus supplement and accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, our filings with the SEC and our reports to stockholders.

      The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from historical earnings and those currently anticipated or projected. We caution readers not to place undue reliance on any of our forward-looking statements, which speak only as of the date made.

      In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

      Our future results could be affected by a variety of factors, such as:

•	competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions and promotional activities of our competitors;

•	actions of competitors other than as described above;

•	economic conditions, including changes in inflation rates, interest rates or tax rates;

•	developments in and the outcome of the pending SEC investigation;

•	product development and innovation;

•	consumer acceptance of new products and product improvements;

•	consumer reaction to pricing actions and changes in promotion levels;

•	acquisitions or dispositions of businesses or assets;

•	changes in capital structure;

•	changes in laws and regulations, including changes in accounting standards and labeling and advertising regulation;

•	changes in customer demand for our products;

•	effectiveness of advertising, marketing and promotional programs;

•	changes in consumer behavior, trends and preferences, including weight loss trends and avoidance of certain ingredients;

•	consumer perception of health-related issues, including obesity;

•	changes in purchasing and inventory levels of significant customers;

•	fluctuations in the cost and availability of supply chain resources, including raw materials, packaging and energy;

•	benefit plan expenses due to changes in plan asset values and/or discount rates used to determine plan liabilities;

•	foreign economic conditions, including currency rate fluctuations; and

•	political unrest in foreign markets and economic uncertainty due to terrorism or war.

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      Our predictions about future debt reduction could be affected by a variety of factors, including items listed above that could impact future earnings. The debt reduction goals could also be affected by changes in economic conditions or capital market conditions, including interest rates, laws and regulations. We specifically decline to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.

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USE OF PROCEEDS

      We will not receive any of the proceeds from the delivery of the shares of our common stock covered by this prospectus supplement and accompanying prospectus at maturity of the PIES. Please see “Summary — Concurrent Transactions” and the prospectus supplement and accompanying prospectus for the offering of the PIES by Lehman Brothers Holdings for information on the use of proceeds for the offering of the PIES by Lehman Brothers Holdings and the other concurrent transactions.

PRICE RANGE OF OUR COMMON STOCK

      Our common stock is listed on the New York Stock Exchange under the symbol “GIS.” The following table sets forth the high and low prices as reported by the New York Stock Exchange for the fiscal quarters indicated.

			Closing Price
	High	Low	at Period End

Fiscal 2003
First quarter	$45.86	$37.38	$41.72
Second quarter	46.24	39.85	45.96
Third quarter	48.18	43.00	44.06
Fourth quarter	46.90	41.43	46.56

Fiscal 2004
First quarter	49.66	45.11	46.25
Second quarter	47.73	43.75	44.43
Third quarter	47.42	44.25	45.09
Fourth quarter	49.17	45.00	46.05

Fiscal 2005
First quarter	48.15	44.72	47.20
Second quarter (through October 4, 2004)	47.62	44.40	45.26

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CERTAIN U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

      Following is a general discussion of the material U.S. federal income and estate tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders. In general, a “non-U.S. holder” is any holder other than:

•	a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States or of any state;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust.

      This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, final, temporary or proposed Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service and all other applicable authorities, all of which are subject to change (possibly with retroactive effect). We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset (generally property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers, dealers in securities, partnerships, owners of 5% or more of our common stock and certain U.S. expatriates). Accordingly, we urge prospective investors to consult with their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

Dividends

      In general, dividends we pay, if any, to a non-U.S. holder will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if a treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States. Dividends effectively connected with this U.S. trade or business, and, if a treaty applies, attributable to such a permanent establishment of a non-U.S. holder, generally will not be subject to U.S. withholding tax if the non-U.S. holder files certain forms, including Internal Revenue Service Form W-8ECI (or any successor form), with the payor of the dividend, and generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or a reduced rate as may be specified by an applicable income tax treaty) on the repatriation from the United States of its “effectively connected earnings and profits” (which includes effectively connected dividends), subject to certain adjustments. Under applicable Treasury regulations, a non-U.S. holder (including, in certain cases of non-U.S. holders that are entities, the owner or owners of such entities) is required to satisfy certain certification requirements in order to claim a reduced rate of withholding pursuant to an applicable income tax treaty.

Gain on Sale or Other Disposition of Common Stock

      In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the holder’s shares of our common stock unless:

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•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (in which case the branch profits tax discussed above may also apply if the non-U.S. holder is a corporation) and, if required by an applicable income tax treaty as a condition to subjecting a non U.S. holder to United States income tax on a net basis, the gain is attributable to a permanent establishment of the non-U.S. holder maintained in the United States;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other tests are met;

•	the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code regarding the taxation of U.S. expatriates; or

•	we are or have been a U.S. real property holding corporation (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period. We believe that we are not a USRPHC, and we do not anticipate becoming a USRPHC. If we were or were to become a USRPHC at any time during this period, generally gains realized upon a disposition of shares of our common stock by a non-U.S. holder that did not directly or indirectly own more than 5% of our common stock during this period would not be subject to U.S. federal income tax, provided that our common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Internal Revenue Code). We believe that our common stock will be treated as regularly traded on an established securities market during any period in which it is listed on the New York Stock Exchange.

U.S. Federal Estate Tax

      Shares of our common stock that are owned or treated as owned by an individual who is not a citizen or resident (as defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Backup Withholding, Information Reporting and Other Reporting Requirements

      Generally, we must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

      U.S. backup withholding tax is imposed at the rate of 28% on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements.

      Under the Treasury regulations, the payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid the backup withholding rate. The payment of proceeds from the disposition of shares of our common stock by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of proceeds from a disposition of shares of our common stock by a non-U.S. holder made to or through a non-U.S. office of a broker that is:

•	a U.S. person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

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•	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business;

information reporting (but not backup withholding) will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no actual knowledge to the contrary).

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

      The foregoing discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, each prospective non-U.S. holder of shares of our common stock should consult his, her or its own tax adviser with respect to the federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of common stock.

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PLAN OF DISTRIBUTION

      We are party to the underwriting agreement relating to the PIES. That underwriting agreement provides that the underwriters’ obligations to purchase the PIES are subject to certain conditions and that all of the PIES in the offering must be purchased by the underwriters if any are purchased. The conditions contained in that underwriting agreement include:

•	the representations and warranties made by us and Lehman Brothers Holdings to the underwriters are true;

•	there has been no material adverse change in our or Lehman Brothers Holdings’ financial condition or in the financial markets; and

•	we and Lehman Brothers Holdings deliver customary closing documents to the underwriters.

      Lehman Brothers Holdings will pay the underwriters a discount of $0.4425 per PIES, or 1.77% of the principal amount per PIES. The underwriters have advised Lehman Brothers Holdings that they propose to offer the PIES initially at the public offering price set forth on the cover page of the Lehman Brothers Holdings prospectus supplement for the PIES, and to certain selected dealers, which may include the underwriters, at such price less a selling concession not to exceed $0.2655 per PIES.

      Concurrently and in connection with the offering of the PIES, Lehman Brothers Holdings or an affiliate of Lehman Brothers Holdings will enter into a purchase agreement with us under which we and Lehman Brothers Holdings or an affiliate of Lehman Brothers Holdings will agree to enter into a forward purchase contract with us under which we will be required to deliver a variable number of shares of our common stock on each of the 20 trading days beginning on September 10, 2007, which is 25 trading days prior to the maturity date of the PIES, against payment of a forward price. The forward price under this forward purchase contract is $750 million, and the contract provides that the number of shares of our common stock that we will be required to deliver generally will depend upon the closing price of our common stock on each of the 20 trading days beginning on September 10, 2007, and will be subject to adjustment under certain circumstances. Initially, the aggregate number of shares of our common stock deliverable under the forward purchase contract will range from 13,827,000 to 16,593,000 shares. Lehman Brothers Holdings, as the issuer of the PIES, will deliver on the maturity date of the PIES an aggregate of between 13,827,000 shares and 16,593,000 shares of our common stock or their cash equivalent as described in the Lehman Brothers Holdings prospectus supplement relating to the PIES. Under the forward purchase contract, we will pay a quarterly contract fee, for the period from and including the delivery date to the settlement date under the forward purchase contract, at the rate of 2.0% per annum of the aggregate purchase price under the forward purchase agreement. The obligations of Lehman Brothers Holdings or its affiliate under the purchase agreement are subject to conditions similar to the conditions described above. We will pay Lehman Brothers Holdings or its affiliate at closing a fee equal to 1.77% of the aggregate purchase price payable under the forward purchase contract, which amount equals the underwriting discount paid by Lehman Brothers Holdings as described above in connection with these transactions. Benefits received from the relationships described above may constitute underwriting compensation.

      The net proceeds from the sale of the PIES will be used by an affiliate of Lehman Brothers Holdings to purchase preferred limited liability company interests in our subsidiary, General Mills Cereals, LLC (or a note bearing interest at the same rate as, and convertible into, such preferred limited liability company interests). In addition, either at the time of the initial purchase of such preferred limited liability company interests or at the time of conversion of such note, an affiliate of Lehman Brothers Holdings will purchase an additional $85 million of the preferred limited liability company interests. The preferred limited liability company interests of General Mills Cereals will initially be entitled to receive preferred distributions at a rate of 4.5% per year through October 15, 2007 and thereafter at a rate equal to a fixed spread over the then current three-year U.S. treasury rate. If General Mills Cereals fails to make the required distributions to the holders of the preferred limited liability company interests when due, we will be restricted from paying any dividends on shares of our common stock until such preferred distributions are made. Upon the occurrence of certain events, including a downgrade in our credit ratings below specified levels, specified defaults on our senior debt or our bankruptcy, the holders of the preferred limited liability company interests will be required to exchange such interests for shares of our preference stock. Following October 8, 2007, we have the right to repurchase

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the preferred limited liability company interests of General Mills Cereals and if we do not exercise this right, the interests will be remarketed for a new fixed rate period. Lehman Brothers Holdings or its affiliate will receive customary fees in connection with the purchase of the preferred limited liability company interests.

      We have agreed to indemnify Lehman Brothers Holdings, its affiliate and the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that Holdings, its affiliate and the underwriters may be required to make for these liabilities.

      In connection with this offering and in accordance with applicable law, the underwriters may engage in stabilizing transactions, over-allotment, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the PIES and our common stock.

•	Stabilizing transactions permit bids to purchase the PIES or our common stock so long as the stabilizing bids do not exceed a specific maximum.

•	Over-allotment transactions involve sales by the underwriters of PIES or our common stock in excess of the amount of PIES or our common stock the underwriters are obligated to purchase, which creates a syndicate short position. The underwriters may close out any short position by purchasing PIES or our common stock in the open market.

•	Syndicate covering transactions involve purchases of PIES or our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Syndicate short positions are more likely to be created if the underwriters are concerned that there could be downward pressure on the price of PIES or our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the PIES or our common stock originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

      These transactions may raise or maintain the market price of the PIES or our common stock or prevent or slow a decline in the market price of the PIES or our common stock. As a result, the price of the PIES or our common stock may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

      Neither we, Lehman Brothers Holdings nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the PIES or our common stock. In addition, neither we, Lehman Brothers Holdings nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that any transaction, once commenced, will not be discontinued without notice.

      This prospectus supplement together with the accompanying prospectus may also be used by the underwriters and their affiliates in connection with offers and sales of the PIES in market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions.

      A prospectus supplement and attached prospectus in electronic format may be made available on the Internet sites of, or through other online services maintained by, one or more of the underwriters participating in this offering and/or selling group members, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of PIES for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

      Other than the prospectus supplement and attached prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus supplement, the attached prospectus or the registration statement of which this prospectus supplement and the attached prospectus form

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a part, has not been approved and/or endorsed by us, Lehman Brothers Holdings or by any underwriter or selling group member in its capacity as an underwriter or selling group member and should not be relied upon by investors.

      We have agreed, except as contemplated in connection with certain concurrent transactions not to sell or transfer any common stock commencing on the date of this prospectus supplement, and ending on the date 60 days after the date of this prospectus supplement, in each case without first obtaining the written consent of the representatives. Specifically, we have agreed not to:

•	offer, sell, contract to sell, pledge, or otherwise dispose of our common stock (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us, any affiliate of us or any person in privity with us or any affiliate of us), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of the common stock; or

•	establish or increase a put equivalent position or liquidate or decrease a call equivalent position as such terms are defined in Rule 16a-1 promulgated under the Securities Exchange Act in respect of any shares of our capital stock or publicly announce an intention to effect any such transaction.

      The restrictions described in this paragraph do not apply to:

•	the sale of shares of common stock to the underwriters pursuant to this offering and, subject to certain exceptions, the concurrent secondary offering and sale of common stock by us and a selling stockholder;

•	the issuance by us of shares of common stock upon the exercise of options or warrants or the conversion of securities outstanding on the date of this prospectus supplement; and

•	the issuance by us of common stock or options to purchase common stock under our existing employee (or non-employee director) benefit plans or dividend reinvestment plan.

      This lockup provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

      Certain of the underwriters of the PIES are affiliated with commercial banking institutions that may from time to time in the ordinary course of business loan money to and have other customary banking relationships with us, Lehman Brothers Holdings and our respective affiliates.

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EXPERTS

      The consolidated financial statements and schedule of General Mills, Inc. and its subsidiaries as of May 30, 2004 and May 25, 2003 and for each of the fiscal years in the three-year period ended May 30, 2004, have been incorporated by reference in this prospectus supplement, the accompanying prospectus and in the registration statement of which it forms a part in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is also incorporated by reference herein and upon the authority of KPMG LLP as experts in accounting and auditing.

LEGAL MATTERS

      Siri S. Marshall, our General Counsel, will pass on the validity of the securities offered in this prospectus supplement and accompanying prospectus for us. As of September 16, 2004, Ms. Marshall owned, directly or indirectly, 71,024 shares of our common stock and has exercisable options to purchase additional shares of our common stock. Wachtell, Lipton, Rosen & Katz, New York, New York, will pass on certain other legal matters for us, and Davis Polk & Wardwell, New York, New York will pass on certain legal matters related to us for the underwriters.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS

      This document is a prospectus supplement that supplements the attached prospectus, which forms a part of a registration statement that we have filed with the SEC. This prospectus supplement relates to the offering of our common shares as described herein.

      This prospectus supplement and the information incorporated by reference into it may add, update or change information in the attached prospectus. If the information in this prospectus supplement or the information incorporated by reference into it is inconsistent with the attached prospectus, this prospectus supplement or the information incorporated by reference into it will apply and will supercede the information in the accompanying prospectus.

      You should rely on the information contained in or incorporated by reference in this prospectus supplement and the attached prospectus. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

      To understand the offering of shares of our common stock under this prospectus supplement and attached prospectus, you should carefully read this prospectus supplement and attached prospectus. You should also read the documents referred to in “Where You May Find More Information” below for more information about us and our financial statements.

WHERE YOU MAY FIND MORE INFORMATION ABOUT GENERAL MILLS

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document in our files at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

      The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede the information included or incorporated by reference in this prospectus or any accompanying prospectus supplement. If information in a document incorporated by reference in this prospectus is inconsistent with this prospectus, then that information will apply and will supersede the information in this prospectus.

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      We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities described in this prospectus are delivered as described herein:

•	Annual Report on Form 10-K for the year ended May 30, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended August 29, 2004;

•	Schedule 14A filed on August 20, 2004 (only with respect to the information incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended May 30, 2004); and

•	Current Reports on Form 8-K filed June 23, 2004, June 30, 2004, September 21, 2004, September 30, 2004 and October 5, 2004.

      You may request a copy of these filings (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents) at no cost, by writing or telephoning us at the following address and phone number:

General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, MN 55426
Attention: Corporate Secretary
(763) 764-2167

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PROSPECTUS

General Mills, Inc.

$5,943,000,000

Debt Securities

Common Stock
Preference Stock
Depositary Shares
Securities Warrants
Purchase Contracts
Purchase Units
Units

49,907,680 Shares of Common Stock

     This prospectus is part of a registration statement that we have filed with the SEC using a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $5,943,000,000. In addition, this prospectus covers resales of an aggregate of 49,907,680 shares of our common stock owned by an affiliate of Diageo plc in the circumstances we describe.

     This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we or the selling stockholder sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplements also may add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information About General Mills” before you invest in the securities.

     We or the selling stockholder may sell these securities to or through one or more underwriters, broker-dealers or agents or directly to purchasers on a continuous or delayed basis. The names of any underwriters or agents will be included in a prospectus supplement regarding that offering.

     This prospectus may not be used to effect sales of securities unless accompanied by a prospectus supplement.

     Our common stock is traded on the New York Stock Exchange under the symbol “GIS.”

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2004.

      All references in this prospectus to “General Mills,” “we,” “us” and “our” are to General Mills, Inc. and not to its subsidiaries, unless the context suggests otherwise.

      All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

      Trademarks and service marks in this prospectus are set forth in capital letters and are owned or licensed by us or our subsidiaries.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus. In addition, this prospectus covers 49,907,680 shares of our common stock owned by an affiliate of Diageo that can sell those shares by means of this prospectus in the circumstances we describe. The registration statement that contains this prospectus (including the exhibits to the registration statement) also contains additional information about us and the securities we or the selling stockholder may offer under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information About General Mills.”

      This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we or the selling stockholder sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplements may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and, where applicable, supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About General Mills” before you invest.

      You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

      You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.

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      Neither we, the selling stockholder nor anyone acting on our or the selling stockholder’s behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION ABOUT GENERAL MILLS

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document in our files at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

      The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is an important part of this prospectus, and information that we file later with the SEC automatically will update and, where applicable, supersede the information included or incorporated by reference in this prospectus or any accompanying prospectus supplement. If information in a document incorporated by reference in this prospectus is inconsistent with this prospectus, then that information will apply and will supersede the information in this prospectus.

      We incorporate by reference our filings (File No. 001-01185) listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we and the selling stockholder sell all of the securities described in this prospectus:

•	Annual Report on Form 10-K for the year ended May 30, 2004;

•	Schedule 14A filed on August 20, 2004 (only with respect to the information incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended May 30, 2004); and

•	Current Reports on Form 8-K filed on June 23, 2004 and June 30, 2004.

      You may request a copy of these filings (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents) at no cost, by writing or telephoning us at the following address and phone number:

General Mills, Inc.
Number One General Mills Boulevard
Minneapolis, MN 55426
Attention: Corporate Secretary

(763) 764-2167

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GENERAL MILLS

Our Business

      We are a leading manufacturer and marketer of packaged consumer foods. We market our products primarily through our own sales organizations, supported by advertising and other promotional activities. We primarily distribute our products directly to retail food chains, cooperatives, membership stores and wholesalers. Certain food products are sold through distributors and brokers. Our fiscal year ends on the last Sunday in May. All references to our fiscal years are to our fiscal years ending on the last Sunday in May of each such period.

      We were incorporated under the laws of the State of Delaware in 1928. On May 31, 2004, we employed approximately 27,580 persons worldwide. Our principal executive offices are located at Number One General Mills Boulevard, Minneapolis, Minnesota 55426; telephone number (763) 764-7600. See “Where You Can Find More Information About General Mills” for details about information incorporated by reference in this prospectus.

Recent Developments

      As previously disclosed, on October 15, 2003, we announced that the SEC had issued a formal request for information concerning our sales practices and related accounting. On February 3, 2004, we announced that the Staff of the SEC had issued a “Wells notice” reflecting the Staff’s intention to recommend that the SEC bring a civil action against us and our Chief Executive Officer and Chief Financial Officer.

      The Staff indicated to us that its intended recommendation focused on at least two disclosure issues related to our U.S. Retail division. First, the Staff believed that we do not adequately disclose the practice of “loading” at the end of fiscal quarters to help meet internal sales targets or the impact of such quarter-end “loading” on current and future period results of operations. We understand the term “loading” in this context to mean the use of discounts or other promotional programs to encourage retailers and wholesalers to increase their purchases of our products. Second, the Staff believed that we had misstated our policy on product returns. The Staff also informed us that its investigation is ongoing.

      We and our Chief Executive Officer and Chief Financial Officer responded to the Wells notice with a written submission explaining the factual and legal bases for our belief that our sales practices comply with all applicable regulations. The SEC subsequently issued a formal request for additional information in connection with its investigation. At this time, it is not possible to predict how long the investigation will continue or whether the SEC will bring any legal action against us.

Business Segments

      Our businesses are divided into three reportable segments:

•	U.S. Retail;

•	Bakeries and Foodservice; and

•	International.

      U.S. Retail consists of cereals, meal products including dinner mixes and ready-to-serve soups, refrigerated and frozen dough products, baking products, snacks, yogurt and organic foods. The Bakeries and Foodservice segment consists of products marketed to retail and wholesale bakeries and offered to the commercial and non-commercial foodservice sectors throughout the United States and Canada, such as restaurants and school cafeterias. The International segment is made up of retail business outside the United States and foodservice business outside of the United States and Canada.

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      Our primary product and service categories and our main brands are outlined below:

U.S. Retail

      The U.S. Retail segment accounted for approximately 70% of our total fiscal 2004 net sales. Our principal product categories in the U.S. Retail segment are:

•	Big G Cereals. We produce and sell a number of ready-to-eat cereals, including such well-known brands as CHEERIOS, WHEATIES and TOTAL.

•	Meals. We manufacture and sell several lines of convenient dinner products, including BETTY CROCKER dry packaged dinner mixes, specialty potatoes and instant mashed potatoes, LLOYD’s refrigerated entrees, OLD EL PASO Mexican foods, PROGRESSO soups, and GREEN GIANT canned and frozen vegetables and meal starters.

•	Pillsbury USA. We manufacture and sell refrigerated and frozen dough products, frozen breakfast products and snack products, including a variety of PILLSBURY refrigerated and frozen dough products for cookies, breads and rolls; PILLSBURY frozen waffles and breakfast pastries; and TOTINO’S frozen pizza and snacks.

•	Baking Products. We make and sell a line of dessert, muffin and baking mixes under the BETTY CROCKER trademark; baking mixes under the BISQUICK trademark; and flour under the GOLD MEDAL trademark.

•	Snacks. We produce and market POP SECRET microwave popcorn; lines of grain snacks and fruit snacks; CHEX and GARDETTO’s snack mixes; and BUGLES snacks.

•	Yoplait-Colombo. We manufacture and sell yogurt products, such as YOPLAIT and COLOMBO yogurt, including YOPLAIT WHIPS!, a mousse-like yogurt, and YOPLAIT NOURICHE, a meal replacement yogurt drink.

•	Organic. We produce and market a variety of organic food products under our CASCADIAN FARM and MUIR GLEN trademarks.

Bakeries and Foodservice

      Bakeries and Foodservice accounted for approximately 16% of our total fiscal 2004 net sales. We market mixes and unbaked, par-baked and fully-baked dough products to bakeries, together with branded products and custom products that are offered to commercial and non-commercial foodservice sectors such as school cafeterias, restaurants and convenience stores.

International

      International operations accounted for approximately 14% of our total fiscal 2004 net sales. In Canada, we market products in many categories, including cereals, meals, refrigerated dough products, baking products and snacks. Outside of North America, we offer numerous local brands in addition to such internationally recognized brands as HÄAGEN-DAZS ice cream, OLD EL PASO Mexican foods, GREEN GIANT vegetables, PILLSBURY dough products and mixes, BETTY CROCKER mixes and BUGLES snacks. We also sell mixes and dough products to bakery and foodservice customers outside of the United States and Canada.

Joint Ventures

      In addition to our consolidated operations, we manufacture and sell products through several joint ventures.

      Domestic Joint Ventures. We have a 50% equity interest in 8th Continent, LLC, a joint venture formed with DuPont, to develop and market soy-based beverages. This venture began with a line of 8TH CONTINENT soymilk to limited markets in July 2001 and nationally in June 2003.

      International Joint Ventures. We have a 50% equity interest in Cereal Partners Worldwide, a joint venture formed with Nestle, S.A., that distributes cereal products in more than 130 countries and republics. Snack Ventures Europe, our joint venture with PepsiCo, Inc., manufactures and sells snack foods in Holland, France, Belgium, Spain, Portugal,

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Greece, the Baltics, Hungary and Russia. We have a 40.5% equity interest in Snack Ventures Europe. We have a 50% interest in each of four joint ventures for the manufacture, distribution and marketing of HÄAGEN-DAZS frozen ice cream products and novelties in the following countries: Japan, Korea, Thailand and the Philippines. We also have a 50% equity interest in Seretram, a joint venture with Co-op de Pau for the production of GREEN GIANT canned corn in France.

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USE OF PROCEEDS

      Unless the applicable prospectus supplement states otherwise, the net proceeds from our sale of securities offered by this prospectus will be added to our general funds and may be used for general corporate purposes, which may include, among other things, working capital, capital expenditures, the repurchase of shares of common stock, acquisitions and repayment of short-term borrowings or other indebtedness. In addition, in certain circumstances, we may use the net proceeds from our sale of securities offered by this prospectus to repurchase shares of our common stock from the selling stockholder. Pending any specific application, we initially may invest any proceeds in short-term marketable securities.

      We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder offered by this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

      Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preference stock dividends for each of the fiscal years ended May 2000 through 2004 are as follows:

	Fiscal Years Ended

	May 28,		May 27,		May 26,		May 25,		May 30,
	2000		2001		2002		2003		2004

Ratio of Earnings to Fixed Charges	6.25	x	5.29	x	2.50	x	3.24	x	3.81x
Ratio of Earnings to Fixed Charges and Preference Stock Dividends	6.25	x	5.29	x	2.50	x	3.24	x	3.81x

      For purposes of computing the ratio of earnings to fixed charges, earnings represent pretax income from operations, plus pretax earnings or losses of joint ventures, plus fixed charges, less adjustment for capitalized interest. Fixed charges represent gross interest expense plus one-third (the proportion deemed representative of the interest factor) of rents of continuing operations. For purposes of calculating the ratios of earnings to fixed charges and preference stock dividends, fixed charges are combined with preference stock dividend requirements on outstanding preference stock. Because we currently have no preference stock outstanding, these two ratios are the same.

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DESCRIPTION OF DEBT SECURITIES

      This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indentures. After a summary of the general provisions common to all series of debt securities that we may offer using this prospectus, including both senior debt securities and subordinated debt securities, we summarize those provisions that are specific to senior debt securities and to subordinated debt securities. This section is only a summary and does not purport to be complete. You must look to the relevant form of debt security and the related indenture, as may be supplemented, for a full understanding of all terms of any series of debt securities. These forms and the indentures have been or will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About General Mills” for information on how to obtain copies.

      A prospectus supplement will describe the specific terms of any particular series of debt securities, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to those debt securities. The prospectus supplement relating to each series of debt securities that we offer using this prospectus will be attached to the front of this prospectus. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a “pricing supplement.” If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

      The amount of debt securities we may offer using this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance. We may also issue debt securities pursuant to the related indentures in transactions that are exempt from the registration requirements of securities laws. We will not consider those debt securities in determining the aggregate amount of securities issued under this prospectus.

Terms Common to All Debt Securities

General

      We may issue both senior debt securities and subordinated debt securities using this prospectus. We may issue any of our debt securities either separately or together with, on conversion of or in exchange for other securities.

      None of the debt securities described in this prospectus will be secured by any of our property or assets. Accordingly, you will be one of our unsecured creditors.

      We may issue debt securities as original issue discount securities, which are debt securities that are offered and sold at a discount, which may be substantial, below their stated principal amount. The prospectus supplement relating to any original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. We may also issue debt securities as indexed securities or securities denominated in foreign currencies or currency units, which will be described in more detail in the prospectus supplement relating to those debt securities.

What is an Indenture?

      As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by documents called “indentures.” An indenture is a contract between us and a trustee. The trustee has two main roles:

1.	The trustee can enforce your rights against us if we default. Defaults are described under “— Default and Related Matters — What Is an Event of Default?” There are some limitations on the extent to which the trustee acts on your behalf, described under “— Default and Related Matters — Remedies if an Event of Default Occurs.”

2.	The trustee also performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell them and sending you notices.

      The senior debt securities and the subordinated debt securities will be issued under a senior indenture and a subordinated indenture, respectively. The senior indenture is dated February 1, 1996. Before we issue any subordinated

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debt securities we will execute and deliver a subordinated indenture in substantially the form filed as an exhibit to the registration statement of which this prospectus is a part. Both indentures are between us and U.S. Bank National Association, as trustee.

      The senior and the subordinated indentures are substantially the same. The most significant differences are that the subordinated indenture contains provisions that relate to subordination, for which there are no counterparts in the senior indenture, and omits the restrictive covenants described under “— Certain Restrictive Covenants for Senior Debt Securities” below. We may issue as many distinct series of debt securities under either indenture as we wish. Neither indenture limits the principal amount of debt securities that we may issue under it. Both indentures are governed by New York law and will be qualified under the Trust Indenture Act.

Our Trustee

      U.S. Bank National Association, as trustee under both the senior indenture and the subordinated indenture, has been appointed by us as paying agent and registrar with regard to the senior debt securities and the subordinated debt securities. The trustee also is trustee under our July 1, 1982 debt indenture and acts as an agent for the issuance of our U.S. commercial paper. The trustee and its affiliates currently provide cash management and other banking and advisory services to us in the normal course of business and may from time to time in the future provide other banking and advisory services to us in the ordinary course of business, in each case in exchange for a fee.

Specific Terms of Each Series of Debt Securities

      The prospectus supplement (including any separate pricing supplement) relating to any series of debt securities that we offer using this prospectus will describe the amount, price and other specific terms of the offered debt securities, including the following, if applicable:

•	their title;

•	whether they are senior or subordinated;

•	any limit on their aggregate principal amount;

•	their purchase price;

•	the date or dates on which the principal will be payable;

•	the rate or rates, which may be fixed or variable, at which they will bear interest, if any, and the date or dates from which that interest will accrue;

•	the dates on which interest, if any, on them will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for their redemption at our option;

•	the date, if any, after which and the price or prices at which they may be redeemed in accordance with any optional or mandatory redemption provisions and the other detailed terms and provisions of those optional or mandatory redemption provisions;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which they will be issuable;

•	if other than their principal amount, the portion of their principal amount that will be payable upon the declaration of acceleration of their maturity;

•	the currency of payment of principal, premium, if any, and interest on them;

•	any index used to determine the amount of payment of principal of, premium, if any, and interest on them;

•	whether the provisions described under “— Defeasance” apply;

•	whether and upon what terms that series of debt securities may be converted into or exchanged for other of our securities or securities of third parties, and the securities that the series may be converted into or exchanged for;

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•	any covenants or events of default that are in addition to, modify or delete those described in this prospectus;

•	whether they will be issued only in the form of one or more global securities as described under “— Legal Ownership; Street Name and Indirect Holders; Global Securities” below, and, if so, the relevant depository or its nominee and the circumstances under which a global security may be registered for transfer or exchange in the name of a person other than the depository or the nominee; and

•	any other special features.

Legal Ownership; Street Name and Indirect Holders; Global Securities

      Who is the Legal Owner? Our obligations with respect to our debt securities, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the registered holders of those securities. We do not have direct obligations to investors who hold our debt securities indirectly, either because they choose to do so or because the relevant series of debt securities has been issued only in the form of global securities, as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as an indirect holder but fails to do so.

      What is “Street Name” Ownership? One common form of indirect ownership is known as holding in “street name.” This is the phrase used to describe investors who hold securities in accounts at banks or brokers. We generally will not recognize investors who hold debt securities in this manner as the legal holders of those securities. Instead, we will generally recognize as the legal holder only the bank or broker or the financial institution that the bank or broker uses to hold the debt securities. The intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in the agreements with their customers or because they are legally required to do so.

      If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	how it would pursue rights under the debt securities if there were a default or other events triggering the need for direct holders to act to protect their interests; and

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below (if that option is available with respect to that debt security, which it may not be).

      What is a Global Security? If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that a global security be registered in the name of a financial institution that we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below under “— Special Situations when a Global Security will be Terminated” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person who wishes to own a debt security that is issued as a global security may only do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary.

      Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize the investor as a direct holder of debt securities and will instead deal only with the depositary that holds the global security. If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you ordinarily cannot get those debt securities registered in your own name;

•	you ordinarily cannot receive physical certificates for your interest in those debt securities;

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•	you must look to your bank or broker for payments on and protection of your legal rights relating to those debt securities;

•	you may not be able to sell interests in those debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security;

•	neither we nor the trustee have any responsibility for any aspect of the depositary’s actions or for its records of ownership in the global security;

•	neither we nor the trustee supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using immediate funds for settlement.

      Special Situations when a Global Security will be Terminated. In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name as the direct holder under these circumstances.

      The special situations for termination of a global security are:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary,

•	if we notify the trustee that we wish to terminate the global security, or

•	if an event of default on the debt securities has occurred and has not been cured (defaults are discussed below under “— Default and Related Matters”).

      The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, not General Mills or the trustee, is responsible for determining the names of the institutions that will be the initial direct holders.

      In the remainder of this description and in the descriptions of the terms of the senior debt securities and the subordinated debt securities, “you” means direct holders and not street name or other indirect holders.

Form, Exchange and Transfers

      The debt securities will be issued only in fully registered form, without interest coupons, and unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and any integral multiples of $1,000.

      You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations as long as the total principal amount of the series is not changed. This is called an exchange.

      You may exchange or transfer debt securities at the office of the trustee. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the entity performing the role of maintaining the list of registered direct holders, which is called the “security registrar,” is satisfied with your proof of ownership.

      The security registrar also serves as the transfer agent to perform transfers. The trustee will act as the security registrar and transfer agent. We may change this appointment to another entity or perform it ourselves. If we have designated other or additional registrars or transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular registrar or transfer agent. We may also approve a change in the office through which any registrar or transfer agent acts.

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      If the debt securities of any series are redeemable and we redeem less than all of them, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

      If a debt security is issued as a global security, only the depositary will be entitled to transfer and exchange the debt security as described in this section since the depositary will be the sole holder of the debt security. See “— Legal Ownership; Street Name and Indirect Holders; Global Securities” above.

Payment and Paying Agents

      Unless we say otherwise in the applicable prospectus supplement, we will pay interest to you if you are a registered holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and will be stated in the prospectus supplement.

      Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to apportion interest fairly between buyer and seller.

      We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee (which initially will also act as paying agent) in New York City. That office is currently located at 100 Wall Street, Suite 2000, New York, NY 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks directly to the registered holders at their address appearing in the security register.

      We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also authorize paying agents other than the trustee to make payments on the notes on our behalf, including choosing to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

      Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount becomes due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee or any other paying agent.

      If you are a street name or other indirect holder, you should consult your bank or broker for information on how you will receive payments.

Notices

      We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Mergers and Similar Events

      We are generally permitted under the indentures to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•	where we merge out of existence or sell or lease substantially all our assets, the other firm must be a corporation, limited liability company, partnership or trust organized under the laws of a state or the District of Columbia or under U.S. federal law and it must expressly agree in a supplemental indenture to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not bring about a default on the debt securities (for purposes of this test, a default would include an event of default described below under “— Default and Related Matters” and

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any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded).

      You should know that there is no precise, established definition of what would constitute a sale or lease of substantially all of our assets under applicable law and, accordingly, there may be uncertainty as to whether a sale or lease of less than all of our assets would subject us to this provision.

      If we merge out of existence or transfer (except through a lease) substantially all our assets, and the other firm becomes our successor and is legally responsible for the debt securities, we will be relieved of our own responsibility for the debt securities.

      It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in our property over other lenders or over our general creditors if we fail to repay them. We have promised the holders of our senior debt securities to limit these preferential rights, called “liens,” as discussed later under “— Certain Restrictive Covenants for Senior Debt Securities — Limitation on Liens on Major Property and U.S. Operating Subsidiaries,” or grant an equivalent lien to the holders of the senior debt securities.

Modification and Waiver

      There are three types of changes we can make to the indentures and the debt securities.

      Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These include:

•	change of the stated due date for payment of principal or interest on a debt security;

•	reduction in the principal amount of, the rate of interest payable on, or any premium payable upon redemption of, a debt security;

•	reduction in the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change in the place or currency of payment on a debt security;

•	impairment of your right to sue for payment on a debt security on or after the due date for such payment;

•	reduction in the percentage of direct holders of debt securities whose consent is required to modify or amend the relevant indenture;

•	reduction in the percentage of holders of debt securities whose consent is required under the relevant indenture to waive compliance with provisions of, or to waive defaults under, that indenture; and

•	modification of any of the provisions described above or other provisions of the relevant indenture dealing with waiver of defaults or covenants under that indenture, except to increase the percentages required for such waivers or to provide that other provisions of that indenture cannot be changed without the consent of each direct holder affected by the change.

      Changes Not Requiring Approval. Second, a change may be made by us and the trustee without any vote by holders of debt securities. These include:

•	evidencing the assumption by a successor of our obligations under the indenture and the debt securities;

•	adding to our covenants for the benefit of the holders of debt securities, or surrendering any of our rights or powers under the indenture;

•	adding other events of default for the benefit of holders of debt securities;

•	making such changes as may be necessary to permit or facilitate the issuance of debt securities in bearer or uncertificated form;

•	establishing the forms or terms of debt securities of any series;

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•	evidencing the acceptance of appointment by a successor trustee; and

•	curing any ambiguity, correcting any indenture provision that may be defective or inconsistent with other indenture provisions or making any other change that does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

      Changes Requiring a Majority Vote. Third, we need a vote by direct holders of debt securities owning at least a majority of the principal amount of each series affected by the change, to make any other change to the relevant indenture that is not of the type described in the preceding two paragraphs. A majority vote of this kind is also required to obtain a waiver of any past default, except a payment default on principal or interest or concerning a provision of the relevant indenture that cannot be changed without the consent of the direct holder.

      Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security determined by our board of directors or described in the applicable prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the dollar equivalent, as determined by our board of directors or as described in the applicable prospectus supplement.

      Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if owned by us or one of our affiliates or if we have deposited or set aside money in trust for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Full Defeasance.”

      We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the relevant indenture. In some circumstances, generally related to a default by us on the debt securities, the trustee will be entitled to set a record date for action by holders.

      If you are a street name or other indirect holder, you should consult your bank or broker for information on how approval may be granted or denied if we wish to change the relevant indenture or series of debt securities or request a waiver.

Defeasance

      The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

      Full Defeasance. If there is a change in U.S. federal tax law as described below, we could legally release ourselves from any payment or other obligations on the debt securities of any or all series, called “full defeasance,” if we put in place the following arrangements for you to be repaid:

•	we must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of those debt securities money or specified U.S. government securities or a combination of these that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•	there must be a change in current federal tax law or an Internal Revenue Service ruling that lets us make the deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and simply repaid the debt securities ourselves (under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust, in which case you could recognize gain or loss on those debt securities); and

•	we must deliver to the trustee a legal opinion confirming the U.S. tax law change described above.

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      In addition, no default must have occurred and be continuing with respect to those debt securities at the time the deposit is made (and, with respect only to bankruptcy and similar events, during the 90 days following the deposit), and we have delivered a certificate and a legal opinion to the effect that the deposit does not:

•	cause any outstanding debt securities that may then be listed on a securities exchange to be delisted;

•	cause the trustee to have a “conflicting interest” within the meaning of the Trust Indenture Act;

•	result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are party or by which we are bound; and

•	result in the trust arising from it constituting an “investment company” within the meaning of the Investment Company Act (unless we register the trust, or find an exemption from registration, under that Act).

      If we ever did accomplish full defeasance, you would have to rely solely on the trust deposit, and could no longer look to us, for repayment on the debt securities of the affected series. Conversely, the trust deposit would likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

      Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from many of the covenants in any or all series of debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	make the same deposit of money and/or U.S. government securities described above under “— Full Defeasance;”

•	deliver to the trustee a legal opinion confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves; and

•	comply with the other condition precedents described above under “— Full Defeasance.”

      If we accomplish covenant defeasance, the following provisions, among others, would no longer apply:

•	the events of default relating to breach of covenants described below under “— Default and Related Matters — What Is an Event of Default?;” and

•	any promises regarding conduct of our business, such as those described under “— Certain Restrictive Covenants for Senior Debt Securities” below and any other covenants applicable to the series of debt securities and described in the prospectus supplement.

      If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit. Depending on the event causing the default, however, you may not be able to obtain payment of the shortfall.

Redemption

      We May Choose to Redeem Your Securities. We may be able to pay off your debt securities before their normal maturity. If we have this right with respect to your specific debt securities, the right will be described in the applicable prospectus supplement, which will also specify when we can exercise this right and how much we will have to pay in order to redeem your debt securities.

      If we choose to redeem your debt securities, we will mail written notice to you not less than 30 days prior to redemption and not more than 60 days prior to redemption. Also, you may be prevented from exchanging or transferring your debt securities when they are subject to redemption, as described above under “— Form, Exchange and Transfer.”

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Default and Related Matters

      You will have special rights if an event of default occurs and is not cured.

      What is an Event of Default? For each series of debt securities the term “event of default” means any of the following:

•	we do not pay interest on a debt security of that series within 30 days of its due date;

•	we do not pay the principal or any premium on a debt security of that series on its due date;

•	we do not deposit money into a separate custodial account, known as a sinking fund, when such a deposit is due, if we agree to maintain a sinking fund with respect to that series;

•	we remain in breach of any restrictive covenant with respect to that series or any other term of the relevant indenture for 60 days after we receive a notice of default stating we are in breach (the notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series);

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

      Remedies if an Event of Default Occurs. In the event of our bankruptcy, insolvency or other similar proceeding, all of the debt securities will automatically be due and immediately payable. If a non-bankruptcy event of default has occurred with respect to any series and has not been cured, the trustee or the direct holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

      A declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series if any other defaults on those debt securities have been waived or cured and we pay or deposit with the trustee an amount sufficient to pay the following with respect to the debt securities of that series:

•	all overdue interest;

•	principal and premium, if any, which has become due, other than as a result of the acceleration, plus any interest on that principal;

•	interest on overdue interest, to the extent that payment is lawful; and

•	amounts paid or advanced by the trustee and reasonable trustee compensation and expenses.

      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under either indenture at the request of any direct holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in exercising any trust or power conferred on the trustee under the relevant indenture.

      Before you may bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt securities of any series, the following must occur:

•	you must give the trustee written notice that an event of default with respect to the debt securities of that series has occurred and remains uncured;

•	the direct holders of at least 25% in principal amount of all outstanding debt securities of that series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against any cost and liabilities of taking that action;

•	the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity.

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      However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

      Every year we will certify in a written statement to the trustee that we are in compliance with each indenture and each series of debt securities, or else specify any default that we know about.

      If you are a street name or other indirect holder, you should consult your bank or broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Conversion or Exchange Rights

      Debt securities may be convertible into or exercisable or exchangeable for shares of our common stock, shares of our preference stock or depositary shares that we are registering under this registration statement, or into or for other of our securities or securities of third parties. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion, exercise or exchange price;

•	the conversion, exercise or exchange period;

•	other provisions regarding the convertibility, exercisability or exchangeability of the debt securities, including whether the conversion, exercise or exchange is at our option or at the option of the holder;

•	events requiring adjustment to the conversion, exercise or exchange price; and

•	provisions affecting conversion, exercise or exchange in the event of our redemption of the debt securities.

Ranking of Senior Debt Securities

      The senior debt securities are not subordinated to any of our other unsecured debt obligations and, therefore, they rank equally with all our other unsecured and unsubordinated indebtedness.

Certain Restrictive Covenants for Senior Debt Securities

      The senior indenture contains restrictive covenants that will apply to all senior securities issued under it unless we say otherwise in the applicable prospectus supplement, the most significant of which are described below.

      Limitation on Liens on Major Property and U.S. Operating Subsidiaries. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the senior debt securities, or over our general creditors, if we fail to pay them back. These preferential rights are called “liens.” In the senior indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on:

•	any flour mill, manufacturing or packaging plant or research laboratory located in North America and owned by us or one of our current or future U.S. or Canadian operating subsidiaries; or

•	any stock or debt issued by one of our current or future U.S. or Canadian operating subsidiaries unless we also secure all the senior debt securities that are still outstanding under the senior indenture equally with the indebtedness being secured. This promise does not restrict our ability to sell or otherwise dispose of our interests in any U.S. or Canadian operating subsidiary.

      These requirements do not apply to liens:

•	existing on February 1, 1996 and any extensions, renewals or replacements of those liens;

•	relating to the construction, improvement or purchase of a flour mill, plant or laboratory;

•	in favor of us or one of our U.S. or Canadian operating subsidiaries;

•	in favor of governmental units for financing construction, improvement or purchase of our property;

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•	existing on any property, stock or debt existing at the time we acquire it, including liens on property, stock or debt of a U.S. or Canadian operating subsidiary at the time it became our U.S. or Canadian operating subsidiary;

•	relating to the sale of our property;

•	for work done on our property;

•	relating to workers’ compensation, unemployment insurance and similar obligations;

•	relating to litigation or legal judgments;

•	for taxes, assessments or governmental charges not yet due; or

•	consisting of easements or other restrictions, defects in title or encumbrances on our real property.

      We may also avoid securing the senior debt securities equally with the indebtedness being secured if the amount of the indebtedness being secured plus the value of any sale and lease back transactions, as described below, is 15% or less than the amount of our consolidated total assets minus our consolidated non-interest bearing current liabilities, as reflected on our consolidated balance sheet.

      If a merger or other transaction would create any liens that are not permitted as described above, we must grant an equivalent lien to the direct holders of the senior debt securities.

      Limitation on Sale and Leaseback Transactions. In the senior indenture, we also promise that we and our U.S. and Canadian operating subsidiaries will not enter into any sale and leaseback transactions on any of our flourmills, manufacturing or packaging plants or research laboratories located in North America (referred to in the senior indenture as “principal properties”) unless we satisfy some restrictions. A sale and leaseback transaction involves our sale to a lender or other investor of a property of ours and our leasing back that property from that party for more than three years, or a sale of a property to, and its lease back for three or more years from, another person who borrows the necessary funds from a lender or other investor on the security of the property.

      We may enter into a sale and leaseback transaction covering any of our principal properties only if:

•	it falls into the exceptions for liens described above under “— Limitations on Liens on Major Property and U.S. Operating Subsidiaries”; or

•	within 180 days after the property sale, we set aside for the retirement of funded debt, meaning notes or bonds that mature at or may be extended to a date more than 12 months after issuance, an amount equal to the greater of:

•	the net proceeds of the sale of the principal property, or

•	the fair market value of the principal property sold, and in either case, minus

•	the principal amount of any senior debt securities delivered to the trustee for retirement within 120 days after the property sale, and

•	the principal amount of any funded debt, other than senior debt securities, voluntarily retired by us within 120 days after the property sale; or

•	the attributable value, as described below, of all sale and leaseback transactions plus any indebtedness that we incur that, but for the exception in the second to last paragraph of “— Limitations on Liens on Major Property and U.S. Operating Subsidiaries” above, would have required us to secure the senior debt securities equally with it, is 15% or less than the amount of our consolidated total assets minus our consolidated non-interest bearing current liabilities, as reflected on our consolidated balance sheet.

      We determine the attributable value of a sale and leaseback transaction by choosing the lesser of (1) or (2) below:

1. sale price of the leased property	×	remaining portion of the base term of the lease the base term of the lease

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2.	the total obligation of the lessee for rental payments during the remaining portion of the base term of the lease, discounted to present value at the highest interest rate on any outstanding series of senior debt securities. The rental payments in this calculation do not include amounts for property taxes, maintenance, repairs, insurance, water rates and other items that are not payments for the property itself.

Subordination Provisions Applicable to Subordinated Debt Securities

      The subordinated debt securities will be subordinate and subject in right of payment to the prior payment in full of all senior debt (as defined below) in the manner and to the extent specified in the subordinated indenture. The subordinated indenture provides that, if we make a distribution to our creditors as a result of:

•	our liquidation, dissolution or winding up, whether voluntary or involuntary, except in connection with a merger, consolidation or conveyance to which the covenant described under “Mergers and Similar Events” applies;

•	a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our properties; or

•	an assignment for the benefit of creditors or any other marshalling of our assets and liabilities;

then all obligations due on or to become due on or in respect of all senior debt must be paid in full before any payment or distribution of any kind is made on account of any payment or other obligations in respect of any securities of any series issued under the subordinated indenture, whether in cash, property or securities, by set off or otherwise, or on account of any purchase, redemption, retirement or other acquisition of any of those securities by us, any of our subsidiaries, the trustee or any paying agent, each a “securities payment.” A securities payment will not include:

•	a payment or distribution of our stock or securities or of stock or securities of any other corporation provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a statutory reorganization proceeding if the stock or securities are subordinated in right of payment to all then-outstanding senior debt to the same extent as, or to a greater extent than, the subordinated debt securities; or

•	payments of assets from any defeasance trust created as described above for any series of subordinated debt securities, which assets have been on deposit for 90 consecutive days without the occurrence of blockage of payment on that series.

      Until the senior debt is paid in full, any securities payment to which the holders of subordinated debt securities would otherwise be entitled will be paid or delivered by us or any other person making the payment or distribution directly to the holders of senior debt or their representative or representatives or the trustee or trustees under any applicable indenture.

      We may not make any securities payments if there has occurred and is continuing a default in the payment of the principal of or premium, if any, or interest on any senior debt when due.

      If the trustee receives any securities payment prohibited by the subordination provisions of the subordinated indenture, the trustee will hold the payment in trust for the benefit of, and will immediately pay it over upon written request to, the holders of senior debt or their representative or representatives or the trustee or trustees under any applicable indenture for application to the payment of the senior debt. The subordination will not prevent the occurrence of any event of default in respect of the subordinated debt securities.

      As a result of these subordination provisions:

•	in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors; and

•	the scheduled interest and principal payments on the subordinated debt securities may be interrupted as a result of events of default on senior debt.

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      As used in the subordination provisions of the subordinated indenture, “senior debt” means all our indebtedness, except

•	indebtedness under the subordinated debt securities; and

•	indebtedness (including, without limitation, any junior subordinated debt (as defined below)) created or evidenced by an instrument that expressly provides that the indebtedness is subordinated in right of payment to any other of our indebtedness.

However, senior debt does not include:

•	any of our indebtedness to any of our subsidiaries or affiliates; and

•	any indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business.

      “Junior subordinated debt” means any of our indebtedness created or evidenced by an instrument that expressly provides that the indebtedness is subordinated in right of payment to the subordinated debt securities.

      The subordinated debt securities and the related indenture do not limit our ability to incur additional senior debt. The specific terms of subordination applicable to any series of subordinated debt securities will be described in the prospectus supplement applicable to that series.

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DESCRIPTION OF COMMON STOCK

Common Stock

      The following description of our common stock, our Series B Participating Cumulative Preference Stock and our series B preference share purchase rights does not purport to be complete and is qualified by reference to our certificate of incorporation. Our certificate of incorporation has been incorporated by reference as an exhibit in the registration statement of which this prospectus is a part. See “Where You Can Find More Information About General Mills” for information on how to obtain copies.

      Our certificate of incorporation currently authorizes the issuance of one billion shares of our common stock, par value $0.10 per share, and five million shares of cumulative preference stock, without par value, issuable in series. Our board of directors is authorized to approve the issuance of one or more series of preference stock without further authorization of our stockholders and to fix the number of shares, the designations, the relative rights and the limitations of any series of preference stock. As a result, our board, without stockholder approval, could authorize the issuance of preference stock with voting, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock or other series of preference stock or that could have the effect of delaying, deferring or preventing a change in our control. See “Description of Preference Stock.”

      No shares of preference stock are currently outstanding, but we have reserved for issuance two million shares of our Series B Participating Cumulative Preference Stock issuable upon exercise of the preference share purchase rights described below. The preference share purchase rights are attached to and trade with our common stock. A summary of the preference share purchase rights is set forth under “— Series B Preference Share Purchase Rights.”

      The holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for that purpose, provided that if any shares of preference stock are at the time outstanding, the payment of dividends on common stock or other distributions (including purchases of common stock) may be subject to the declaration and payment of full cumulative dividends, and the absence of overdue amounts in any mandatory sinking fund, on outstanding shares of preference stock.

      The holders of common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors.

      The holders of common stock do not have any conversion, redemption or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any preference stock then outstanding.

      All outstanding shares of our common stock are fully paid and nonassessable.

      The transfer agent for our common stock is Wells Fargo Bank Minnesota, N.A., 161 North Concord Exchange, P.O. Box 64854, St. Paul, Minnesota 55164. Our stockholders may contact Wells Fargo by telephone toll-free at (800) 870-4763 or through e-mail at stocktransfer@WellsFargo.com.

Series B Preference Share Purchase Rights

      On December 11, 1995, our board of directors declared a dividend of one preference share purchase right for each outstanding share of our common stock. The dividend was paid on February 1, 1996 to stockholders of record on January 10, 1996. The following description of the rights, issued pursuant to the Rights Agreement dated as of December 11, 1995 between us and Wells Fargo Bank Minnesota, N.A., gives effect to the two-for-one common stock split paid on November 8, 1999 and separately describes Amendment No. 1 to the Rights Agreement, which was entered into as of July 16, 2000 between us and the rights agent in connection with the acquisition of Pillsbury.

Rights Agreement

      Each right entitles the registered holder to purchase from us one two-hundredth of a Series B Participating Cumulative Preference Stock at a price of $120 per one two-hundredth of a Series B Participating Cumulative Preference Stock, subject to adjustment.

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      Until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (an “acquiring person”) has acquired beneficial ownership of 20% or more of the outstanding shares of our common stock, or (2) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding shares of our common stock (the earlier of which dates is the “distribution date”), the rights will be evidenced, with respect to any of the common share certificates outstanding as of the record date, by that common share certificate with a copy of a summary of rights attached.

      The rights agreement provides that, until the distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with the shares of our common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common share certificates issued after the record date upon transfer or new issuance of shares of our common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for shares of our common stock outstanding as of the record date, even without the notation or a copy of the summary of rights attached, will also constitute the transfer of the rights associated with the shares of our common stock represented by the certificate.

      As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the shares of our common stock as of the close of business on the distribution date and these separate right certificates alone will evidence the rights.

      The rights are not exercisable until the distribution date. The rights will expire on February 1, 2006, unless that expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

      The purchase price payable, and the number of Series B Participating Cumulative Preference Stock or other securities or property issuable, on exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series B Participating Cumulative Preference Stock;

•	on the grant to holders of the Series B Participating Cumulative Preference Stock of certain rights or warrants to subscribe for or purchase Series B Participating Cumulative Preference Stock at a price, or securities convertible into Series B Participating Cumulative Preference Stock with a conversion price, less than the then-current market price of the Series B Participating Cumulative Preference Stock; or

•	upon the distribution to holders of the Series B Participating Cumulative Preference Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series B Participating Cumulative Preference Stock) or of subscription rights or warrants (other than those referred to above).

      The number of outstanding rights and the number of one two-hundredths of a Series B Participating Cumulative Preference Stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the shares of common stock or a stock dividend on the shares of common stock payable in shares of common stock or subdivisions, consolidations or combinations of the shares of common stock occurring, in each case, prior to the distribution date.

      Series B Participating Cumulative Preference Stock purchasable on exercise of the rights will not be redeemable. Each Series B Participating Cumulative Preference Stock will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 200 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series B Participating Cumulative Preference Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 200 times the payment made per common share. Each Series B Participating Cumulative Preference Stock will have 200 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Series B Participating Cumulative Preference Stock

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will be entitled to receive 200 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

      Because of the nature of the Series B Participating Cumulative Preference Stocks’ dividend, liquidation and voting rights, the value of the one two-hundredth interest in a Series B Participating Cumulative Preference Stock purchasable upon exercise of each right should approximate the value of one share of common stock.

      In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, on the exercise of the right at its then current exercise price, that number of shares of common stock of the acquiring company that at the time of the transaction will have a market value of two times the exercise price of the right. In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value at the time of such occurrence of two times the exercise price of the right.

      At any time after any person or group of affiliated or associated persons becomes an acquiring person and prior to the acquisition by that person or group of 50% or more of the outstanding shares of common stock, our board of directors may exchange the rights (other than rights owned by that person or group, which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one two-hundredth of a series B preference share, per right (subject to adjustment).

      With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. We will not issue fractional Series B Participating Cumulative Preference Stock (other than fractions that are integral multiples of one two-hundredth of a Series B Participating Cumulative Preference Stock, which may, at our election, be evidenced by depositary receipts). We will instead make an adjustment in cash based on the market price of the Series B Participating Cumulative Preference Stock on the last trading day prior to the date of exercise.

      At any time prior to the time any person or group of affiliated or associated persons becomes an acquiring person, our board of directors may redeem the rights in whole, but not in part, at a price of $.005 per right. Our board of directors in its sole discretion may establish the time, basis and conditions on which redemption of the rights may be made effective. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

      The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, including an amendment to lower certain thresholds described above to not less than the greater of (1) the sum of .001% and the largest percentage of the outstanding shares of common stock then known to us to be beneficially owned by any person or group of affiliated or associated persons and (2) 10%, except that from and after any time at which any person or group of affiliated or associated persons becomes an acquiring person, no amendment may adversely affect the interests of the holders of the rights.

      Until a right is exercised, the holder of a right, as such, will have no rights as a stockholder of shares of our capital stock, including, for example, the right to vote or to receive dividends.

First Amendment to Rights Agreement

      We amended the rights agreement in connection with the merger agreement with regards to the Pillsbury acquisition, to provide, among other things, that neither Diageo nor any members of the Diageo stockholder group would become an acquiring person as a result of our acquisition of Pillsbury or the related transactions.

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DESCRIPTION OF PREFERENCE STOCK

      This section summarizes the general terms and provisions of the preference stock that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at our certificate of incorporation and the relevant certificate of designation for a full understanding of all the rights and preferences of any series of preference stock. Our certificate of incorporation and the certificates of designation have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About General Mills” for information on how to obtain copies.

      A prospectus supplement will describe the specific terms of any particular series of preference stock, including any of the terms in this section that will not apply to that series of preference stock and any special considerations, including tax considerations, applicable to that series of preference stock. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

General

      As discussed above under “Description of Common Stock,” our certificate of incorporation currently authorizes the issuance of one billion shares of our common stock, par value $0.10 per share, and five million shares of our preference stock, no par value. Our board of directors is authorized to approve the issuance of one or more series of preference stock without further authorization of our stockholders and, subject to the provisions of our certificate of incorporation, to fix the number of shares and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series of preference stock. No shares of preference stock are currently outstanding, but we have reserved for issuance two million shares of our Series B Participating Cumulative Preference Stock.

      Any shares of preference stock will, when issued, be fully paid and nonassessable. They will not provide the holders with preemptive rights to subscribe for any additional securities we may issue. The transfer agent and registrar for any series of preference stock will be specified in the applicable prospectus supplement.

      The prospectus supplement relating to any particular series of preference stock that we offer using this prospectus will describe the following terms of that series, if applicable:

•	the number of shares, their stated value and their designation or title;

•	the initial public offering price of the series;

•	that series’ rights as to dividends;

•	the rights of holders of shares of that series upon the dissolution or distribution of our assets;

•	whether and upon what terms the shares of that series will be redeemable;

•	whether and upon what terms a sinking fund will be used to purchase or redeem the shares of that series;

•	whether and upon what terms the shares of that series may be converted and the securities that series of preference stock may be converted into;

•	the voting rights, if any, that will apply to that series; and

•	any additional rights and preferences of the series.

      We may elect to offer depositary shares evidenced by depositary receipts, each representing a fractional interest in a share of the particular series of preference stock issued and deposited with a depositary. See “Description of Depositary Shares.”

Dividends

      Subject to the preferential rights as to dividends of holders of other series of our capital stock ranking prior to any series of preference stock, the holders of each series of preference stock will be entitled to receive cash dividends, when and as declared by our board of directors out of funds that we legally may use for that purpose, at the rate (which may be

23

fixed or variable or both) set for that series. If variable, the prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. Dividends will be cumulative from the date fixed in the resolutions adopted by our board of directors providing for the issuance of that series of preference stock. We will pay dividends quarterly to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

      Our board of directors may not declare or pay a dividend on any of our stock ranking, as to dividends, junior to any series of preference stock (other than dividends payable in shares of any class of our stock ranking junior to the preference stock) unless full dividends on all series of preference stock have been declared and paid (or declared and sufficient money has been set aside for payment). Our board of directors also may not declare or pay (or set aside for payment) dividends in full on the preference stock of any one series for any dividend period unless dividends in full have been declared or paid (or set aside for payment) on the preference stock of all series for all dividend periods terminating on the same or any earlier date. When the dividends are not paid in full on all series of the preference stock, all series of the preference stock will share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on those series of preference stock if all dividends were declared and paid in full.

      We will not pay any interest on any accrual of dividends.

Redemption and Repurchase

      A series of preference stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase at the option of the holders, as described in the applicable prospectus supplement. If a series of preference stock is subject to mandatory redemption, the applicable prospectus supplement will specify the terms of redemption, the procedure used for redemption and the number of shares that we will redeem each year and the redemption price. The applicable prospectus supplement will also specify whether the redemption price will be payable in cash or other property. If we do not have sufficient assets to redeem all of the preference stock that we have an obligation to redeem, the number of shares of each series of preference stock redeemed will be in proportion to the respective amounts that would be payable if all amounts payable to redeem all relevant series were discharged in full.

Conversion or Exchange

      If any series of preference stock may be converted into or exercised or exchanged for shares of our common stock, another series of our preference stock or our debt securities, or other of our securities or securities of third parties, the applicable prospectus supplement will state the terms on which shares of that series may be converted, exercised or exchanged.

Rights Upon Liquidation

      If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of shares of each series of preference stock will be entitled to receive payment of:

•	the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends to the date of final distribution,

before any payment or distribution is made to holders of any class of stock ranking junior to the preference stock. After we pay this amount in full, the holders of preference stock will not be entitled to any further payment.

      If on any voluntary or involuntary liquidation, dissolution or winding up our assets that are available for distribution are insufficient to pay in full all amounts due to the holders of our preference stock, then we will distribute our assets ratably among the holders of preference stock in accordance with the amounts that would be payable if all amounts due were paid in full. The sale, exchange or transfer of all or substantially all of our assets or our merger or consolidation with any other corporation will not be deemed to be a dissolution, liquidation or winding up for these purposes.

      Our certificate of incorporation as currently in effect provides that the aggregate involuntary liquidation value of all shares of preference stock outstanding at any time may never exceed $300 million.

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Voting Rights

      The voting rights of a series of preference stock will be determined by our board of directors. The applicable prospectus supplement relating to any series of preference stock will describe the voting rights of that series.

Negative Covenants

      Our certificate of incorporation as currently in effect provides that, so long as any preference stock is outstanding, we may not:

•	declare or pay (or set apart for payment) any dividends (other than dividends payable in shares of any class of stock ranking junior to the preference stock), or make any distribution, on any class of stock ranking junior to the preference stock, or redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund or otherwise, any shares of any class of stock ranking junior to the preference stock, if at the time of making that declaration, payment, setting apart, distribution, redemption, purchase or acquisition, we are in default with respect to any dividend payable on or any obligation to retire shares of preference stock, provided that we may at any time redeem, purchase or otherwise acquire shares of junior stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class;

•	amend, alter or repeal (by any means, including merger or consolidation) any of the provisions of the section of our certificate of incorporation that relates to our preference stock so as to adversely affect the preferences, rights or powers of the preference stock without the affirmative vote or consent of the holders of at least 66 2/3% of all the shares of preference stock at the time outstanding, regardless of series, voting separately as a class; or

•	amend, alter or repeal (by any means, including merger or consolidation) any of the provisions of our certificate of incorporation or the resolutions adopted by our board of directors providing for the issue of any series of preference stock so as to adversely affect the preferences, rights or powers of the preference stock of that series without the affirmative vote or consent of the holders of at least 66 2/3% of that series of preference stock at the time outstanding, voting separately as a class.

      The applicable prospectus supplement relating to any series of preference stock will describe additional negative covenants, if any.

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DESCRIPTION OF DEPOSITARY SHARES

      This section summarizes the general terms and provisions of the depositary shares represented by depositary receipts that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at the applicable forms of depositary receipt and deposit agreement for a full understanding of the specific terms of any depositary shares and depositary receipts. The forms of the depositary receipts and the deposit agreement will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About General Mills” for information on how to obtain copies.

      A prospectus supplement will describe the specific terms of the depositary shares and the depositary receipts offered under that prospectus supplement, including any of the terms in this section that will not apply to those depositary shares and depositary receipts, and any special considerations, including tax considerations, applicable to investing in those depositary shares. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

General

      We may offer fractional interests in preference stock, rather than full shares of preference stock. If we do so, we will provide for the issuance to the public by a depositary of depositary receipts evidencing depositary shares. Each depositary share will represent a fractional interest in a share of a particular series of preference stock.

      The shares of any series of preference stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will state the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preference stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

      While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts, although not in final form. The holders of temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of temporary depositary receipts can exchange them for final depositary receipts at our expense.

Withdrawal of Preference Stock

      If you surrender depositary receipts at the principal office of the depositary, you will be entitled to receive at that office the number of shares of preference stock and any money or other property then represented by the depositary shares, unless the depositary shares have been called for redemption. We will not, however, issue any fractional shares of preference stock. Accordingly, if you deliver depositary receipts for a number of depositary shares that, when added together, represents more than a whole number of shares of preference stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time as you receive your share of preference stock. You will no longer be entitled to deposit the shares of preference stock you have withdrawn under the deposit agreement or to receive depositary shares in exchange for those shares of preference stock. There may be no market for any withdrawn shares of preference stock.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received with respect to the deposited preference stock, less any taxes required to be withheld, to the record holders of the depositary receipts in proportion to the number of the depositary shares owned by each record holder on the relevant date. The depositary will distribute only the amount that can be distributed without attributing to any holder a fraction of one cent. Any balance will be added to the next sum to be distributed to holders of depositary receipts.

      If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines that it is not practical to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

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      The deposit agreement will contain provisions relating to how any subscription or similar rights offered by us to holders of the preference stock will be made available to the holders of depositary receipts.

Redemption and Repurchase of Deposited Preference Stock

      If any series of preference stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of preference stock held by the depositary. The depositary will mail a notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary receipts to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preference stock that the depositary share bears to the underlying preference stock. Whenever we redeem preference stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preference stock redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or other equitable method, as we determine.

      After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. If depositary shares are no longer outstanding, the holders will have no rights with regard to those depositary shares other than the right to receive money or other property that they were entitled to receive upon redemption. The payments will be made when the holder surrenders its depositary receipts to the depositary.

      Depositary shares are not subject to repurchase at the option of the holders. However, if shares of preference stock underlying the depositary shares become subject to repurchase at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to repurchase the deposited preference stock at the price specified in the applicable prospectus supplement. If we have sufficient funds available, we will, upon receipt of the instructions, repurchase the requisite whole number of shares of preference stock from the depositary, which will, in turn, repurchase the depositary receipts. However, holders of depositary receipts will only be entitled to request the repurchase of a number of depositary shares that represents in total one or more whole shares of the underlying preference stock. The repurchase price per depositary share will equal the repurchase price per share of the underlying preference stock multiplied by the fraction of that share represented by one depositary share. If the depositary shares evidenced by any depositary receipt are repurchased in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not repurchased.

Voting of Deposited Preference Stock

      Upon receipt of notice of any meeting at which the holders of the series of preference stock underlying the depositary shares are entitled to vote, the depositary will mail information about the meeting to the record holders of the related depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the holders of the related preference stock) will be entitled to instruct the depositary as to how to vote the preference stock underlying the holder’s depositary shares. The depositary will try, if practicable, to vote the number of shares of preference stock underlying the depositary shares according to the instructions it receives. We will agree to take all action requested and considered necessary by the depositary to enable it to vote the preference stock in that manner. The depositary will not vote any shares of preference stock for which it does not receive specific instructions from the holders of the depositary receipts.

Conversion and Exchange of Deposited Preference Stock

      If we provide for the exchange of the preference stock underlying the depositary shares, the depositary will exchange, as of the same exchange date, that number of depositary shares representing the preference stock to be exchanged, so long as we have issued and deposited with the depositary the securities for which the preference stock is to be exchanged. The exchange rate per depositary share will equal the exchange rate per share of the underlying preference stock multiplied by the fraction of that share represented by one depositary share. If less than all of the depositary shares are exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, as we determine. If the depositary shares evidenced by a depositary receipt are exchanged in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not exchanged.

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      Depositary shares may not be converted or exchanged for other securities or property at the option of the holders. However, if shares of preference stock underlying the depositary shares are converted into or exchanged for other securities at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to convert or exchange the deposited preference stock into the whole number or principal amount of securities specified in the applicable prospectus supplement. Upon receipt of instructions, we will cause the conversion or exchange and deliver to the holders the whole number or principal amount of our securities and cash in lieu of any fractional security. The exchange or conversion rate per depositary share will equal the exchange or conversion rate per share of the underlying preference stock multiplied by the fraction of that preference stock represented by one depositary share. If the depositary shares evidenced by a depositary receipt are converted or exchanged in part only, the depositary will issue a new depositary receipt evidencing any depositary shares not converted or exchanged.

Amendment and Termination of the Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary receipts. A deposit agreement may be terminated only if all related outstanding depositary shares have been redeemed or there has been a final distribution on the underlying preference stock in connection with our liquidation, dissolution or winding up, and the distribution has been distributed to the holders of the related depositary receipts.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the preference stock and any redemption of the preference stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated in the deposit agreement to be their responsibility.

Miscellaneous

      The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the underlying preference stock.

      Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preference stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by persons presenting preference stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering notice to us. We also may at any time remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery to us of notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

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DESCRIPTION OF SECURITIES WARRANTS

      This section summarizes the general terms and provisions of the securities warrants represented by warrant agreements and warrant certificates that we may offer using this prospectus. The securities warrants may be issued for the purchase of our debt securities or shares of our preference stock or common stock, or securities of third parties. This section is only a summary and does not purport to be complete. You must look at the applicable forms of warrant agreement and warrant certificate for a full understanding of the specific terms of any securities warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About General Mills” for information on how to obtain copies.

      A prospectus supplement will describe the specific terms of the securities warrants offered under that prospectus supplement, including any of the terms in this section that will not apply to those securities warrants, and any special considerations, including tax considerations, applicable to investing in those securities warrants. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

General

      We may issue securities warrants alone or together with other securities offered by the applicable prospectus supplement. Securities warrants may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders or beneficial owners of the securities warrants.

      The prospectus supplement relating to any securities warrants that we offer using this prospectus will describe the following terms of those securities warrants, if applicable:

•	the offering price;

•	the currencies in which the securities warrants will be offered;

•	the designation, total principal amount, currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the securities warrants;

•	the principal amount of the series of debt securities that may be purchased if a holder exercises the securities warrants and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the total number of shares that may be purchased if all of the holders exercise the securities warrants and, in the case of securities warrants for the purchase of preference stock, the designation, total number and terms of the series of preference stock that can be purchased upon exercise of the securities warrants;

•	the number of shares of preference stock or common stock that may be purchased if a holder exercises any one securities warrant and the price at which and currencies in which the preference stock or common stock may be purchased upon exercise;

•	the designation and terms of any series of securities with which the securities warrants are being offered, and the number of securities warrants offered with each security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of securities;

•	the dates on which the right to exercise the securities warrants begins and expires;

•	the triggering event and the terms upon which the exercise price and the number of underlying securities that the securities warrants are exercisable into may be adjusted;

•	whether the securities warrants will be issued in registered or bearer form;

•	the identity of any warrant agent with respect to the securities warrants and the terms of the warrant agency agreement with that warrant agent;

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•	a discussion of material U.S. federal income tax consequences; and

•	any other material terms of the securities warrants.

      A holder of securities warrants may:

•	exchange them for new securities warrants of different denominations;

•	present them for registration of transfer if they are in registered form; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

      Until the securities warrants are exercised, holders of the securities warrants will not have any of the rights of holders of the underlying securities.

Rights of Warrant Holders

      Except to the extent the consent of holders of securities warrants relating to debt securities may be required for amendments to the terms of the indenture under which any debt securities issuable upon exercise of those warrants are to be issued, holders of those warrants do not have any of the rights of holders of debt securities and are not entitled to payment of principal of, or any premium or interest on, the debt securities. In addition, holders of securities warrants relating to any preference stock or common stock do not have any of the rights of holders of such stock and are not entitled to payment of dividends or other distributions made on any preference stock or common stock.

Exercise of Securities Warrants

      Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preference stock or common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

      Holders of securities warrants may exercise them by:

•	delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•	properly completing and signing the reverse side of their warrant certificate(s), if any, or other exercise documentation; and

•	delivering their warrant certificate(s), if any, or other exercise documentation to the warrant agent within the time specified by the applicable prospectus supplement.

      If you comply with the procedures described above, your securities warrants will be considered to have been exercised when warrant agent receives payment of the exercise price. As soon as practicable after you have completed these procedures, the warrant agent will deliver to you the debt securities, preference stock or common stock, as the case may be, that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised amount of securities warrants.

Amendments and Supplements to Warrant Agreements

      We may amend or supplement a warrant agreement or warrant certificates without the consent of the holders of the securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not adversely affect the interests of the holders.

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DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

      This section summarizes the general terms and provisions of the purchase contracts and purchase units represented by purchase contracts that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at the applicable forms of purchase contract for a full understanding of the specific terms of any purchase contracts or purchase units. The forms of the purchase contract will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About General Mills” for information on how to obtain copies.

      A prospectus supplement will describe the specific terms of the purchase contract or purchase unit offered under that prospectus supplement, including any of the terms in this section that will not apply to those purchase contracts or purchase units, and any special considerations, including tax considerations, applicable to investing in those purchase contracts or purchase units. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

      We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, securities of one or more issuers, including our common or preference stock or other debt or equity securities described in this prospectus or debt or equity securities of third parties.

      We refer to each item subject to purchase as described above as a “purchase contract property.” Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices or on the occurrence of specified events; or

•	the holder or us to settle in cash the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices or on the occurrence of specified events.

      Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have the rights of a holder of the underlying property under the contract, including any right to receive payments on that property, until the purchase contract is exercised.

      The prospectus supplement will contain, where applicable, the following information about the purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties;

•	the nature and amount of each of the purchase contract properties, or the method of determining those amounts;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit; and

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

      The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, preferred stock and/or common stock of us or third parties, including U.S. treasury securities, securing the obligations to purchase the purchase contract property. These units are called “purchase units.” If we issue a purchase contract as part of a purchase unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured and may be pre-funded on some basis at the time the contract is issued. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.

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DESCRIPTION OF UNITS

      We may, from time to time, issue units comprised of two or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About General Mills” for information on how to obtain copies.

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SELLING STOCKHOLDER

      Under this prospectus and any applicable supplements, Diageo or an affiliate (the “selling stockholder”) may sell up to an aggregate of 49,907,680 shares of our common stock. These are shares Diageo acquired from us as partial consideration for our acquisition of Pillsbury in October 2001. Diageo’s right to use this registration statement to sell shares is subject to the terms of a Supplemental Marketing Agreement and Waiver that is described below. Any other use of this registration statement requires our consent. However, Diageo retains all of its demand registration and other resale rights under the Stockholders Agreement we entered into in October 2001, also described below.

      The following presents information with respect to the beneficial ownership of our common stock by the selling stockholder and the number of shares of our common stock that may be offered by the selling stockholder under this prospectus. The actual amount, if any, of shares of our common stock to be sold by the selling stockholder under this prospectus, as well as the beneficial ownership of our common stock by the selling stockholder following such offering, will be disclosed in a prospectus supplement.

      The amounts and percentages of shares of our common stock set forth below are based on the rules of the SEC relating to the determination of beneficial ownership of securities. Under these rules, a person is deemed to be the beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose or to direct the disposition of that security. A person is also deemed to be the beneficial owner of securities of which such person has the right to acquire beneficial ownership within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities of which that person has the right to acquire beneficial ownership within 60 days are deemed issued and outstanding. The percentage ownership set forth below is based on 380,188,241 shares of our common stock outstanding as of June 20, 2004.

Shares Beneficially
Owned After Sale of the
			Maximum	Maximum Number of
	Shares Beneficially		Number of	Shares to be Sold Under
	Owned		Shares to be	this Prospectus
Sold Under this
Name and Address of Beneficial Owner	Number	%	Prospectus	Number	%

Diageo US Limited	79,000,000	20.8%	49,907,680	29,092,320*	7.7%
c/o Diageo plc
8 Henrietta Place
London England W1G 0NB

*	Pursuant to call option agreements entered into on October 23, 2002 and October 28, 2002, we have the option to purchase an aggregate of 29,092,320 of the shares of our common stock owned by the selling stockholder for the price of $51.56 per share. These call options expire on October 28, 2005.

Material Relationships with Selling Stockholder

      In connection with our acquisition of Pillsbury from Diageo, we entered into a Stockholders Agreement as of October 31, 2001, with Gramet Holdings Corp. and Diageo. In that agreement, Diageo was granted limited governance rights, as well as certain registration rights covering the shares of General Mills common stock that Diageo received as partial consideration for Pillsbury.

      On June 23, 2004, we entered into a Supplemental Marketing Agreement and Waiver with Diageo. The description of the Supplemental Marketing Agreement and Waiver that follows is qualified in its entirety by reference to that agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Under its terms, we and Diageo have agreed, until the first anniversary of the effective date of the registration statement of which this prospectus forms a part, to work in good faith toward the implementation of a transaction to sell 49,907,680 shares of the General Mills common stock, or any smaller number agreed to by us and Diageo, currently owned by Diageo. The agreement further contemplates that:

•	a portion of the shares, which portion will be 49,907,680 less the number of shares sold to General Mills as described in the next bullet, will be sold directly by Diageo, and

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•	at the same time, General Mills will repurchase from Diageo a number of shares determined by Diageo having an aggregate value of between $500 million and $750 million, and we or a third party will sell equity-linked securities related to those shares.

However, Diageo has the right to sell all 49,907,680 shares, or any smaller number agreed to by us and Diageo, directly through a block trade to an underwriter or syndicate of underwriters for resale to the public, subject to our right to match the price offered by that underwriter and purchase those shares ourselves. The agreement provides that Diageo will not sell shares under the registration statement of which this prospectus forms a part except in the transactions outlined above. Any other transaction under the registration statement would require our consent.

      We agreed to file the registration statement of which this prospectus is a part, and to include in the registration statement 49,907,680 General Mills common shares held by Diageo. The inclusion of these shares is in lieu of any “piggyback” registration rights that Diageo might otherwise have with respect to this registration statement. The agreement does not affect any of Diageo’s other registration rights under the Stockholders Agreement or otherwise affect its ability to sell its shares of common stock in accordance with that agreement. Until the transaction described above is completed, or until Diageo otherwise sells the identified 49,907,680 shares, we have agreed not to sell any equity securities under this registration statement without Diageo’s consent.

      Following the first anniversary of the effective date of the registration statement of which this prospectus forms a part, we have the right to deregister the offering of shares by Diageo. This right is subject to our agreement not to offer or sell any shares of common stock under the registration statement until Diageo has otherwise disposed of at least 49,907,680 General Mills common shares. We will also deregister these shares at Diageo’s request.

PLAN OF DISTRIBUTION

      We and, subject to the restrictions described under “Selling Stockholder,” the selling stockholder may offer and sell the securities offered by this prospectus in any of three ways:

•	through agents;

•	through underwriters or dealers;

•	directly to investors, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus. The selling stockholder will pay all brokerage commissions, underwriting discounts and concessions, attributable to its sale of shares of our common stock under this prospectus.

      We may also exchange securities for indebtedness or other securities that we may have outstanding. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, dealers acting on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. We or, subject to the restrictions described above, the selling stockholder may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholder or borrowed from us or the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

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      The securities may be distributed from time to time in one or more transactions:

•	at negotiated prices,

•	at a fixed price or prices (that may be subject to change),

•	at market prices prevailing at the time of sale,

•	at various prices determined at the time of sale or at prices related to the prevailing market prices.

      The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

      We or the selling stockholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase the securities from us or the selling stockholder at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement. The applicable prospectus supplement also will name, and state the commission to be paid to, underwriters, dealers and agents who solicit these contracts.

      Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an “underwriter” under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We or the selling stockholder may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.

      We have agreed to indemnify and hold harmless the selling stockholder, Diageo plc and their respective directors, officers, employees and controlling persons, as well as each underwriter and its partners, directors, officers, employees and controlling persons, if any, in connection with any offering or sale of our common stock by the selling stockholder under this prospectus against certain losses and expenses, including liabilities under the Securities Act.

      Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

      Subject to the restrictions in the Stockholders Agreement, the selling stockholder may also sell our common stock in one or more privately negotiated transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part. The selling stockholder also retains all of its demand registration and other resale rights under the Stockholders Agreement. Such sales, if any, will not form part of the plan of distribution described in this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each such sale.

      If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a

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commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, a dealer-manager may be retained to manage the subscription rights offering.

      If securities are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, the identity of, and the terms of sale of the securities by, the selling security holders.

      Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

      In connection with an offering of securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

      The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

      These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

      Because the selling stockholder may be deemed to be an “underwriter” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act.

VALIDITY OF SECURITIES

      Siri S. Marshall, our General Counsel, will pass on the validity of the securities offered in this prospectus for us. As of September 16, 2004, Ms. Marshall owned, directly or indirectly, 71,024 shares of our common stock and has exercisable options to purchase additional shares of our common stock.

EXPERTS

      The consolidated financial statements and schedule of General Mills, Inc. and its subsidiaries as of May 30, 2004 and May 25, 2003 and for each of the fiscal years in the three-year period ended May 30, 2004 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is also incorporated by reference herein and upon the authority of KPMG LLP as experts in accounting and auditing.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions in which it is lawful to do so. The information in this prospectus is current only as of its date.